As filed with the Securities and Exchange Commission on September 29, 2009

Investment Company Act File No. 811-8817

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement Under The Securities Act Of 1933	☐

Pre-Effective Amendment No.	☐

Post-Effective Amendment No.	☐

and/or

Registration Statement Under The Investment Company Act Of 1940	☒

Amendment No. 111	☒
(Check appropriate box or boxes)

ING EQUITY TRUST

(Exact Name of Registrant Specified in Charter)

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (800) 992-0180

Huey P. Falgout, Jr.	With copies to:
ING Investments, LLC	Jeffrey S. Puretz, Esq.
7337 E. Doubletree Ranch Road	Dechert, LLP
Scottsdale, AZ 85258	1775 I Street, N.W.
(Name and Address of Agent for Service)	Washington, DC 20006

ING EQUITY TRUST (“REGISTRANT”)

CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of the following papers and documents:

*                 Cover Sheet

*                 Contents of Registration Statement

*                 Explanatory Note

*                 ING Principal Protection Fund XI and ING Protection Fund XII - Class A, Class B and Class C shares’ Prospectus dated September 30, 2009

*                 ING Principal Protection Fund XI and ING Protection Fund XII - Class A, Class B and Class C shares’ Statement of Additional Information dated September 30, 2009

*                 Part C

*                 Signature Page

ING EQUITY TRUST

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.

PROSPECTUS

Prospectus

September 30, 2009

Class A, Class B, and Class C

ING Principal

Protection Fund XI (“PPF XI”)

ING Principal

Protection Fund XII (“PPF XII”)

Shares of these Funds are not currently being offered.

This prospectus (“Prospectus”) contains important information about investing in Class A, Class B, and Class C shares of the ING Principal Protection Funds.  You should read it carefully before you invest, and keep it for future reference.  Please note that your investment: is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board or any other government agency and is affected by market fluctuations.  There is no guarantee that the Funds will achieve their objective.  As with all mutual funds, the U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities nor has the SEC judged whether the information in this Prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

WHAT’S INSIDE

INVESTMENT OBJECTIVE

ING Principal Protection Funds:	1
Investment Objective, Principal Investment Strategies and Risks

PRINCIPAL INVESTMENT STRATEGIES

The Payment Undertaking	7

These pages contain a description of each ING Principal Protection Fund (each a “Fund” and collectively the “Funds,”) including its investment objective, principal investment strategies and risks.

More Information About Risks	8

RISKS

Shareholder Guide	10

Management of the Funds	21

Dividends, Distributions and Taxes	23

To Obtain More Information	Back Cover

Each Fund is suitable for investors who:

•	have an investment time horizon of at least five years.

•	are conservative investors who seek potential for growth but place a premium on capital preservation.

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ING PRINCIPAL PROTECTION FUNDS

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS

OVERVIEW

Each Fund has an Offering Period, a Guarantee Period and an Index Plus LargeCap Period.  Shares of the Funds were offered during the Offering Period but will not be offered during the Guarantee Period, except in connection with the reinvestment of dividends. The Funds will be offered on a continuous basis to then existing shareholders during the Index Plus LargeCap Period.  During the Offering Period, Fund assets were invested exclusively in short-term instruments.

During the Guarantee Period, each Fund seeks to participate in favorable equity market conditions while preserving at least its principal amount as of the inception of the Guarantee Period.  The Funds undertake (the “Payment Undertaking”) that on the last day of the Guarantee Period (“Guarantee Maturity Date”), each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder’s account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (“Guaranteed Amount”), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed.  If a shareholder takes any distributions or dividends in cash instead of reinvesting them, or if any shares are redeemed before the Guarantee Maturity Date, or if there are expenses incurred by the Funds which are not covered by the Expense Limitation Agreement with ING Investments, LLC (“Adviser”), the shareholder’s Guaranteed Amount will be reduced as described in the Payment Undertaking (see page 7).  The Payment Undertaking is backed by an unconditional, irrevocable financial guarantee insurance policy to guarantee the undertaking of the Funds issued to ING Equity Trust by MBIA Insurance Corporation (“MBIA”), a monoline financial guarantor, for the benefit of shareholders of the Funds.

During the Index Plus LargeCap Period, which will commence immediately following the Guarantee Period, the Funds seek to outperform the total return performance of the Standard and Poor’s 500® Composite Stock Price Index (“S&P 500® Index”), while maintaining a risk profile consistent with the S&P 500®Index.

Pending Liquidation.  ING Principal Protection Fund XI and ING Principal Protection Fund XII were expected to commence their Index Plus Large Cap Period on November 19, 2009 and February 17, 2010, respectively.  On September 10, 2009 the Board approved a proposal to liquidate and dissolve each Fund.  Shareholder approval is not required for this proposal.  ING Principal Protection Fund XI will liquidate on or about November 18, 2009 and ING Principal Protection Fund XII will liquidate on or about February 16, 2010.

The following table presents the time periods for each of the Fund’s three phases:

	Offering Period	Guarantee Period	Commencement of Index Plus LargeCap Period

PPF XI	08/16/2004 - 11/11/2004*	11/18/2004 - 11/18/2009	11/19/2009

PPF XII	11/15/2004 - 02/09/2005*	02/16/2005 - 2/16/2010	02/17/2010

*                 A Quiet Period was instituted that ran between the Offering Period and the Guarantee Period.  During the Quiet Period new deposits were not accepted and the assets remained invested in short term instruments.

Each Fund’s investment objective may be changed by the Funds’ Board of Trustees (“Board”) without shareholder approval.

If you have questions, please call 1-800-992-0180

Adviser ING Investments, LLC Sub-Adviser ING Investment Management Co.

GUARANTEE PERIOD INVESTMENT OBJECTIVE

During the Guarantee Period, each Fund seeks to participate in favorable equity market conditions while preserving at least its principal amount as of the inception of the Guarantee Period.

GUARANTEE PERIOD PRINCIPAL INVESTMENT STRATEGIES

Principal Investment Strategies.  The Funds do not implement an “investment strategy” in any conventional sense.  Rather, the Funds’ asset allocation strategy seeks to optimize the exposure of the Funds to the Equity Component (as defined below) while protecting the Funds’ assets.  Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Payment Undertaking.  The Funds allocate their assets among the following asset classes:

•                  During the Offering Period, the Funds’ assets were invested in short-term instruments.

•                  During the Guarantee Period, the Funds’ assets are allocated between the:

•                  Equity Component, consisting primarily of common stocks included in the S&P 500® Index and futures contracts on the S&P 500® Index (“Equity Component”); and the

•                  Fixed Component, consisting primarily of short- to intermediate-duration U.S. government securities (“Fixed Component”).

The Funds’ asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that the assets of any Fund would fall below the amount of the Payment Undertaking.  Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Funds.

Asset Allocation — ING Investment Management Co. (“ING IM” or “Sub-Adviser”), the Sub-Adviser to the Funds, uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component in an attempt to meet the investment objective during the Guarantee Period.  The model evaluates a number of factors, including but not limited to, the then current market value of the Funds, the then prevailing level of interest rates, equity market volatility, the Funds’ total annual expenses, and the Guarantee Maturity Date.  The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period and provides direction for any reallocations on a daily basis thereafter.  Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component.  The amount directed to the Equity Component is always restricted so that even if it were to experience a 30% decline in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Payment Undertaking.  The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

Equity Component — the Equity Component is managed by the Sub-Adviser to the Funds, subject to oversight by the Adviser.  The Sub-Adviser employs an enhanced index strategy (“Enhanced Index Strategy”).  This means that the Sub-Adviser invests at least 80% of the Equity Component’s net assets in stocks included in the S&P 500® Index, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500® Index, as described below.  The Equity Component may also include up to 20% of S&P 500® Index futures contracts.  The S&P 500® Index is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor’s Rating Services (“S&P”).

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500® Index and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500® Index.  Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500® Index are generally invested in proportion to their representation in the S&P 500® Index.  To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth.   Although the Equity Component will not hold all of the stocks in the S&P 500® Index, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and

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that of the S&P 500® Index in both rising and falling markets.

Under normal market conditions, up to 20% of the Equity Component’s net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs.  Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date.  During the Guarantee Period, the Funds may only invest in futures contracts on the S&P 500® Index and futures contracts on U.S. Treasury securities.

Investment Strategies Under Certain Market Conditions — In the event that the Equity Component’s market value is $5 million or less, in order to replicate investment in stocks listed on the S&P 500® Index, the Sub-Adviser may invest all or a portion of the Equity Component’s assets in S&P 500® Index futures, in exchange-traded funds (“ETFs,”) or in a combination of S&P 500® Index futures and ETFs, subject to any limitation on the Funds’ investments in such securities (subject to restrictions imposed by the Investment Company Act of 1940, as amended, “1940 Act”). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. The Sub-Adviser will not employ an Enhanced Index Strategy when it invests in S&P 500® Index futures and ETFs.

Fixed Component — The Sub-Adviser looks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Guarantee Maturity Date.  The Fixed Component consists primarily of securities issued or guaranteed by the U.S. government and its agencies or instrumentalities of a short to intermediate duration.  Duration refers to the sensitivity of fixed-income securities to interest rate changes.  Generally, fixed-income securities with shorter durations are less sensitive to changes in interest rates.  These securities include Separate Trading of Registered Interest and Principal of Securities (“STRIPS”).  STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities.  The Fixed Component may also include corporate bonds rated AA- or higher by S&P and/or Aa3 or higher by Moody’s Investors Service, Inc., futures on U.S. Treasury securities and money market instruments.

Other Investment Companies — The Funds may invest in other investment companies, including exchange-traded funds,  to the extent permitted under the 1940 Act, and the rules, regulations and exemptive orders thereunder.

Portfolio Turnover — The quantitative computer model may require the Funds to have a portfolio turnover rate in excess of 200%.  Portfolio turnover refers to the frequency of portfolio transactions and the percentage of portfolio assets being bought and sold during the year.

Transition Period —  After each Fund’s Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell any fixed-income securities remaining in its portfolio and purchase stocks included in the S&P 500® Index and S&P 500® Index futures contracts as soon as reasonably practicable, in order to conform its holdings to the Fund’s Index Plus LargeCap Period investment objective as described later in this Prospectus.

Choices at the end of a Guarantee Period

On those respective dates, shareholders will receive their Guaranteed Amount or the value of the shares at net asset value (“NAV”), whichever is greater.  Shareholders have the following available options at the end of each of the respective Guarantee Periods:

•                  Remain invested in a Fund for the Index Plus LargeCap Period, which will then invest generally in stocks only;

•                  Exchange shares into another ING Principal Protection Fund, if available;

•                  Exchange into other ING mutual funds, that are available for exchange; or

•                  Sell their shares for cash, less any applicable contingent deferred sales charges (“CDSC”) schedule.

If you take no action on the last day of your Guarantee Period, you will be deemed to have elected to remain in a Fund for its Index Plus LargeCap Period.

Important note: After the Guarantee Period, assets, including those that remain in a Fund, are no longer guaranteed and are subject to market risks.  As with the sale of any securities, there may be a taxable event if it is required to liquidate fixed-income securities at the end of a Guarantee Period.

GUARANTEE PERIOD PRINCIPAL RISKS

You could lose money on an investment in the Funds.  All mutual funds have varying degrees of risk, depending on the securities they invest in.  Please read

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this Prospectus carefully to be sure you understand the principal risks and strategies associated with the Funds.  You should consult the Statement of Additional Information (“SAI”) for a complete list of the risks and investment strategies.

The principal risks of an investment in the Funds during the Guarantee Period involve opportunity costs, as well as the risks of investing in stocks and bonds.  Opportunity costs involve the likelihood that a significant portion of the Funds’ assets are allocated to the Fixed Component during periods of low interest rates and/or a declining equity market which reduces the Funds’ ability to participate fully in upward equity market movement.

Allocation Risk.  If at the inception of, or any time during the Guarantee Period, interest rates are low, the Funds’ assets may be largely invested in the Fixed Component in order to decrease the likelihood that a payment would be required under the Payment Undertaking.  The effect of low interest rates on the Funds would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed income securities.  In addition, if during the Guarantee Period the equity markets experienced a major decline, the Funds’ assets may become largely invested in the Fixed Component.  In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur.  In the event of a reallocation of 100% of the assets to the Fixed Component, the Funds would not reallocate any assets into the Equity Component prior to the Guarantee Maturity Date.  Use of the Fixed Component reduces the Funds’ ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity, or opportunity cost, compared to a portfolio that is fully invested in equities.

Asset Allocation May Underperform Static Strategies.  The asset allocation process results in transaction costs.  Volatile periods in the market may increase these costs.  This process can have an adverse effect on the performance of the Funds during periods of increased equity market volatility.  In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Funds, may increase the Funds’ transaction costs.

Opportunity Costs.  There are substantial opportunity costs associated with an investment in the Funds.  The Funds may allocate a substantial portion, and under certain circumstances, all of the Funds’ assets to the Fixed Component in order to conserve the Funds’ assets to a level equal to or above the present value of the Payment Undertaking.

If interest rates are low, the allocation to the Fixed Component may be over 70% of the Funds’ assets.  If the market value of the Equity Component rises, the percentage of the Funds’ assets allocated to the Equity Component generally will also rise.  However, the relative volatility of these the Fixed Component and Equity Component as well as the past performance of the Funds will affect these allocations.  For example, if the Funds incur early losses, the Funds may allocate 100% of the Funds’ assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which the Funds participate in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Funds, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Funds and other factors.  The Funds might capture a material portion, very little or none of any Equity Component increase.

It is possible that on the Guarantee Maturity Date, an investor could receive only the Guaranteed Amount even though the equity markets, as well as the Equity Component, has had significant positive performance during the Guarantee Period.

Worst Case Scenarios for the Funds’ Equity Participation.  The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Funds’ NAV decreases; or (b) the value of the Equity Component declines.  In either case, all or substantially all of the Funds’ assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

Investing in Stocks.  The principal risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance.  The performance of the Equity Component also depends significantly on the Sub-Adviser’s skill in determining which securities to overweight, underweight or avoid altogether.

Investing in Bonds.  The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall.  The market value of a zero coupon bond portfolio (which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically.  With corporate bonds, there is also a risk that the issuer will

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default on the payment of principal or interest.  Since the Funds mark their portfolios to market on each business day, the NAV per share of each class of a Fund will reflect the generally greater volatility of zero coupon bonds in its portfolio.  A decline in prevailing U.S. interest rates could materially increase the opportunity cost.  Any such decline would increase the present value of the Payment Undertaking, potentially causing the Funds to allocate all or substantially all of the Funds’ assets to the Fixed Component in order to assure that such assets do not fall below the aggregate Guaranteed Amount.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year.  Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to their shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders.  In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements.  These actions are likely to reduce the assets to which the Funds’ expenses could be allocated and to reduce the rate of return for the Funds.

Use of Futures.  While the use of futures contracts by the Funds can amplify a gain, it can also amplify a loss.  Such a loss can be substantially more money than the actual cost of the investment.  In addition, while a hedging strategy can guard against potential risks for the Funds as a whole, it adds to the Funds’ expenses and may reduce or eliminate potential gains.  There is also a risk that a futures contract intended as a hedge may not perform as expected.

Risks of Using Derivatives. Certain securities in which the Funds may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount due, the Funds can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause the Funds’ share prices to decline. Markets of underlying securities may move in a direction not anticipated by the Sub-Adviser, which may result in the Funds’ realizing a lower return than expected on an investment.

Other Investment Companies. The Funds may invest in other investment companies to the extent permitted by the 1940 Act and the rules thereunder. These may include ETFs and Holding Company Depositary Receipts (“HOLDRs”), among others. ETFs are exchange-traded investment companies that are designed to provide investment results corresponding to an equity index and include, among others, Standard & Poor’s Depository Receipts (“SPDRs”), PowerShares QQQTM (“QQQQ”), Dow Jones Industrial Average Tracking Stocks (“Diamonds”) and iShares exchange-traded funds (“iShares”). The main risk of investing in ETFs is that the value of the underlying securities held by the investment company might decrease. The value of the underlying securities can fluctuate in response to activities of individual companies or in response to general market and/or economic conditions. Because the Funds may invest in other investment companies, you will pay a proportionate share of the expenses of that other investment company.  Additional risks of investments in ETFs include: (i) an active trading market for an ETF’s shares may not develop or be maintained or (ii) trading may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of marketwide “circuit breakers” (which are tied to large decreases in stock prices) halts trading generally. Because HOLDRs concentrate in the stocks of a particular industry, trends in that industry may have a dramatic impact on their value.

To seek to achieve a return on uninvested cash or for other reasons, the Funds may invest its assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”). The Funds’ purchase of shares of an ING Money Market Fund will result in the Funds paying a proportionate share of the expenses of the ING Money Market Fund. The Funds’ Adviser will waive its fee in an amount equal to the advisory fee received by the adviser of the ING Money Market Fund in which the Funds invest resulting from the Funds’ investment into the ING Money Market Fund.

Investment Models Risk.  The proprietary models used by the Sub-Adviser to evaluate securities or securities markets are based on the Sub-Adviser’s understanding of the interplay of market factors and do not assure successful investment.  The markets, or the price of individual securities, may be affected by factors not foreseen in developing the models.

Transaction Costs and Taxes.  The asset allocation process results in additional transaction costs such as brokerage commissions.  This process can have an

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adverse effect on the performance of the Funds during periods of increased equity market volatility.  In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Funds, may increase the Funds’ transaction costs.

The asset allocation process and sale of fixed-income securities in connection with the transition period may also result in the realization of additional gains to the Funds and may therefore also increase the tax liability of shareholders.  The Funds will distribute any net gains and income to shareholders.  Such distributions are taxable to shareholders even if the distributions are reinvested in the Funds.

Shares of the Funds may fall in value and you could lose money by investing in the Funds.

Redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV, may be subject to a contingent deferred sales charge (“CDSC”) and are not covered by the Payment Undertaking.  Any distributions that you receive in the form of cash will reduce your Guaranteed Amount, as described later in this Prospectus.  Also, certain expenses of the Funds are not covered by the Expense Limitation Agreement with the Adviser, such as interest, taxes, brokerage commissions and extraordinary expenses as well as “Acquired Fund Fees and Expenses” from investments in other investment companies and the amount of any such expenses are not covered by the Payment Undertaking.

See also “More Information About Risks” later in this Prospectus.

INDEX PLUS LARGECAP PERIOD INVESTMENT OBJECTIVE

During the Index Plus LargeCap Period, the Funds seek to outperform the total return performance of the S&P 500® Index, while maintaining a risk profile consistent with the S&P 500® Index.

INDEX PLUS LARGECAP PERIOD PRINCIPAL INVESTMENT STRATEGIES

During the Index Plus LargeCap Period, the Funds’ principal investment strategies are the same as those of the Enhanced Index Strategy, as described above under Equity Component, except that the Funds may use both futures contracts and options on indices.

The primary use of futures contracts and options is for hedging purposes.  To a limited extent, the Funds also may use these instruments for speculation (investing for potential income or capital gain).  Options are agreements that give the holder the right, but not the obligation, to purchase or sell a certain amount of securities during a specified period or on a specified date.  Accordingly, the writer of the option is required to purchase or sell the securities.

INDEX PLUS LARGECAP PERIOD PRINCIPAL RISKS

Risk is the potential that your investment will lose money or not earn as much as you hope.  All mutual funds have varying degrees of risk, depending on the securities they invest in.  Please read this Prospectus carefully to be sure you understand the principal risks and principal investment strategies associated with the Funds.  You should consult the SAI for a complete list of the risks and strategies.

The principal risks of an investment in the Funds during the Index Plus LargeCap Period are those generally attributable to stock investing.  These risks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance.  The success of the Funds’ strategy depends significantly on the Sub-Adviser’s skill in determining which securities to overweight, underweight or avoid altogether.  Other risks include the Funds’ use of futures contracts and options.  The risks associated with futures contracts are described under “Guarantee Period Risks” which also apply to the use of options.

See also “More Information About Risks” later in this Prospectus.

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THE PAYMENT UNDERTAKING

Payment Undertaking.  Each Fund undertakes (the Payment Undertaking) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder’s account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (“Guaranteed Amount”), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed.  The guarantee per share will equal the NAV per share on the last day of the Quiet Period, and thereafter will be adjusted to reflect any dividends and distributions made by the Funds.  The Payment Undertaking is backed by an unconditional and irrevocable financial guarantee insurance policy issued by MBIA for the benefit of the shareholders of the Funds.  The Funds will pay to MBIA a fee equal to 0.33% of the average daily net assets of the Funds during the Guarantee Period for providing the financial guarantee insurance policy guaranteeing the Payment Undertaking of the Funds.  If, on the Guarantee Maturity Date, the actual NAV per share is less than the guaranteed NAV per share, MBIA will pay an amount sufficient to ensure that each shareholder’s account will be redeemed for no less than his or her Guaranteed Amount.  The Funds’ shareholders have no rights or claims against MBIA under the terms of the financial guarantee insurance policy should MBIA fail to fulfill its obligations under the policy.  Consequently, an investment in the Funds involves a risk of loss if MBIA is unable to pay its obligations, if any, under its policy, or otherwise defaults.  For additional details, see the SAI.

Financial Guarantee Insurance Policy.  The Funds have entered into a Financial Guaranty Agreement with MBIA under which MBIA has agreed to make up any shortfall between the Guaranteed Amount on the Guarantee Maturity Date and the Funds’ then current NAV.  MBIA is a monoline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934.  Such reports are available from the Securities and Exchange Commission at the address on the back cover of this Prospectus.  You can also receive a copy of such periodic reports free of charge by calling ING Funds at 1-800-992-0180.

In summary, a shareholder who maintains his or her Fund investment through the Guarantee Maturity Date, makes no redemptions, and reinvests all dividends and distributions, will be entitled to redeem his or her shares held as of the Guarantee Maturity Date for the Guaranteed Amount less any applicable CDSC and certain expenses.

Guaranteed Amount Reduction for Certain Expenses.  Your Guaranteed Amount will not change during the Guarantee Period as long as you reinvest all your dividends and distributions and make no withdrawals prior to the Guarantee Maturity Date.  It will be reduced to the extent the Funds incur expenses not covered by the Expense Limitation Agreement.  The Expense Limitation Agreement provides that the Adviser will be responsible for the ordinary operating expenses of each Fund class incurred in any fiscal year to the extent such ordinary operating expenses exceed 1.75% in the case of Classes A and 2.50% in the case of Classes B and C.  Ordinary expenses include the management fees payable to the Adviser but do not include interest, taxes, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Funds’ business, and expenses of any counsel or other persons or services retained by the Funds’ Board.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled.  If a shareholder redeems shares in the Funds, he or she will then hold fewer shares at the then current guarantee per share, thereby reducing the Guaranteed Amount for the shareholder.  Redemptions made from the Funds prior to the Guarantee Maturity Date will be made at NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period.  For certain shareholders, redemptions made prior to the Guarantee Maturity Date may also be subject to a CDSC.

The guarantee per share will decline as dividends and distributions are made to shareholders.  If a shareholder automatically reinvests dividends and distributions in the Funds, he or she will hold a greater number of shares at a reduced guarantee per share following payment of a dividend or distribution.  The result would be to preserve the Guaranteed Amount he or she was entitled to before the dividend or distribution was made.  If a shareholder instead elects to receive any dividends or distributions in cash, he or she will hold the same number of shares at the reduced guarantee per share following payment of a dividend or distribution.  This will reduce the Guaranteed Amount that such shareholder was entitled to before the dividend or distribution was made.

See “Dividends, Distribution and Taxes – Taxes  in Relation to the Financial Guarantee” for additional details regarding the financial guarantee.

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MORE INFORMATION ABOUT RISK

All mutual funds involve risk – some more than others and there is always the chance that you could lose money or not earn as much as you hope.  A Fund’s risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses.  In addition, there is the risk of default by MBIA that could lead to the loss of principal at the conclusion of the Guarantee Period.  This section discusses the risks associated with certain types of securities in which the Funds may invest and certain investment practices that the Funds may use.  For more information about these and other types of securities and investment techniques that may be used by the Funds, please see the SAI.

Corporate Debt Securities.  Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity.  When interest rates decline, the value of the Funds’ debt securities can be expected to rise, and when interest rates rise, the value of those securities can be expected to decline.  Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities.

U.S. Government Securities.  Some U.S. government agency securities may be subject to varying degrees of credit risk particularly those not backed by the full faith and credit of the United States government.  All U.S. government securities may be subject to price declines in the securities due to changing interest rates.

Management Risk ..  The Funds are subject to management risk because it is an actively managed investment portfolio.  The Adviser, the Sub-Adviser, and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Liquidity Risk.  If a security is illiquid, the Funds might be unable to sell the security at a time when the Sub-Adviser might wish to sell, and the security could have the effect of decreasing the overall level of the Funds’ liquidity.  Further, the lack of an established secondary market may make it more difficult to value illiquid securities, which could vary from the amount the Funds could realize upon disposition.  The Fund may make investments that become less liquid in response to market developments or adverse investor perception.  The Fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the Fund.

Repurchase Agreements.  The Funds may enter into repurchase agreements, which involve the purchase by the Funds of a security that the seller has agreed to buy back.  If the seller defaults and the collateral value declines, the Funds might incur a loss.  If the seller declares bankruptcy, the Funds may not be able to sell the collateral at the desired time.

Securities Lending. To generate additional income, the Funds may, during their Index Plus LargeCap Period, lend securities to financial institutions that are believed to be creditworthy by the Sub-Adviser.  When lending securities a Fund will receive cash or U.S. government securities as collateral. The Funds have retained their custodian to serve as its securities lending agent for these activities.

When a Fund lends its securities, it is responsible for investing the cash it receives as collateral from the borrower, and the Fund could incur losses in connection with the investment of such cash collateral, often referred to as “investment risk.” The Funds will minimize investment risk by limiting the investment of cash collateral to high quality instruments of short maturity.

A Fund may also lose money from the failure of a borrower to return a borrowed security in a timely manner, often referred to as “borrower default risk.” In the event of a borrower default, the Funds will be protected to the extent a Fund is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities. In addition, a Fund will be protected by its securities lending agent, which has agreed to indemnify the Fund from losses resulting from borrower default.

Borrowing.  The Funds may borrow for certain types of temporary or emergency purposes subject to certain limits.  Borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the NAV of the Funds, and money borrowed will be subject to interest costs.  Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds.  Under adverse market conditions, the Funds might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

Price Volatility.  The value of the Funds change as the prices of its investment so up or down.  Equity securities face market, issuer and other risks, and their values may fluctuate sometimes rapidly and unpredictably.  Market risk is the risk that securities

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may decline in value due to factors affecting securities markets generally or particular industries.  Issuer risk is the risk that the value of a security may decline for reasons relating to the issuer such as changes in the financial condition of the issuer.  While equities may offer the potential for greater long-term growth than most debt securities, they generally have higher volatility. Each Fund invests in securities of large companies which sometimes have more stable prices than smaller companies.

Short Sales.  A short sale is a sale by a Fund of a security which it has borrowed from a third party on the expectation that the market price will drop.  If the price of the security rises, a Fund may have to cover its short position at a higher price than the short sale price, resulting in a loss.

Temporary Defensive Strategies.  When the Sub-Adviser to a Fund anticipates unusual market or other conditions, the Fund may temporarily depart from its principal investment strategies as a defensive measure.  To the extent that a Fund invests defensively, it likely will not achieve capital appreciation.

Percentage and Rating Limitations.  Unless otherwise stated, the percentage and rating limitations in this Prospectus apply at the time of investment.

Pairing-Off Transactions.  A pairing-off transaction occurs when a Fund commits to purchase a security at a future date, and then the Fund pairs-off the purchase with a sale of the same security prior to or on the original settlement date.  Whether a pairing-off transaction on a debt security produces a gain depends on the movement of interest rates.  If interest rates increase, then the money received upon the sale of the same security will be less than the  anticipated amount needed at the time the commitment to purchase the security at the future date was entered and the Fund will experience a loss.

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CHOOSING A SHARE CLASS	SHAREHOLDER GUIDE

ING PURCHASE OPTIONS

During the Offering Period, each fund offered at least three of the following classes of shares: Class A, Class B, and Class C.

Class A

•                  Front-end sales charge, as described later in this section.

•                  Distribution and service (12b-1) fee of 0.25%.

Class B

•                  No front-end sales charge.

•                  Distribution and service (12b-1) fees of 1.00%.

•                  A CDSC (if shares are sold prior to the Guarantee Maturity Date), as described later in this section.(1)

•                  Automatic conversion to Class A shares after 8 years, thus reducing future annual expenses.

Class C

•                  No front-end sales charge.

•                  Distribution and service (12b-1) fees of 1.00%.

•                  A CDSC (if shares are sold prior to the Guarantee Maturity Date), as described later in this section.

•                  No automatic conversion to Class A shares, so annual expenses continue at the Class C level throughout the life of the investment.

When choosing between classes, you should carefully consider:

• how long you plan to hold the Fund;

• the amount of your investment;

• the expenses you’ll pay for each class, including   ongoing annual expenses along with the initial sales charge or the CDSC; and

• whether you qualify for any sales charge discounts.

The relative impact of the initial sales charge and ongoing annual expenses will depend on the length of time a share is held. Higher distribution fees mean a higher expense ratio, so Class B shares and Class C shares pay correspondingly lower dividends and may have a lower NAV than Class A shares.

Class B shares are not intended for purchase in excess of $100,000 and Class C shares are not intended for purchase in excess of $1,000,000. Purchase orders from an individual investor for Class B shares in excess of $100,000 and for Class C shares in excess of $1,000,000 will be declined.

Because the Funds may not be able to identify an individual investor’s trading activities when investing through omnibus account arrangements, you and/or your investment professional are responsible for ensuring that your investment in Class B shares does not exceed the maximum of $100,000 and your investment in Class C shares does not exceed $1,000,000. The Funds cannot ensure that they will identify purchase orders that would cause your investment in Class B shares or Class C shares to exceed the maximum allowed amount. When investing through such arrangements, you and/or your investment professional should be diligent in determining that you have selected the correct share class for you.

You and/or your investment professional also should take care to assure that you are receiving any sales charge reductions or other benefits to which you may be entitled. As an example, as is discussed below, you may be able to reduce a Class A sales charge payable by aggregating purchases to achieve breakpoint discounts. The Funds use the net amount invested when determining whether a shareholder has reached the required investment amount in order to be eligible for a breakpoint discount. In order to ensure that you are receiving any applicable sales charge reduction, it may be necessary for you to inform a Fund or your financial intermediary of the existence of other accounts that may be eligible to be aggregated. The SAI discusses specific classes of investors who may be eligible for a reduced sales charge. In addition, more information regarding sales charges and applicable breakpoints may be found on the Funds’ website by going to www.ingfunds.com, clicking on the “Forms & Literature” link, and then using the “Shareholder Guides” link found under the “Prospectus & Reports” section and selecting the appropriate fund link. Please review the disclosure about all of the available Fund classes carefully. Before investing, you should discuss which share class may be right for you with your investment professional and review the prospectus for that share class.

Distribution and Shareholder Service Fees

To pay for the cost of promoting the Funds and servicing shareholder accounts, Class A, Class B and Class C shares of the Funds have adopted a Rule 12b-1 plan which requires distribution and shareholder and service fees to be paid out of the assets of each class.  Because the fees are paid on an ongoing basis, over time the fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

(1)                                  Investors who exchange shares of other ING Funds will be subject to the other fund’s CDSC schedule which may mean that their CDSC will extend beyond the Guarantee Maturity Date.

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How We Compensate Intermediaries for Selling ING Mutual Funds

ING mutual funds are distributed by ING Funds Distributor, LLC (“Distributor”).  The Distributor is a broker-dealer that is licensed to sell securities.  The Distributor generally does not sell directly to the public but sells and markets its products through intermediaries such as other broker-dealers.  Each ING mutual fund also has an investment adviser (“Adviser”) who is responsible for managing the money invested in each of the mutual funds. Both of these entities (collectively, “ING”) may compensate an intermediary for selling ING mutual funds.

Only persons licensed with the Financial Industry Regulatory Authority (“FINRA”)  as a registered representative (often referred to as a broker or financial adviser) and associated with a specific broker-dealer may sell an ING mutual fund to you.  The Distributor has agreements in place with each of these broker-dealers defining specifically what those broker-dealers will be paid for the sale of a particular ING mutual fund.   Those broker-dealers then pay the registered representative who sold you the mutual fund some or all of what they receive from ING.  They may receive a payment when the sale is made and can, in some cases, continue to receive payments while you are invested in the mutual fund.

The Funds’ Adviser or the Distributor, out of its own resources and without additional cost to a Fund or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of a Fund, including affiliates of the Adviser and the Distributor. These amounts would be in addition to the distribution payments made by a Fund under the distribution agreements. The payments made under these arrangements are paid by the Adviser or the Distributor.  Additionally, if a fund is not sub-advised or is sub-advised by an ING entity, ING may retain more revenue than on those funds it must pay to have sub-advised by non-affiliated entities.  Management personnel of ING may receive additional compensation if the overall amount of investments in funds advised by ING meets certain target levels or increases over time.

The Distributor may pay, from its own resources, additional fees to these broker-dealers or other financial institutions, including affiliated entities.   These additional fees paid to intermediaries may take the following forms:  (1) a percentage of that entity’s customer assets invested in ING mutual funds; (2) as a percentage of that entity’s gross sales; or (3) some combination of these payments.  These payments may, depending on the broker-dealer’s satisfaction of the required conditions, be periodic and may be up to (1) 0.30% per annum of the value of a Fund’s shares held by the broker-dealer’s customers; or (2) 0.20% of the value of a Fund’s shares sold by the broker-dealer during a particular period.  In accordance with these practices, if that initial investment averages a value of $10,000 over the year, the Distributor could pay a maximum of $30 over the year on those assets. If you invested $10,000, the Distributor could pay a maximum of $20 for that sale.

The Funds’ Adviser or the Distributor may provide additional cash or non-cash compensation to third parties selling our mutual funds, including affiliated companies.    This may take the form of cash incentives and non-cash compensation, and may include but is not limited to: cash; merchandise; trips; occasional entertainment; meals or tickets to a sporting event; client appreciation events; payment for travel expenses (including meals and lodging) to pre-approved training and education seminars; and payment for advertising and sales campaigns.   The Distributor may also pay concessions in addition to those described above to broker-dealers so that ING mutual funds are made available by those broker-dealers for their customers.  The Sub-Adviser of a Fund may contribute to non-cash compensation arrangements.

Not all mutual funds pay the same amount to the broker-dealers who sell their mutual funds.  Broker-dealers can receive different payments based on the mutual funds they offer, the companies with whom they are doing business, and how much they sell.  What these broker-dealers are paid also varies depending on the class of mutual fund you purchase.

The top 25 firms we paid to sell our mutual funds, as of the end of the last calendar year are: A.G. Edwards, a Division of Wachovia Securities LLC; Ameriprise Advisor Services, Inc.; Ameritrade, Inc.; Charles Schwab & Co., Inc.; Citigroup Global Markets, Inc.; Directed Services LLC; Financial Network Investment; First Clearing, LLC; ING DIRECT Securities, Inc.; ING Financial Advisors, LLC; ING Financial Partners, Inc.; ING Life Insurance & Annuity Co.; Linsco Private Ledger Financial Corp.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co., Inc.; National Financial Services Corp.; Oppenheimer & Co.; Pershing, LLC; Primevest Financial Services, Inc.; Prudential Investment Management Services; Raymond James Associates, Inc.; Raymond James Financial Services; RBC Capital Markets Corp.; UBS Financial Services, Inc.; and Wells Fargo Investments.

Your registered representative or broker-dealer could have a financial interest in selling you a particular mutual fund, or the mutual funds of a particular company, to increase the compensation they receive.

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Please make sure you read fully each mutual fund prospectus and discuss any questions you have with your registered representative.

SALES CHARGE CALCULATION

Class A

Class A shares of the Funds were sold subject to the following sales charge:

Your Investment	As a % of the offering price (1)	As a % of net asset value

Less than $50,000	5.75	6.10
$50,000 - $99,999	4.50	4.71
$100,000 - $249,999	3.50	3.63
$250,000 - $499,999	2.50	2.56
$500,000-$1,000,000	2.00	2.04
$1,000,000 and over	See below

(1) The term “offering price” includes the front-end sales charge.

Investments of $1 Million or More.  There was no front-end sales charge for purchases of Class A shares in an amount of $1 million or more.  However, the shares may be subject to a CDSC if they are redeemed within one or two years of purchase, depending on the amount of purchase, as follows:

Your Investment	CDSC	Period during which CDSC applies

$1,000,000-$2,499,999	1.00%	2 Years
$2,500,000-$4,999,999	0.50%	1 Year
$5,000,000 and over	0.25%	1 Year

Class B

Class B shares were offered at their NAV per share without any initial sales charge.  However, a CDSC may have been charged on shares that were redeemed during the Offering Period and the Guarantee Period.  The amount of the CDSC was based on the lesser of the NAV of the shares at the time of purchase or redemption.  There is no CDSC on shares acquired through the reinvestment of dividends and capital gains distributions.

The table below shows the applicable CDSC based on the time invested.

Redemption During	CDSC

First year after initial share purchase	5%
2nd year after initial share purchase	5%
3rd year after initial share purchase	4%
4th year after initial share purchase	4%
5th year after initial share purchase	3%
Thereafter	None

Class C

Class C shares were offered at their NAV per share without any initial sales charge.  However, a CDSC may have been charged on shares that were redeemed during the Offering Period and the first year of the Guarantee Period.  The amount of the CDSC is based on the lesser of the NAV of the shares at the time of purchase or redemption.  There is no CDSC on shares acquired through the reinvestment of dividends and capital gains distributions.

The Funds imposed a CDSC on redemptions made during the Offering Period and the first year of the Guarantee Period.  The table below shows the applicable CDSC based on the time invested.

Redemption During	CDSC

First year after initial share purchase	1.00%
Thereafter	None

Sales Charge Reductions and Waivers

Reduced or Waived Front-End Sales Charges.

During the Offering Period, an investor may have reduced the initial sales charge on a purchase of Class A shares of the Funds by combining multiple purchases of any of the ING Funds which offers Class A shares to take advantage of the breakpoints in the sales charge schedules.  This may have been done by:

•                  Letter of Intent – lets investors purchase shares over a 13 month period and pay the same sales charge as if the shares had all been purchased at once.

•                  Rights of Accumulation – lets investors add the value of shares of any open-end ING Fund (excluding ING Money Market Fund and ING Classic Money Market Fund) they already owned to the amount of their next purchase for purposes of calculating the sales charge.

See the Account Application or the SAI for details, or contact your financial representative or the Shareholder Servicing Agent for more information.

CDSC Waivers.  If an investor notifies the Transfer Agent at the time of redemption, the CDSC for each Class of shares will be waived in the following cases:

•                  Redemptions following the death or permanent disability of a shareholder if made within one year of death or the initial determination of permanent disability.  The waiver is available only for shares

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held at the time of death or initial determination of permanent disability.

•                  Mandatory distributions from a tax-deferred retirement plan or an IRA.

Investors who think that they may be eligible for a CDSC waiver should contact their financial representative or the Shareholder Servicing Agent.

Reinstatement Privilege.  If you sell Class A, Class B or Class C shares during the Index Plus LargeCap Period, you may be eligible for a full or prorated credit of CDSCs paid on the sale when you make an investment up to the same amount redeemed in the same share class within 90 days of the eligible sale.  Reinstated Class B and Class C shares will retain their original cost and purchase date for purposes of the CDSC.  This privilege was not available during the Offering Period and it is not currently available during the Guarantee Period.  This privilege can be used only once per calendar year.  If you want to use the Reinstatement Privilege, contact your investment professional or a Shareholder Servicing Agent or see the SAI for more information.

Sales Charge Waivers.  In addition to the sales charge waiver based on investment size, Class A shares may have been purchased during the Offering Period without a sales charge by certain individuals and institutions.  For additional information, contact the Shareholder Servicing Agent, or see the SAI.

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During the Offering Period, the minimum initial investment amount for the Funds was as follows:

•                  Non-retirement and retirement accounts: $1,000

•                  Pre-Authorized Investment Plan: $100 to open; you must invest at least $100 a month.  This plan is available only during the Index Plus LargeCap period.

All applications to purchase a given Fund’s shares must have been received by the transfer agent no later than the last day of the Offering Period (and generally, may have been earlier in the case of IRA transfers). Monies received after the Offering Period were not invested in the Funds, except under special circumstances as determined by the Board.

The Funds reserve the right to close your account and redeem your shares should you fail to maintain your account value at a minimum of $1,000.

Customer Identification.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens an account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations.

What this means for you: The Funds, the Distributor, or a third party selling you the Funds  must obtain the following information for each person that opens an account:

• Name;

• Date of birth (for individuals);

• Physical residential address (although post office boxes are still permitted for mailing); and

• Social Security number, taxpayer identification number, or other identifying number.

You may also be asked to show your driver’s license, passport or other identifying documents in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other non-natural persons.

Federal law prohibits the Funds, the Distributor and other financial institutions from opening accounts unless they receive the minimum identifying information listed above. They also may be required to close your account if they are unable to verify your identity within a reasonable time.

Frequent Trading - Market Timing.

The Funds are intended for long-term investment and not as short-term trading vehicles.  Accordingly, organizations or individuals that use market timing investment strategies should not purchase shares of the Funds.  The Funds reserve the right, in their sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a shareholder’s or retirement plan participant’s intermediary, that the Funds determine not to be in the best interest of the Funds.  Such action may include, but not be limited to:  rejecting additional purchase orders, whether directly or by exchange; extending settlement of a redemption up to seven days; rejecting all purchase orders from broker-dealers or their registered representatives suspected of violating the Funds’ frequent trading policy; or termination of the selling group agreement or other agreement with broker-dealers or other financial intermediaries associated with frequent trading.  The Funds will not be liable for any loss resulting from rejected orders or other actions as described above.

The Funds believe that market timing or frequent, short-term trading in any account, including a retirement plan account, is not in the best interest of the Funds or their shareholders.  Due to the disruptive nature of this activity, it can adversely affect the ability of the Adviser or Sub-Adviser to invest assets in an orderly, efficient manner.  Frequent trading can raise the Funds’ expenses through:  increased trading and transaction costs; increased administrative costs; and lost opportunity costs.  This in turn can have an adverse effect on the Funds’ performance.

The Funds’ investment in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading.  If an event occurring after the close of a foreign market, but before the time the Funds compute their current NAV, causes a change in the price of the foreign security and such price is not reflected in the Funds’ current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Funds based on such pricing discrepancies.  This is often referred to as “price arbitrage.”  Such price arbitrage opportunities may also occur in funds that do not invest in foreign securities.  For example, if trading in a security held by the Funds is halted and does not resume prior to the time the Funds calculate their NAV, such “stale pricing” presents an opportunity for investors to take advantage of the pricing discrepancy.  Similarly, Funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage.  The Funds have adopted fair

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valuation policies and procedures intended to reduce the Funds’ exposure to price arbitrage, stale pricing and other potential pricing discrepancies.  Currently Interactive Data Pricing and Reference Data, Inc. provides such services to the Funds.  However, to the extent that the Funds’ NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of the Funds’ shares, which negatively affects long-term shareholders.

The Funds’ Board has adopted policies and procedures designed to deter frequent, short-term trading in shares of the Funds.  In general, shareholders may make exchanges among their accounts with ING Funds once every thirty (30) days.  However, the Funds prohibit frequent trading.  The Funds have defined frequent trading as follows:

•                  Any shareholder or financial advisor who initiated exchanges among all their accounts with the Funds within thirty (30) calendar days of a previous exchange.  All exchanges occurring on the same day for all accounts (individual, IRA, 401(k), etc.) beneficially owned by the same shareholder will be treated as a single transaction for purposes of this policy;

•                  Trading deemed harmful or excessive by the Funds (including but not limited to patterns of purchases and redemptions), in their sole discretion; and

•                  Trades initiated by financial advisors, among multiple shareholder accounts, that in the aggregate are deemed harmful or excessive.

The following transactions are excluded when determining whether trading activity is excessive:

•                  Purchases and sales of Fund shares in the amount of $5,000 or less;

•                  Transfers associated with systematic purchases or redemptions;

•                  Purchases and sales of funds that affirmatively permit short-term trading;

•                  Rebalancing to facilitate fund-of-fund arrangements or the Funds’ systematic exchange privileges;

•                  Purchases or sales initiated by ING Funds; and

•                  Transactions subject to the trading policy of an intermediary that the Funds deem materially similar to the Funds’ policy.

Please note that while money market funds permit short-term trading, an exchange between a money market fund and another fund that does not permit short-term trading will count as an exchange for purposes of this policy.

If a violation of the policy is identified, the following action will be taken:

•                  Upon the first violation of this policy in a calendar year, purchase and exchange privileges shall be suspended for ninety (90) days.  For example, if an exchange is initiated on February 1st, and a second exchange is initiated on February 15th, trading privileges shall be suspended for ninety (90) days from February 1st.  Upon a second violation in a calendar year, purchase and exchange privileges shall be suspended for on hundred and eighty days (180) days.

No purchases or exchanges will be permitted in the account and all related accounts bearing the same tax ID or equivalent identifier.

On the next business day following the end of the ninety (90) or one hundred and eighty (180) day suspension, any trading restrictions placed on the account(s) shall be removed.

The Funds reserve the right to modify this policy at any time without prior notice.

Although the restrictions described above are designed to discourage frequent, short-term trading, none of them alone, nor all of them taken together, can eliminate the possibility that frequent, short-term trading activity in the Funds will occur.  Moreover, in enforcing such restrictions, the Funds are often required to make decisions that are inherently subjective.  The Funds strive to make these decisions to the best of their abilities in a manner that they believe is in the best interest of shareholders.

Shareholders may invest in the Funds through omnibus account arrangements with financial intermediaries.  Omnibus accounts permit intermediaries to aggregate their clients’ transactions and in these circumstances, the identity of the shareholder is often unknown.  Such intermediaries include broker-dealers, banks, investment advisers, record keepers, retirement plans, and fee-based accounts such as wrap fee programs.  Omnibus accounts generally do not identify customers’ trading activity on an individual basis.  The Funds’ administrator now has agreements in place with intermediaries which require such intermediaries to provide detailed account information, including trading history, upon request of the Funds.  There is no assurance that the Funds’ administrator will request such information with sufficient frequency to detect or deter excessive trading or that review of such information will be sufficient to detect or deter excessive trading in omnibus accounts effectively.

In some cases, the Funds will rely on the intermediaries’ excessive trading policies and such policies shall define

15

the trading activity in which the shareholder may engage. This shall be the case where the Funds are used in certain retirement plans offered by affiliates. With trading information received as a result of the agreements, the Funds may make a determination that certain trading activity is harmful to the Funds and their shareholders even if such activity is not strictly prohibited by the intermediaries’ excessive trading policy. As a result, a shareholder investing directly or indirectly in one of the Funds may have their trading privileges suspended without violating the stated excessive trading policy of the intermediary.

Retirement Plans

The Funds have available prototype qualified retirement plans for corporations and for self-employed individuals. They also have available prototype IRA, Roth IRA and Simple IRA plans (for both individuals and employers) and Simplified Employee Pension Plans.  PFPC Trust Company (“PFCP”) acts as the custodian under these plans. For further information, contact a Shareholder Servicing Agent at (800) 992-0180. PFPC currently receives a $12 custodial fee annually for the maintenance of such accounts.

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HOW TO REDEEM SHARES

You may redeem shares by using the methods outlined in the table on the right.

The Funds’ shares may be redeemed by shareholders prior to the Guarantee Maturity Date.  However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV and are not eligible for the Guarantee.  Moreover, redemptions may be subject to a CDSC.

Under unusual circumstances, the Funds may suspend the right of redemption as allowed by federal securities laws.

Systematic Withdrawal Plan

During the Index Plus LargeCap Period, you may elect to make periodic withdrawals from your account on a regular basis.

•                  Your account must have a current value of at least $10,000.

•                  Minimum withdrawal amount is $100.

•                  You may choose from monthly, quarterly, semi-annual or annual payments.

For additional information, contact the Shareholder Servicing Representative, refer to the Account Application or the SAI.

Payments

Normally, payment for shares redeemed will be made within three days after receipt by the Transfer Agent of a request in good order.  Each Fund has the right to take up to seven days to pay your redemption proceeds and may postpone payment longer in the event of an economic emergency as determined by the SEC.  When you place a request to redeem shares for which the purchase money has not yet been collected, the request will be executed at the next determined NAV, but a Fund will not release the proceeds until your purchase payment clears.  This may take up to 15 days or more.  To reduce such delay, purchases should be made by bank wire or federal funds.

Each Fund normally intends to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, a Fund may make payment wholly or partly in securities at their then current market value equal to the redemption price.  In such case, a Fund could elect to make payment in securities for redemptions in excess of $250,000 or 1% of its net assets during any 90-day period for any one shareholder.  An investor may incur brokerage costs in converting such securities to cash.

Method	Procedures

By Contacting Your Investment Professional

You may redeem by contacting your investment professional. Investment professionals may charge for their services in connection with your redemption request, but neither the Fund nor the Distributor imposes any such charge.

By Mail

Send a written request specifying the Fund’s name and share class, your account number, the name(s) in which the account is registered, and the dollar value or number of shares you wish to redeem to:

ING Funds

P.O. Box 9772

Providence, RI 02940-9772

If certified shares have been issued, the certificate must accompany the written request. Corporate investors and other associations must have an appropriate certification on file authorizing redemptions. A suggested form of such certificate is provided on the Account Application. A signature guarantee may be required.

By Telephone – Expedited Redemption

You may redeem shares by telephone on all accounts other than retirement accounts, unless you check the box on the Account Application which signifies that you do not wish to use telephone redemptions. To redeem by telephone, call the Shareholder Servicing Agent at (800) 992-0180.

Receiving Proceeds by Check: You may have redemption proceeds (up to a maximum of $100,000) mailed to an address which has been on record with ING Funds for at least 30 days.

Receiving Proceeds by Wire: You may have redemption proceeds (subject to a minimum of $5,000) wired to your pre-designated bank account. You will not be able to receive redemption proceeds by wire unless you check the box on the Account Application which signifies that you wish to receive redemption proceeds by wire and attach a voided check. Under normal circumstances, proceeds will be transmitted to your bank on the business day following receipt of your instructions, provided redemptions may be made. In the event that share certificates have been issued, you may not request a wire redemption by telephone.

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TRANSACTION POLICIES

Net Asset Value

The NAV per share for each class of each Fund is determined each business day as of the close of regular trading (‘‘Market Close’’) on the New York Stock Exchange (‘‘NYSE’’) (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE). The Funds are open for business every day the NYSE is open. The NYSE is closed on all weekends and on all national holidays and Good Friday. Fund shares will not be priced on those days. The NAV per share of each class of each Fund is calculated by taking the value of the Funds’ assets attributable to that class, subtracting the Fund’s liabilities attributable to that class, and dividing by the number of shares of that class that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from automated pricing services. Shares of investment companies held by the Funds will generally be valued at the latest NAV reported by that investment company.  The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when a Fund’s NAV is not calculated. As a result, the NAV of a Fund may change on days when shareholders will not be able to purchase or redeem a Fund’s shares. When market quotations are not available or are deemed unreliable, a Fund will use a fair value for the security that is determined in accordance with procedures adopted by the Funds’ Board. The types of securities for which such fair value pricing might be required include, but are not limited to:

•  Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

• Securities of an issuer that has entered into a restructuring;

• Securities whose trading has been halted or suspended;

• Fixed-income securities that have gone into default and for which there are no current market value quotations; and

• Securities that are restricted as to transfer or resale.

The Funds or the Adviser may rely on the recommendations of a fair value pricing service approved by the Funds’ Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Funds’ Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determine its NAV per share.

Price of Shares

When you bought Fund shares, you paid the NAV plus any applicable sales charge.  When you sell shares, you receive the NAV minus any applicable CDSC.  Exchange orders are effected at NAV.

Execution of Requests

Purchase and sale requests are executed at the next NAV determined after the order is received in proper form by the Transfer Agent or the Distributor.  A purchase order will be deemed to be in proper form when all of the required steps set forth above under “How to Purchase Shares” have been completed.  If you purchase by wire, however, the order will be deemed to be in proper form after the telephone notification and the federal funds wire have been received.  If you purchase by wire, you must submit an application form in a timely fashion.  If an order or payment by wire is received after the Market Close, the shares will not be credited until the next business day.  For your transaction to be counted on the day you place your order with your broker-dealer or other financial institution, they must receive your order before Market Close and promptly transmit the order to the Transfer Agent or the Distributor.

You will receive a confirmation of each new transaction in your account, which also will show you the number of shares you own including the number of shares being held in safekeeping by the Transfer Agent for your account.  You may rely on these confirmations in lieu of certificates as evidence of your ownership.

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Telephone Orders

The Funds and their Transfer Agent will not be responsible for the authenticity of phone instructions or losses, if any, resulting from unauthorized shareholder transactions if they reasonably believe that such instructions were genuine.  The Funds and their Transfer Agent have established reasonable procedures to confirm that instructions communicated by telephone are genuine.  These procedures include recording telephone instructions for exchanges and expedited redemptions, requiring the caller to give certain specific identifying information, and providing written confirmation to shareholders of record not later than five days following any such telephone transactions.  If the Funds and their Transfer Agent do not employ these procedures, they may be liable for any losses due to unauthorized or fraudulent telephone instructions.

Exchanges

You may exchange shares of a Fund for shares of the same class of any other ING Fund except for ING Corporate Leaders Trust Fund during the Index Plus LargeCap Period, without paying any additional sales charge.  However, for Class A shares of the ING Money Market Fund and ING Classic Money Market Fund, for which no sales charge was paid, you must pay the applicable sales load on an exchange into Class A shares of another Fund.  Shares subject to a CDSC will continue to age from the date the original shares were purchased.

The total value of shares being exchanged must at least equal the minimum investment requirement of the ING Fund into which they are being exchanged.  Exchanges of shares are sales and may result in a gain or loss for federal and state income tax purposes.

If you exchange into ING Senior Income Fund, your ability to sell or liquidate your investment will be limited.  ING Senior Income Fund is a closed-end interval fund and does not redeem its shares on a daily basis.  It is not expected that a secondary market for ING Senior Income Fund’s shares will develop, so you will not be able to sell them through a broker or other investment professional.  To provide a measure of liquidity, ING Senior Income Fund will normally make monthly repurchase offers for 5% of its outstanding common shares.  If more than 5% of the ING Senior Income Fund’s common shares are tendered, you may not be able to completely liquidate your holdings in any one month.  You also would not have liquidity between these monthly repurchase dates.  Investors exercising the exchange privilege with ING Senior Income Fund should carefully review the prospectus of that fund.  Investors may obtain a copy of the ING Senior Income Fund’s prospectus or any other ING Fund prospectus by calling (800) 992-0180 or by going to www.ingfunds.com.

In addition to the Funds available in this Prospectus, the Distributor offers many other funds.  Shareholders exercising the exchange privilege with any other ING Fund should carefully review the prospectus of that fund before exchanging their shares.  For a list of the other funds offered by the Distributor, please see the inside back cover of this Prospectus.  Investors may obtain a copy of a prospectus of any ING Fund not discussed in this Prospectus by calling (800) 992-0180 or by going to www.ingfunds.com.

You will automatically have the ability to request an exchange by calling a Shareholder Servicing Representative unless you mark the box on the Account Application that indicates that you do not wish to have the telephone exchange privilege.  A Fund may change or cancel its exchange policies at any time, upon 60 days’ written notice to shareholders.

CDSC on Exchanges to ING Senior Income Fund

You are not required to pay an additional CDSC upon an exchange from the Funds described in this Prospectus into ING Senior Income Fund.  However, if you exchange into ING Senior Income Fund and subsequently offer your common shares for repurchase by that Fund, the Funds’ CDSC will apply.  The time period for application of the CDSC will be calculated based on the first date you acquired your shares in the Fund.

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Systematic Exchange Privilege

During the Index Plus LargeCap Period, with an initial account balance of at least $5,000 and subject to the information and limitation outlined above, you may elect to have a specified dollar amount of shares systematically exchanged, monthly, quarterly, semi-annually or annually (on any business day), from your account to an identically registered account in the same class of any other open-end ING Fund, except ING Corporate Leaders Trust Fund.  This exchange privilege may be modified at any time or terminated upon 60 days’ written notice to shareholders.

Small Accounts

Due to the relatively high cost of handling small investments, the Funds reserve the right upon 30 days prior written notice to redeem, at NAV (less any applicable deferred sales charge), the shares of any shareholder whose account (except for IRAs) has a total value that is less than the Funds’ minimum.  Before a Fund redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount allowed and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to the minimum before the redemption is processed. Your account will not be closed if its drop in value is due to Fund performance.

Account Access

Unless your Fund shares are held through a third-party fiduciary or in an omnibus registration at your bank or brokerage firm, you may be able to access your account information over the internet at www.ingfunds.com, or via a touch tone telephone by calling (800) 992-0180 and selecting Option 1.  Should you wish to speak with a Shareholder Service Representative you may call the toll free number listed above and select Option 2.

Privacy Policy

The Funds have adopted a policy concerning investor privacy.  To review the privacy policy, contact a Shareholder Services Representative at (800) 992-0180 and select option 1, obtain a policy over the internet at www.ingfunds.com, or see the privacy policy that accompanies this Prospectus.

Householding

To reduce expenses, we may mail only one copy of the Funds’ Prospectus and each annual and semi-annual shareholder report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call us at (800) 992-0180 or speak to your investment professional. We will begin sending you individual copies thirty days after receiving your request.

Portfolio Holdings Disclosure Policy

A description of the policies and procedures with respect to the disclosure of each Fund’s portfolio securities is available in the SAI. Each Fund posts its portfolio holdings schedule on their website on a calendar-quarter basis and makes it available 30 calendar days following of the end of the previous calendar quarter. The portfolio holdings schedule is as of the last day of the previous calendar quarter (e.g., each Fund will post the quarter ending June 30 holdings on July 31). Each Fund’s portfolio holdings schedule will, at a minimum, remain available on the Funds’ website until the Funds files a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. The Funds’ website is located at www.ingfunds.com.  The Funds may also post their complete or partial portfolio holdings on their website as of a specified date.

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ADVISER AND SUB-ADVISER	MANAGEMENT OF THE FUNDS

ING Investments, LLC, an Arizona limited liability company, serves as the Adviser to each of the Funds.  ING Investments has overall responsibility for the management of the Funds.  ING Investments oversees all investment advisory and portfolio management services for the Funds.

ING Investments is registered with the SEC as an investment adviser.  ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. (“ING Groep”) (NYSE: ING).  ING Groep is a global financial institution of Dutch origin offering banking, investments, life insurance and retirement services to over 75 million private, corporate and institutional clients in more than 50 countries.  With a diverse workforce of about 125,000 people, ING Groep comprises a broad spectrum of prominent companies that increasingly serve their clients under the ING brand.  ING Investments became an investment management firm in April 1995.

As of June 30, 2009, ING Investments managed approximately $37.8 billion in assets.

ING Investments’ principal address is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

For its services, ING Investments is entitled to receive an advisory fee as set forth below.  The advisory fee is expressed as an annual rate based on the average daily net assets of the Funds.

Funds	Period	Advisory Fee
PPF XI and PPF XII
	Offering Period and Quiet Period	0.25%
	Guarantee Period
	Equity Component	0.80%
	Fixed Component and ETF Strategy	0.55%
	Index Plus LargeCap Period	0.45%

The following table shows the aggregate annual management fees paid by the Funds for the most recent fiscal year:

Fund	Management Fees
PPF XI	0.57%
PPF XII	0.57%

For information regarding the basis for the Board’s approval of the investment advisory and investment sub-advisory relationships, please refer to the Funds’ semi-annual shareholder report dated November 30, 2008.

Sub-Adviser

ING Investments has engaged a sub-adviser to provide the day-to-day management of the Funds.  The Sub-Adviser is an affiliate of ING Investments.

ING Investment Management Co.

ING IM, a Connecticut corporation, serves as the Sub-Adviser to the Funds.  ING IM is responsible for managing the assets of the Funds in accordance with their investment objectives and policies, subject to oversight by ING Investments.

Founded in 1972, ING IM is registered as an investment adviser.  ING IM is an indirect wholly-owned subsidiary of ING Groep, and is an affiliate of ING Investments.  ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.

As of June 30, 2009, ING IM managed approximately $65.8 billion in assets.  The principal office of ING IM is located at 230 Park Avenue, New York, New York, 10169.

For its services, ING IM is entitled to receive a sub-advisory fee as set forth below.  The sub-advisory fee is expressed as an annual rate based on the average daily net assets of the Funds and is paid by the Adviser.

Funds	Period	Subadvisory Fee
PPF XI and PPF XII
	Offering Period and Quiet Period	0.1125%
	Guarantee Period
	Equity Component	0.36%
	Fixed Component and ETF Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

Portfolio Management During the Guarantee Period

Asset Allocation.  The following individual is responsible fro the asset allocation of the Funds.

Paul Zemsky, Portfolio Manager, has co-managed each Fund since April 2007. Mr. Zemsky is responsible for overseeing the overall strategy of the Funds and the allocation of the Funds’ assets between the Equity and Fixed Components. Mr. Zemsky is the head of ING’s Multi-Asset Strategies & Solutions Group. He joined ING IM in 2005 as Head of Derivative Strategies. Prior to assuming his role at ING, Mr. Zemsky spent 18 years at J.P. Morgan Investment Management, where he held a number of key positions, including having responsibility for asset allocation for the firm’s fixed

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income business and handling option trading in both the exchange-traded and over-the-counter markets.

Equity Component.  The following individual is responsible for the day-to-day management of the Equity Component.

Vincent Costa, Portfolio Manager, has co-managed the Equity Component since September 2006 and solely managed the Equity Component since January 2009.  He joined ING IM in April 2006 as Senior Quantitative Portfolio Manager from Merrill Lynch Investment Managers where he had been employed since 1999, most recently as Managing Director and Chief Investment Officer for that firm’s Quantitative Investment strategies.  He has 20 years of investment experience.

Fixed Component.  The following individuals jointly share responsibility for the day-to-day management of the Fixed Component:

Christine Hurtsellers, Portfolio Manager, has co-managed the Fixed Component since January 2009. She has been with ING IM since 2005 and leads the fixed-income business for ING IM.  From 1999 to 2005, she worked at Freddie Mac where she managed adjustable-rate mortgages, mortgage-backed securities, collateralized mortgage obligations and mortgage derivatives portfolios.  She also managed portfolios for Alliance Capital Management and Banc One.

Michael Hyman, Portfolio Manager, has co-managed the Fixed Component since January 2009. He has been with ING IM since 2001 and is responsible for managing the investment-grade credit and structured portfolios across multiple client objectives.  Prior to joining ING IM, he worked in securitization and derivative structuring at GE Capital.  Previously, he managed proprietary fixed-income and derivative portfolio for Société Générale and Yasuda Trust and Bank.

Portfolio Management During the Index Plus LargeCap Period

It is anticipated that Mr. Costa will manage the Funds during the Index Plus LargeCap Period.

Additional Information Regarding the Portfolio Managers

The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager, and each portfolio manager’s ownership of securities in the Funds.

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DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends

Dividends from net investment income are declared and paid annually.  Capital gains distributions, if any, are paid on an annual basis in November.  To comply with federal tax regulations, the Funds may also pay an additional capital gains distribution, usually in June.  Both income dividends and capital gains distributions are paid by the Funds on a per share basis.  As a result, at the time of a payment, the share price (or NAV per share) and the guarantee per share of the Funds will be reduced by the amount of the payment.

Dividend Reinvestment

Unless you instruct the Funds otherwise, dividends and distributions paid by the Funds will be reinvested in additional shares of the Funds.  An election to have all dividends and distributions invested in another ING Fund or paid in cash will reduce the Payment Undertaking as described above.  You may, upon written request or by completing the appropriate section of the Account Application, elect to have all dividends and other distributions paid on Class A, B, or C shares of the Funds invested in another ING Fund which offers the same class shares.

Taxes

The following information is meant as a general summary for U.S. shareholders.  Please see the SAI for additional information.  You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Funds.

The Funds will distribute all or substantially all of their net investment income and net capital gains to their shareholders each year.  Although the Funds will not be taxed on amounts they distribute, most shareholders will be taxed on amounts they receive.  A particular distribution generally will be taxable as either ordinary income or long-term capital gains.  Except as described below, it does not matter how long you have held your Fund shares or whether you elect to receive your distributions in cash or reinvest them in additional Fund shares.  For example, if the Funds designate a particular distribution as a long-term capital gains distribution, it will be taxable to you at your long-term capital gains rate.

Current tax law (which is currently scheduled to apply through 2010) generally provides for a maximum tax rate for individual taxpayers of 15% on long-term gains from sales and from certain qualifying dividends on corporate stock.  Although these rate reductions do not apply to corporate taxpayers, such taxpayers may be entitled to a corporate dividends received deduction with respect to their share of eligible domestic corporate dividends received by a Fund.  The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers:

•                  Distributions of earnings from qualifying dividends and qualifying long-term capital gains will be taxed at a maximum rate of 15%.

•                  Note that distributions of earnings from dividends paid by certain “qualified foreign corporations” can also qualify for the lower tax rates on qualifying dividends.

•                  A shareholder will also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate.

•                  Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.

•                  The maximum 15% tax rate for individual taxpayers on long-term capital gains and qualifying dividends is currently scheduled to apply through 2010.  In the absence of further Congressional action, for the calendar years after 2010, the maximum rate on long-term capital gains for individual taxpayers would increase to 20% and income from dividends would be taxed at the rates applicable to ordinary income.

Dividends declared by the Funds in October, November or December and paid during the following January will be treated as having been received by shareholders in the year the distributions were declared.

You will receive an annual statement summarizing your dividend and capital gains distributions.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment.  This is known as “buying a dividend.”

The asset allocation process may result in the realization of additional gains.  It may also result in a larger portion of any net gains being treated as short-

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term capital gains, which would be taxed as ordinary income when distributed to shareholders. There will also be interest income from investments included in the Fixed Component (including income attributable to the purchase of a bond at a discount below its principal amount). As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income and gains from investments included in the Fixed Component even in situations where the Funds have capital losses from investments in the Equity Component.

If you invest through a tax-deferred account, such as a retirement plan, you generally will not have to pay tax on dividends until they are distributed from the account. These accounts are subject to complex tax rules, and you should consult your tax adviser about investment through a tax-deferred account.

The Funds may recognize gains if required to liquidate fixed-income securities or other investments at the end of the Guarantee Period that would be taken into account in determining the amount of taxable distributions to shareholders.

There may be tax consequences to you if you sell or redeem Fund shares. You will generally have a capital gain or loss, which will be long-term or short-term, generally depending on how long you hold those shares. If you exchange shares, you may be treated as if you sold them.  If your tax basis in your shares exceeds the amount of proceeds you receive from a sale, exchange or redemption of shares, you will recognize a taxable loss on the sale of shares of the Funds.  Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions that were received with respect to the shares.  Additionally, any loss realized on a sale, redemption or exchanged of shares of the fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of the Funds within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Funds.  If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired. You are responsible for any tax liabilities generated by your transactions.

As with all mutual funds, the Funds may be required to withhold U.S. federal income tax at the current rate of 28% of all taxable distributions payable to you if you fail to provide the Funds with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.

Please see the SAI for further information regarding tax matters.

Taxes in Relation to the Financial Guarantee.

Should it be necessary for MBIA to make a payment to the Funds, this payment will likely be considered a capital gain to the Funds.  Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

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In addition to the Funds offered in this Prospectus, the Distributor also offers the funds listed below.  Before investing in a fund, shareholders should carefully review the fund’s prospectus.  Investors may obtain a copy of a prospectus of any ING Fund not discussed in this prospectus by calling (800) 992-0180.

Domestic Equity and Income Funds

ING Balanced Fund

INC Corporate Leaders 100 Fund

ING Equity Dividend Fund

ING Growth and Income Fund

ING Real Estate Fund

Domestic Equity Growth Funds

ING Growth Opportunities Fund

ING MidCap Opportunities Fund

ING Opportunistic LargeCap Fund

ING Small Company Fund

ING SmallCap Opportunities Fund

Domestic Equity Index Funds

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

Domestic Equity Value Funds

ING SmallCap Value Multi-Manager Fund

ING Value Choice Fund

Fixed Income Funds

ING GNMA Income Fund

ING High Yield Bond Fund

ING Intermediate Bond Fund

Global Equity Funds

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

Global International Fixed-Income Funds

ING Global Bond Fund

Global/International Fund-of-Funds

ING Global Target Payment Fund

ING Diversified International Fund

International Equity Funds

ING Asia-Pacific Real Estate Fund

ING Emerging Countries Fund

ING European Real Estate Fund

ING Foreign Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Capital Appreciation Fund

ING International Equity Dividend Fund

ING International Real Estate Fund

ING International SmallCap Multi-Manager Fund

ING International Value Fund

ING International Value Choice Fund

ING Russia Fund

Loan Participation Funds

ING Senior Income Fund

Money Market Funds

ING Classic Money Market Fund

ING Money Market Fund

Strategic Allocation Funds

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

TO OBTAIN MORE INFORMATION

You’ll find more information about the Funds in our:

ANNUAL/SEMI-ANNUAL SHAREHOLDER REPORTS

In the Funds’ annual/semi-annual shareholder reports, you will find a discussion of the recent market conditions and principal investment strategies that significantly affected the Funds’ performance during their last fiscal year, the financial statements and the independent registered public accounting firm’s reports (in annual shareholder report only).

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI contains more detailed information about the Funds.  The SAI is legally part of this prospectus (it is incorporated by reference).  A copy has been filed with the SEC.

Please write, call or visit our website for a free copy of the current annual/semi-annual shareholder reports, SAI or other Fund information.

To make shareholder inquiries:

The ING Funds

7337 East Doubletree Ranch Road

Scottsdale, AZ  85258-2034

(800) 992-0180

Or visit our website at www.ingfunds.com

This information may also be reviewed or obtained from the SEC.  In order to review the information in person, you will need to visit the SEC’s Public Reference Room in Washington, D.C. or call 202-551-8090.  Otherwise, you may obtain the information for a fee by contacting the SEC at:

U.S. Securities and Exchange Commission

Public Reference Section

100 F. Street, N.E.

Washington, D.C.  20549-0102

or at the e-mail address:  publicinfo@sec.gov

Or obtain the information at no cost by visiting the SEC’s Internet website at http://www.sec.gov

When contacting the SEC, you will want to refer to the Funds’ SEC file number.  The file number is as follows:

ING Equity Trust                                  811-8817

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING

FUNDS

STATEMENT OF ADDITIONAL INFORMATION

DATED SEPTEMBER 30, 2009

ING EQUITY TRUST

ING PRINCIPAL PROTECTION FUNDS

•	ING Principal Protection Fund XI (“PPF XI”)
•	ING Principal Protection Fund XII (“PPF XII”)

This Statement of Additional Information (“SAI”) is not a Prospectus and should be read in conjunction with the Prospectus dated September 30, 2009 for Class A, Class B, and Class C shares of the ING Principal Protection Funds (each a “Fund” and collectively, the “Funds”). The Funds are series of the ING Equity Trust (“Trust”). Capitalized terms not defined herein are used as defined in the Prospectus. The Trust is authorized to issue multiple series of shares, each representing a diversified portfolio of investments with different investment objectives, policies and restrictions. This SAI relates to the Class A, Class B, and Class C shares of the Funds.

A free copy of the Funds’ Class A, Class B, and Class C Prospectus and Annual/Semi-Annual Reports are available upon request by writing to the Funds at: 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, or by calling:1-800-992-0180.

GENERAL INFORMATION

Organization. The Trust is a Massachusetts business trust registered as an open-end, diversified management investment company. The Trust was organized in June of 1998. On November 1, 1999, the name of the Trust was changed from “Northstar Equity Trust” to “Pilgrim Equity Trust.” On February 22, 2002, the name of the Trust was changed from “Pilgrim Equity Trust” to “ING Equity Trust.”

Each Fund has an Offering Period, a Guarantee Period and an Index Plus Large Cap Period. Shares of the Funds were offered during the Offering Period but will not be offered during the Guarantee Period, except in connection with the reinvestment of dividends. The Funds will be offered on a continuous basis to then existing shareholders during the Index Plus Large Cap Period.

Series and Classes. Although the Trust currently offers multiple series, this SAI applies only to Class A, Class B, and Class C shares of the Funds. The Board of Trustees (“Board”) has the authority to subdivide each series into classes of shares having different attributes so long as each share of each class represents a proportionate interest in the series equal to each other share in that series. Shares of the Funds are classified into three classes: Class A, Class B, and Class C. Each class of shares has the same rights, privileges and preferences, except with respect to: (a) the effect of sales charges for each class; (b) the distribution fees borne by each class; (c) the expenses allocable exclusively to each class; (d) voting rights on matters exclusively affecting a single class; and (e) the exchange privilege, if any, of each class.

Capital Stock. The Funds’ shares are fully paid and nonassessable when issued. The Funds’ shares have no preemptive or conversion rights, except that Class B shares automatically convert to Class A shares after eight years. Each share of the Funds have the same rights to share in dividends declared by the Funds. Upon liquidation of the Funds, shareholders are entitled to share pro rata in the net assets of the Funds available for distribution to shareholders.

Voting Rights. Shareholders of each class are entitled to one vote for each full share held (and fractional votes for fractional shares of each class held) and will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Generally, all shareholders have voting rights on those matters submitted, except matters affecting only interests of one class of shares. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees, in which event the holders of the remaining shares will be unable to elect any person as a Trustee.

The Trust’s charter may be amended if the amendment is declared advisable by the Trustees and approved by the shareholders of the Trust by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Trustees may also amend the charter without the vote or consent of Shareholders if they deem necessary to conform the charter to applicable federal or state laws, change the name of the Trust or make other changes that do not materially adversely affect the rights of shareholders.

1940 Act Classification. The Funds are diversified, open-end management investment companies, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act generally requires that with respect to 75% of its total assets, a diversified company may not invest more than 5% of its total assets in the securities of any one issuer.

ADDITIONAL INVESTMENT RESTRICTIONS AND POLICIES

The Funds have adopted the following investment restrictions as fundamental policies that cannot be changed without the approval by the holders of a majority (as defined in the 1940 Act) of the Funds’ outstanding shares, which means the lesser of (1) 67% or more of the shares of the Funds present at a shareholders’ meeting which more than 50% of the outstanding shares are present or represented in person or by proxy; or (2) more than 50% of the outstanding shares of the Funds.

As a matter of fundamental policy, the Funds will not:

(1) Issue any senior security (as defined in the 1940 Act), except that (i) the Funds may enter into commitments to purchase securities in accordance with the Funds’ investment program, including reverse repurchase agreements, delayed delivery and when-issued securities, which may be considered the issuance of senior securities; (ii) the Funds may engage in transactions that may result in the issuance of a senior security to the extent permitted under applicable regulations, interpretations of the 1940 Act or an exemptive order; (iii) the Funds may engage in short sales of securities to the extent permitted in its investment program and other restrictions; (iv) the purchase or sale of futures contracts and related options shall not be considered to involve the issuance of senior securities; and (v) subject to certain fundamental restrictions set forth below, the Funds may borrow money as authorized by the 1940 Act;

(2) Borrow money, except that (a) the Funds may enter into certain futures contracts and, during the Index Plus LargeCap Period, options related thereto; (b) the Funds may enter into commitments to purchase securities in accordance with the Funds’ investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Funds may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Funds may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Funds’ assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings.

(3) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Funds for its portfolio, the Funds may be deemed to be an underwriter under the provisions of the Securities Act of 1933, as amended (the “1933 Act”).

(4) Purchase real estate, interests in real estate or real estate limited partnership interests except that: (i) to the extent appropriate under its investment program, the Funds may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts (“REITs”), which deal in real estate or interests therein; or (ii) during the Index Plus LargeCap Period, the Funds may acquire real estate as a result of ownership of securities or other interests (this could occur, for example, if the Funds hold a security that is collateralized by an interest in real estate and the security defaults).

(5) Make loans, except that, to the extent appropriate under its investment program, the Funds may purchase bonds, debentures or other debt securities, including short-term obligations; enter into repurchase transactions; and, during the Index Plus LargeCap Period, lend portfolio securities provided that the value of such loaned securities does not exceed one-third of the Funds’ total assets.

(6) Invest in commodity contracts, except that the Funds may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities; may enter into futures contracts and related options; and may engage in transactions on a when-issued or forward commitment basis.

(7) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

(8) Concentrate its investments in any one industry except that the Funds may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.

With the exception of fundamental investment restriction (2), where the Funds’ investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time of purchase, notwithstanding a later change in the market value of an investment, in net or total assets, in the securities rating of the investment, or any other change.

The Funds also have adopted certain other investment policies and restrictions reflecting the current investment practices of the Funds, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, the Funds will not:

(1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in (1) above, and permitted transactions involving options, futures contracts and options on such contracts.

(2) Invest in companies for the purpose of exercising control or management.

(3) Make short sales of securities, other than short sales “against the box,” or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Funds.

(4) Invest more than 25% of its total assets in securities or obligations of foreign issuers, including marketable securities of, or guaranteed by, foreign governments (or any instrumentality or subdivision thereof);

(5) Purchase interests in oil, gas or other mineral exploration programs; however, this limitation will not prohibit the acquisition of securities of companies engaged in the production or transmission of oil, gas, or other minerals;

(6) Invest more than 10% of the total value of its assets in high-yield bonds (securities rated below BBB- by Standard & Poor’s Rating Services (“S&P”( or Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), or, if unrated, considered by the investment manager and/or sub-adviser to be of comparable quality).

SUPPLEMENTAL DESCRIPTION OF THE FUNDS’ INVESTMENTS AND RISKS

The Funds will be managed by ING Investment Management Co. (“ING IM” or “Sub-Adviser”) subject to oversight by the investment adviser ING Investments, LLC, (“ING Investments” or “Adviser”) as described more fully in the “Adviser” section below.

Use of Futures and Other Derivative Instruments During the Guarantee Period

During the Guarantee Period, the Funds may use certain derivative instruments, described below and in the Prospectus, as a means of achieving their investment objective. A Fund may invest up to 30% of its assets in lower risk derivatives for hedging or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.

Futures Contracts. The Funds may enter into futures contracts subject to the restrictions described below under “Additional Restrictions on the Use of Futures and Options Contracts.” During the Guarantee Period, the Funds will only enter into futures contracts on the Standard and Poor’s 500® Composite Stock Price Index (“S&P 500® Index”) and U.S. Treasury securities.

The Funds may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Funds’ total assets at market value at the time of entering into a contract, (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts, and (c) the notional value of all U.S. Treasury futures shall not exceed 50% of the market value of all corporate bonds, U.S. Treasury Notes and U.S. Agency Notes.

Additional Information Regarding the Use of Futures. A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date, time, and place. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission (“CFTC”).

Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

There can be no assurance, however, that the Funds will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to the Funds relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends.

Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also now in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

Sales of future contracts which are intended to hedge against a change in the value of securities held by the Funds may affect the holding period of such securities and, consequently, the nature of the gain or loss on such securities upon disposition.

“Margin” is the amount of funds that must be deposited by the Funds with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in the Funds’ futures contracts. A margin deposit is intended to assure the Funds’ performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to the Funds. These daily payments to and from the Funds are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values (“NAV”), the Funds will mark-to-market the current value of its open futures contracts. The Funds expect to earn interest income on its initial margin deposits.

When the Funds buy or sell a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full “notional” value of the futures contract, thereby ensuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

STRIPS, CATS, TIGRs and TRs. The Funds may invest in Separate Trading of Registered Interest and Principal of Securities (“STRIPS”), Certificates of Accrual on Treasury Securities (“CATS”), Treasury Investment Growth Receipts (“TIGRs”) and Generic Treasury Receipts (“TRs”). These securities are created by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. These securities generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. These securities tend to be subject to the same risks as zero coupon securities. The market prices of these securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see “Additional Investment Techniques and Risk Factors During the Guarantee Period — Zero Coupon Securities” below.)

Use of Options, Futures and Other Derivative Instruments During the Index Plus LargeCap Period

During the Index Plus LargeCap Period, the Funds may use certain derivative instruments, described below and in the Prospectus, as a means of achieving its investment objective. For purposes other than hedging, the Funds will invest no more than 5% of its assets in derivatives that at the time of purchase are considered by management to involve high risk to the Funds, such as inverse floaters.

Derivatives that may be used by the Funds include forward contracts, swaps, structured notes, futures and options. The Funds may invest up to 30% of its assets in lower risk derivatives for hedging purposes, or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs. Asset-backed securities other than those described in the preceding paragraph, STRIPS and forward exchange contracts are not subject to this 30% limitation.

Futures Contracts. The Funds may enter into futures contracts and options thereon subject to the restrictions described below under “Additional Restrictions on the Use of Futures and Option Contracts.” The Funds may enter into futures contracts or options thereon that are traded on national futures exchanges and standardized as to maturity date and underlying financial instrument. (For additional information regarding the Funds’ use of futures contracts during the Index Plus LargeCap Period, see “Additional Information Regarding the Use of Futures” above.)

The Funds can buy and write (sell) options on futures contracts. The Funds may purchase and sell futures contracts and related options under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Funds’ total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts. See “Call and Put Options” below for additional restrictions.

Call and Put Options. The Funds may purchase and write (sell) call options and put options on securities, indices and futures as discussed in the Prospectuses, subject to the restrictions described in this section and under “Additional Restrictions on the Use of Futures and Options Contracts.” A call option gives the holder (buyer) the right to buy and to obligate the writer (seller) to sell a security or financial instrument at a stated price (strike price) at any time until a designated future date when the option expires (expiration date). A put option gives the holder (buyer) the right to sell and to obligate the writer (seller) to purchase a security or financial instrument at a stated price at any time until the expiration date. The Funds may write or purchase put or call options listed on national securities exchanges in standard contracts or may write or purchase put or call options with or directly from investment dealers meeting the creditworthiness criteria of ING IM.

The Funds are prohibited from having written call options outstanding at any one time on more than 30% of its total assets. The Funds will not write a put if it will require more than 50% of the Funds’ net assets to be designated to cover all put obligations. The Funds may not buy put options if more than 3% of its assets immediately following such purchase would consist of put options. The Funds may purchase call and sell put options on equity securities only to close out positions previously opened. The Funds will not write a call option on a security unless the call is “covered” (i.e., it already owns the underlying security). Securities it “already owns” include any stock which it has the right to acquire without any additional payment, at its discretion for as long as the call remains outstanding. This restriction does not apply to the writing of calls on securities indices or futures contracts. The Funds will not write call options on when-issued securities. The Funds purchase call options on indices primarily as a temporary substitute for taking positions in certain securities or in the securities that comprise a relevant index. The Funds may also purchase call options on an index to protect against increases in the price of securities underlying that index that the Funds intend to purchase pending its ability to invest in such securities in an orderly manner.

So long as the obligation of the writer of a call option continues, the writer may be assigned an exercise notice by the broker-dealer through which such option was settled, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, by the exercise of the call option, or by entering into an offsetting transaction.

When writing a call option, in return for the premium, the writer gives up the opportunity to profit from the price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. If a call option expires unexercised, the writer will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the writer would realize a gain or loss from the transaction depending on what it received from the call and what it paid for the underlying security.

An option on an index (or a particular security) is a contract that gives the purchaser of the option, in return for the premium paid, the right to receive from the writer of the option cash equal to the difference between the closing price of the index (or security) and the exercise price of the option, expressed in dollars, times a specified multiple (the multiplier).

The Funds may write calls on securities indices and futures contracts provided that it enters into an appropriate offsetting position or that it designates liquid assets in an amount sufficient to cover the underlying obligation in accordance with regulatory requirements. The risk involved in writing call options on futures contracts or market indices is that the Funds would not benefit from any increase in value above the exercise price. Usually, this risk can be eliminated by entering into an offsetting transaction. However, the cost to do an offsetting transaction and terminate the Funds’ obligation might be more or less than the premium received when it originally wrote the option. Further, the Funds might occasionally not be able to close the option because of insufficient activity in the options market.

In the case of a put option, as long as the obligation of the put writer continues, it may be assigned an exercise notice by the broker-dealer through which such option was sold, requiring the writer to take delivery of the underlying security against payment of the exercise price. A writer has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the expiration date. This obligation terminates earlier if the writer effects a closing purchase transaction by purchasing a put of the same series as that previously sold.

If a put option is sold by the Funds, the Funds will designate liquid securities with a value equal to the exercise price, or else will hold an offsetting position in accordance with regulatory requirements. In writing puts, there is the risk that a writer may be required to buy the underlying security at a disadvantageous price. The premium the writer receives from writing a put option represents a profit, as long as the price of the underlying instrument remains above the exercise price. If the put is exercised, however, the writer is obligated during the option period to buy the underlying instrument from the buyer of the put at the exercise price, even though the value of the investment may have fallen below the exercise price. If the put lapses unexercised, the writer realizes a gain in the amount of the premium. If the put is exercised, the writer may incur a loss, equal to the difference between the exercise price and the current market value of the underlying instrument.

The Funds may purchase put options when ING IM believes that a temporary defensive position is desirable in light of market conditions, but does not desire to sell a portfolio security. The purchase of put options may be used to protect the Funds’ holdings in an underlying security against a substantial decline in market value. Such protection is, of course, only provided during the life of the put option when the Funds, as the holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security’s market price. By using put options in this manner, the Funds will reduce any profit it might otherwise have realized in its underlying security by the premium paid for the put option and by transaction costs. The purchase of put options may also be used by the Funds when it does not hold the underlying security.

The premium received from writing a call or put option, or paid for purchasing a call or put option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, the length of the option period, and the general interest rate environment. The premium received by the Funds for writing call options will be recorded as a liability in the SAI of assets and liabilities of the Funds. This liability will be adjusted daily to the option’s current market value. The liability will be extinguished upon expiration of the option, by the exercise of the option, or by entering into an offsetting transaction. Similarly, the premium paid by the Funds when purchasing a put option will be recorded as an asset in the SAI of assets and liabilities of the Funds. This asset will be adjusted daily to the option’s current market value. The asset will be extinguished upon expiration of the option, by selling an identical option in a closing transaction, or by exercising the option.

Closing transactions will be effected in order to realize a profit on an outstanding call or put option, to prevent an underlying security from being called or put, or to permit the exchange or tender of the underlying security. Furthermore, effecting a closing transaction will permit the Funds to write another call option, or purchase another put option, on the underlying security with either a different exercise price or expiration date or both. If the Funds desire to sell a particular security from its portfolio on which it has written a call option, or purchased a put option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that the Funds will be able to effect a closing transaction at a favorable price. If the Funds cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. The Funds will pay brokerage commissions in connection with the sale or purchase of options to close out previously established option positions. These brokerage commissions are normally higher as a percentage of underlying asset values than those applicable to purchases and sales of portfolio securities.

Foreign Futures Contracts and Foreign Options. The Funds may engage in transactions in foreign futures contracts and foreign options. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. Neither the CFTC, the National Futures Association (“NFA”) nor any domestic exchange regulates activities of any foreign boards of trade including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Generally, the foreign transaction will be governed by applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures contracts or foreign options transaction occurs. Investors that trade foreign futures contracts or foreign options contracts may not be afforded certain of the protective measures provided by domestic exchanges, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the NFA. In particular, Funds received from customers for foreign futures contracts or foreign options transactions may not be provided the same protections as Funds received for transactions on a U.S. futures exchange. The price of any foreign futures contracts or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised.

Options on Foreign Currencies. The Funds may write and purchase calls on foreign currencies. The Funds may purchase and write puts and calls on foreign currencies that are traded on a securities or commodities exchange or quoted by major recognized dealers in such options for the purpose of protecting against declines in the dollar value of foreign securities and against increases in the dollar cost of foreign securities to be acquired. If a rise is anticipated in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of such securities may be partially offset by purchasing calls or writing puts on that foreign currency. If a decline in the dollar value of a foreign currency is anticipated, the decline in value of portfolio securities denominated in that currency may be partially offset by writing calls or purchasing puts on that foreign currency. In such circumstances, the Funds collateralize the position by designating cash and/or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily. In the event of rate fluctuations adverse to the Funds’ position, it would lose the premium it paid and transaction costs. A call written on a foreign currency by the Funds is covered if the Funds own the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration specially designated) upon conversion or exchange of other foreign currency held in its portfolio.

Forward Exchange Contracts. The Funds may enter into forward contracts for foreign currency (forward exchange contracts), which obligate the seller to deliver and the purchaser to take a specific amount of a specified foreign currency at a future date at a price set at the time of the contract. These contracts are generally traded in the interbank market conducted directly between currency traders and their customers. The Funds may enter into a forward exchange contract in order to “lock in” the U.S. dollar price of a security denominated in a foreign currency which it has purchased or sold but which has not yet settled (a transaction hedge); or to lock in the value of an existing portfolio security (a position hedge); or to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency. Forward exchange contracts include standardized foreign currency futures contracts which are traded on exchanges and are subject to procedures and regulations applicable to futures. The Funds may also enter into a forward exchange contract to sell a foreign currency that differs from the currency in which the underlying security is denominated. This is done in the expectation that there is a greater correlation between the foreign currency of the forward exchange contract and the foreign currency of the underlying investment than between the U.S. dollar and the foreign currency of the underlying investment. This technique is referred to as “cross hedging.” The success of cross hedging is dependent on many factors, including the ability of ING IM to correctly identify and monitor the correlation between foreign currencies and the U.S. dollar. To the extent that the correlation is not identical, the Funds may experience losses or gains on both the underlying security and the cross currency hedge.

The Funds may use forward exchange contracts to protect against uncertainty in the level of future exchange rates. The use of forward exchange contracts does not eliminate fluctuations in the prices of the underlying securities the Funds own or intend to acquire, but it does fix a rate of exchange in advance. In addition, although forward exchange contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of these securities between the date the forward contract is entered into and the date it is sold. Accordingly, it may be necessary for the Funds to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase), if the market value of the security is less than the amount of foreign currency the Funds are obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Funds are obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Funds to sustain losses on these contracts and transaction costs.

At or before the maturity of a forward exchange contract requiring the Funds to sell a currency, the Funds may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Funds will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Funds may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Funds would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate(s) between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

The cost to the Funds of engaging in forward exchange contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. Because such contracts are not traded on an exchange, ING IM must evaluate the credit and performance risk of each particular counterparty under a forward contract.

Although the Funds value their assets daily in terms of U.S. dollars, they do not intend to convert their holdings of foreign currencies into U.S. dollars on a daily basis. The Funds may convert foreign currency from time to time. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Funds at one rate, while offering a lesser rate of exchange should the Funds desire to resell that currency to the dealer.

Swap Transactions. The Funds may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices.

Swap agreements can take many different forms and are known by a variety of names. The Funds are not limited to any particular form or variety of swap agreement if ING IM determines it is consistent with the Funds’ investment objective and policies.

The most significant factor in the performance of swaps is the change in the underlying price, rate or index level that determines the amount of payments to be made under the arrangement. If ING IM incorrectly forecasts such change, the Funds’ performance would be less than if the Funds had not entered into the swap. In addition, if the counterparty’s creditworthiness declines, the value of the swap agreement also would be likely to decline, potentially resulting in losses.

If the counterparty to a swap defaults, the Funds’ loss will consist of the net amount of contractual payments that the Funds have not yet received. ING IM will monitor the creditworthiness of counterparties to the Funds’ swap transactions on an ongoing basis.

The Funds will enter into swap transactions with appropriate counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Funds and that counterparty under that master agreement shall be regarded as parts of an integral agreement. If on any date amounts are payable in the same currency in respect of one or more swap transactions, the net amount payable on that date in that currency shall be paid. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty may terminate the swaps with that party. Under such agreements, if there is a default resulting in a loss to one party, the measure of that party’s damages is calculated by reference to the average cost of a replacement swap with respect to each swap (i.e., the mark-to-market value at the time of the termination of each swap). The gains and losses on all swaps are then netted, and the result is the counterparty’s gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as “aggregation.”

Asset-Backed Securities. The Funds may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. The average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

The collateral behind certain asset-backed securities (such as CARs and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

The coupon rate of interest on asset-backed securities is lower than the interest rates paid on the loans included in the underlying pool, by the amount of the fees paid to the pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.

The principal on asset-backed securities, like mortgage-related securities, may normally be prepaid at any time, which will reduce the yield and market value of these securities. Asset-backed securities and commercial mortgage-backed securities generally experience less prepayment than residential mortgage-related securities. In periods of falling interest rates when liquidity is available to borrowers, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates.  During such periods, reinvestment of the prepayment proceeds by the Funds will generally be at lower rates of return than the return on the assets which were prepaid. Certain commercial mortgage-backed securities are issued in several classes with different levels of yield and credit protection. The Funds’ investments in commercial mortgage-backed securities with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks. Certain commercial mortgage-backed securities are issued in several classes with different levels of yield and credit protection.  While asset-backed securities are designed to allocate risk from pools of their underlying assets, the risk allocation techniques may not be successful, which could lead to the credit risk of these investments being greater than indicated by their ratings. The value of asset-backed securities may be further affected by downturns in the credit markets or the real estate market.  It may be difficult to value these instruments because of the transparency or liquidity of some underlying investments, and these instruments may not be liquid.  Finally, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

STRIPS. The Funds may invest in and Principal of Securities STRIPS. STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to be subject to the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see “Additional Investment Techniques and Risk Factors During the Index Plus LargeCap Period - Zero Coupon and Pay-in-Kind Securities” below.)

Additional Restrictions on the Use of Futures and Options Contracts

The Funds expect that at least 75% of futures contract purchases will be “completed”; that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market. With respect to futures contracts or related options that are entered into during the Index Plus LargeCap Period for purposes that may be considered speculative, the aggregate initial margin for future contracts and premiums for options will not exceed 5% of the Funds’ net assets, after taking into account realized profits and unrealized losses on such futures contracts.

Additional Risk Factors in Using Derivatives

In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following sets forth certain information regarding the potential risks associated with the Funds’ transactions in derivatives.

Risk of Imperfect Correlation. The Funds’ ability to hedge effectively all or a portion of its portfolio through transactions in futures, options on futures or options on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged does not move in the same amount or direction as the underlying security or index, the hedging strategy for the Funds might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures or option contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Funds’ overall return could be less than if the hedging transactions had not been undertaken.

Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a futures or option position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While the Funds will establish a futures or option position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures or option contract at any specific time. In such event, it may not be possible to close out a position held by the Funds which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures or option positions also could have an adverse impact on the Funds’ ability effectively to hedge its portfolio, or the relevant portion thereof.

The trading of futures and options contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Risk of Predicting Interest Rate Movements. Investments in futures contracts on fixed-income securities and related indices involve the risk that if the judgment of ING IM concerning the general direction of interest rates is incorrect, the overall performance of the Funds may be poorer than if they had not entered into any such contract. For example, if the Funds have been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in their portfolio and interest rates decrease instead, the Funds will lose part or all of the benefit of the increased value of their bonds which have been hedged because they will have offsetting losses in their futures positions. In addition, in such situations, if the Funds have insufficient cash, they may have to sell bonds from its portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

Trading and Position Limits. Each contract market on which futures and option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Trust does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Fund.

Counterparty Risk. With some derivatives, whether used for hedging or speculation, there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for the Funds.

Additional Investment Techniques and Risk Factors During the Guarantee Period

Foreign Securities. The Funds may invest in depositary receipts of foreign companies included in the S&P 500®. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions.

Zero Coupon Securities. The Funds may invest in U.S. Treasury or agency zero coupon securities maturing on or within 90 days preceding the Guarantee Maturity Date (as defined herein). U.S. Treasury or agency zero coupon securities shall be limited to non-callable, non-interest bearing obligations and shall include STRIPS, CATS, TIGRs and TRs. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the “cash payment date”) and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. The Funds may also invest in Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the

Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody’s.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to its shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Funds’ expenses could be allocated and to reduce the rate of return for the Funds.

Real Estate Securities. The Funds may invest in real estate securities through interests in REITs, provided the REIT is included in the S&P 500® Index. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, or both. Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (e.g. zoning laws) that impair the rights of real estate owners; and adverse developments in the real estate industry.

Corporate Bonds. The Fixed Component may consist of non-callable corporate bonds, provided that no less than 40% of the Funds’ assets are allocated to the Equity Component. Any corporate bond purchased must mature on a date no more than three years before or after the Guarantee Maturity Date. In addition, each such bond must be rated AA- or higher by S&P or Aa3 or higher by Moody’s, provided that if both S&P and Moody’s have issued a rating on the security, such rating shall be no less than AA-/Aa3. If a corporate bond is downgraded below this level, ING IM shall divest the security within 15 business days following the public announcement of such downgrade. No more than 2% of the Funds’ assets shall be invested in corporate debt securities of any issuer or its affiliates at the time of investment therein.

Additional Investment Techniques and Risk Factors During the Index Plus LargeCap Period

The investment techniques discussed in this section of the SAI are discretionary, which means that the Adviser or Sub-Adviser can decide whether to use them or not.

Repurchase Agreements. The Funds may enter into repurchase agreements with respect to its portfolio securities. Such agreements may be considered to be loans by the Funds for purposes of the 1940 Act. Each repurchase agreement must be collateralized fully, in accordance with the provisions of Rule 5b-3 under the 1940 Act, at all times. Pursuant to such repurchase agreements, the Funds acquire securities from financial institutions such as brokers, dealers and banks, subject to the seller’s agreement to repurchase and the Funds’ agreement to resell such securities at a mutually agreed upon date and price. The term of such an agreement is generally quite short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery. The repurchase price generally equals the price paid by the Funds plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security). The securities underlying a repurchase agreement will be marked to market every business day so that the value of the collateral is at least equal to the value of the loan, including the accrued interest thereon, and the Investment Manager will monitor the value of the collateral. Securities subject to repurchase agreements will be held by the Custodian or in the Federal Reserve/Treasury Book-Entry System or an equivalent foreign system. If the seller defaults on its repurchase obligation, the Funds will suffer a loss to the extent that the proceeds from a sale of the underlying securities is less than the repurchase price under the agreement. Bankruptcy or insolvency of such a defaulting seller may cause the Funds’ rights with respect to such securities to be delayed or limited. To mitigate this risk, the Funds may only enter into repurchase agreements that qualify for an exclusion from any automatic stay of creditors’ rights against the counterparty under applicable insolvency law in the event of the counterparty’s insolvency. Repurchase agreements maturing in more than seven days will not exceed 10% of the total assets of the Funds.

Variable Rate Demand and Floating Rate Instruments. The Funds may invest in variable rate demand and floating rate instruments. Variable rate demand instruments held by the Funds may have maturities of more than one year, provided: (i) the Funds are entitled to the payment of principal at any time, or during specified intervals not exceeding one year, upon giving the prescribed notice (which may not exceed 30 days), and (ii) the rate of interest on such instruments is adjusted at periodic intervals not to exceed one year. In determining whether a variable rate demand instrument has a remaining maturity of one year or less, each instrument will be deemed to have a maturity equal to the longer of the period remaining until its next interest rate adjustment or the period remaining until the principal amount can be recovered through demand. The Funds will be able (at any time or during specified periods not exceeding one year, depending upon the note involved) to demand payment of the principal of a note. If an issuer of a variable rate demand note defaulted on its payment obligation, the Funds might be unable to dispose of the note and a loss would be incurred to the extent of the default. The Funds may invest in variable rate demand notes only when the investment is deemed to involve minimal credit risk. The continuing creditworthiness of issuers of variable rate demand notes held by the Funds will also be monitored to determine whether such notes should continue to be held. Variable and floating rate instruments with demand periods in excess of seven days and which cannot be disposed of promptly within seven business days and in the usual course of business without taking a reduced price will be treated as illiquid securities.

Foreign Securities. The Funds may invest in foreign securities. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Because the Funds may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability, or diplomatic developments that could adversely affect investments in those countries.

There may be less publicly available information about a foreign issuer than about a U.S. company, and foreign issuers may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. issuers. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets. Securities of many foreign issuers are less liquid and their prices more volatile than securities of comparable U.S. issuers. Transactional costs in non-U.S. securities markets are generally higher than in U.S. securities markets. There is generally less government supervision and regulation of exchanges, brokers, and issuers than there is in the U.S. The Trust might have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts. In addition, transactions in foreign securities may involve greater time from the trade date until settlement than domestic securities transactions and involve the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

All these risks usually are higher in emerging markets, such as most countries in Africa, Asia, Latin America and the Middle East, than in more established markets, such as Western Europe.

Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts include: (a) American Depositary Receipts (“ADRs”), which are typically designed for U.S. investors and held either in physical form or in book entry form; (b) European Depositary Receipts (“EDRs”), which are similar to ADRs but may be listed and traded on a European exchange as well as in the U.S. (typically, these securities are traded on the Luxembourg exchange in Europe); and (c) Global Depositary Receipts (“GDRs”), which are similar to EDRs although they may be held through foreign clearing agents such as Euroclear and other foreign depositories. Depositary receipts denominated in U.S. dollars will not be considered foreign securities for purposes of the investment limitation concerning investment in foreign securities.

High-Yield Bonds. The Funds may invest in high-yield bonds, subject to the limits described above and in the Prospectus. High-yield bonds are fixed-income securities that offer a current yield above that generally available on debt securities rated in the four highest categories by Moody’s and S&P or other rating agencies, or, if unrated, are considered to be of comparable quality by ING IM. These securities include:

(a)                                 fixed rate corporate debt obligations (including bonds, debentures and notes) rated below Baa3 by Moody’s or BBB- by S&P;

(b)                                 preferred stocks that have yields comparable to those of high-yielding debt securities; and

(c)                                  any securities convertible into any of the foregoing.

Debt obligations rated below Baa3/BBB- generally involve more risk of loss of principal and income than higher-rated securities. Their yields and market values tend to fluctuate more. Fluctuations in value do not affect the cash income from the securities but are reflected in the Funds’ NAV. The greater risks and fluctuations in yield and value occur, in part, because investors generally perceive issuers of lower-rated and unrated securities to be less creditworthy. Lower ratings, however, may not necessarily indicate higher risks. In pursuing the Funds’ objectives, ING IM seeks to identify situations in which ING IM believes that future developments will enhance the creditworthiness and the ratings of the issuer.

Some of the risks associated with high-yield bonds include:

Sensitivity to Interest Rate and Economic Changes. High-yield bonds are more sensitive to adverse economic changes or individual corporate developments but generally less sensitive to interest rate changes than are investment-grade bonds. As a result, when interest rates rise, causing bond prices to fall, the value of these securities may not fall as much as investment grade corporate bonds. Conversely, when interest rates fall, these securities may underperform investment grade corporate bonds.

Also, the financial stress resulting from an economic downturn or adverse corporate developments could have a greater negative effect on the ability of issuers of these securities to service their principal and interest payments, to meet projected business goals and to obtain additional financing, than on more creditworthy issuers. In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of these securities and the Funds’ NAV. Furthermore, in the case of high-yield bonds structured as zero coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes and thereby tend to be more speculative and volatile than securities which pay interest periodically and in cash.

Payment Expectations. High-yield bonds present risks based on payment expectations. For example, these securities may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, the Funds may have to replace the securities with a lower yielding security, resulting in a decreased return for investors. In addition, there is a higher risk of non-payment of interest and/or principal by issuers of these securities than in the case of investment-grade bonds.

Liquidity and Valuation Risks. Some issuers of high-yield bonds may be traded among a limited number of broker-dealers rather than in a broad secondary market. Many of these securities may not be as liquid as investment grade bonds. The ability to value or sell these securities will be adversely affected to the extent that such securities are thinly traded or illiquid. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease or increase the value and liquidity of these securities more than other securities, especially in a thinly-traded market.

Limitations of Credit Ratings. The credit ratings assigned to high-yield bonds may not accurately reflect the true risks of an investment. Credit ratings typically evaluate the safety of principal and interest payments rather than the market value risk of such securities. In addition, credit agencies may fail to adjust credit ratings to reflect rapid changes in economic or company conditions that affect a security’s market value. Although the ratings of recognized rating services such as Moody’s and S&P are considered, ING IM primarily relies on its own credit analysis which includes a study of existing debt, capital structure, ability to service debts and to pay dividends, the issuer’s sensitivity to economic conditions, its operating history and the current trend of earnings. Thus the achievement of the Funds’ investment objective may be more dependent on ING IM’s own credit analysis than might be the case for a fund which does not invest in these securities.

Zero Coupon and Pay-in-Kind Securities. The Funds may invest in zero coupon securities and pay-in-kind securities. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest

(the “cash payment date”) and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. A pay-in-kind bond pays interest during the initial few years in additional bonds rather than in cash. Later the bond may pay cash interest. Pay-in-kind bonds are typically callable at about the time they begin paying cash interest. The market prices of zero coupon and deferred interest securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to their shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Funds’ expenses could be allocated and to reduce the rate of return for the Funds.

The risks associated with lower-rated debt securities apply to these securities. Zero coupon and pay-in-kind securities are also subject to the risk that in the event of a default, the Funds may realize no return on its investment, because these securities do not pay cash interest.

Convertibles. The Funds may invest in convertible securities. A convertible bond or convertible preferred stock gives the holder the option of converting these securities into common stock. Some convertible securities contain a call feature whereby the issuer may redeem the security at a stipulated price, thereby limiting the possible appreciation.

Real Estate Securities. The Funds may invest in real estate securities, including REITs, real estate development, real estate operating companies, and companies engaged in other real estate related businesses. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both. The Funds will invest in REITs only to the extent that they are included in the S&P 500® Index.

Risks of real estate securities include those risks that are more closely associated with investing in real estate directly than with investing in the stock market generally. Those risks include: periodic declines in the value of real estate generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

Equity Securities of Smaller Companies. The Funds may invest in equity securities issued by U.S. companies with smaller market capitalizations. These companies may be in an early developmental stage or may be older companies entering a new stage of growth due to management changes, new technology, products or markets. The securities of small-capitalization companies may also be undervalued due to poor economic conditions, market decline or actual or unanticipated unfavorable developments affecting the companies. Securities of small-capitalization companies tend to offer greater potential for growth than securities of larger, more established issuers but there are additional risks associated with them. These risks include: limited marketability; more abrupt or erratic market movements than securities of larger capitalization companies; and less publicly available information about the company and its securities. In addition, these companies may be dependent on relatively few products or services, have limited financial resources and lack of management depth, and may have less of a track record or historical pattern of performance.

Supranational Agencies. The Funds may invest up to 10% of its net assets in securities of supranational agencies. These securities are not considered government securities and are not supported directly or indirectly by the U.S. Government. Examples of supranational agencies include, but are not limited to, the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Union, which is a 27-nation organization engaged in cooperative economic activities; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

Borrowing. The Funds may borrow up to 15% of the value of its total assets from a bank for temporary or emergency purposes. The Funds may borrow for leveraging purposes only if after the borrowing, the value of the Funds’ net assets including proceeds from the borrowings, is equal to at least 300% of all outstanding borrowings. Leveraging can increase the volatility of the Funds since it exaggerates the effects of changes in the value of the securities purchased with the borrowed funds. The Funds do not intend to borrow for leveraging purposes, except that it may invest in leveraged derivatives which have certain risks as outlined above.

Additional Investment Techniques and Risk Factors During Both the Guarantee Period and the Index Plus LargeCap Period

Illiquid Securities. The Funds may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended (“1933 Act”) or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of net assets of the Funds during the Guarantee Period and will not exceed 10% of net assets of the Funds during the Index Plus LargeCap Period.

Bank Obligations. The Funds may invest in obligations issued by domestic banks (including banker’s acceptances, commercial paper, bank notes, time deposits and certificates of deposit).

OTHER INVESTMENT COMPANIES

The Funds may invest in other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act and the rules, regulations and exemptive orders thereunder.

EXCHANGE TRADED FUNDS. Exchange traded funds (“ETFs”) are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at NAV. Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF’s underlying securities. Additionally, if the Funds elect to redeem their ETF shares rather than selling them on the secondary market, the Funds receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.

During the Guarantee Period, the Funds may only invest in ETFs to the extent outlined in the Prospectus.

OTHER CONSIDERATIONS

Acceptance of Deposits During Guarantee Period

The Funds reserve the right to accept additional deposits during the Guarantee Period and to discontinue this practice at its discretion at any time.

THE ASSET ALLOCATION PROCESS

Principal Investment Strategies. The Funds will not implement an “investment strategy” in any conventional sense. Rather, the Funds’ asset allocation strategy seeks to optimize the exposure of the series to the Equity Component while protecting the Funds’ assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Payment Undertaking as described in the Funds’ Prospectus. The Funds allocate their assets among the following asset classes:

•                                          During the Offering Period, the Funds’ assets were invested in short-term instruments.

•                                          During the Guarantee Period, the Funds’ assets will be allocated between the:

•                                          EQUITY COMPONENT, consisting primarily of common stocks included in the S&P 500® Index and futures contracts on the S&P 500® Index; and the

•                                          FIXED COMPONENT, consisting primarily of short-to-intermediate-duration U.S. Government securities.

The Funds’ asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and the Fixed Component to optimize exposure to the Equity Component while controlling the risk that payment under the Payment Undertaking will be required. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Funds.

ASSET ALLOCATION - the Sub-Adviser uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Funds, the then prevailing level of interest rates, equity market volatility, the Funds’ total annual expenses, and the Guarantee Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period and provides direction for any reallocations on a daily basis thereafter. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that even if it were to experience a 30% decline in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Payment Undertaking. The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

MANAGEMENT OF THE TRUST

Management of the Trust

Set forth in the table below is information about each Trustee of the Trust.

Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served(1)	Principal Occupation(s) – During the Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee

Independent Trustees

Colleen D. Baldwin 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 49	Trustee	November 2007–Present	Consultant, Glantuam Partners, LLC (January 2009 - Present); President, National Charity League/Canaan Parish Board (June 2008 – Present) and Consultant (January 2005 - Present). Formerly, Chief Operating Officer, Ivy Asset Management Group (April 2002 – October 2004).	144	None.

John V. Boyer 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258	Trustee	January 2005 – Present	President, Bechtler Arts Foundation (January 2008-Present). Formerly Consultant (July 2007 –	144	None.

Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served(1)	Principal Occupation(s) – During the Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee
Age: 56

February 2008); President and Chief Executive Officer, Franklin and Eleanor Roosevelt Institute (March 2006 – July 2007); and Executive Director, The Mark Twain House & Museum (September 1989 – March 2006)(3).

Patricia W. Chadwick 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 61	Trustee	January 2006 – Present	Consultant and President, Ravengate Partners LLC (January 2000 – Present).	144	Wisconsin Energy Corporation (June 2006 – Present).

Peter S. Drotch 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 67	Trustee	November 2007 – Present	Retired Partner, Pricewaterhouse Coopers LLP.	144	First Marblehead Corporation, (September 2003 – Present).

J. Michael Earley 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 64	Trustee	February 2002 – Present	Retired. Formerly, President and Chief Executive Officer, Bankers Trust Company, N.A. Des Moines (June 1992 – December 2008).	144	Bankers Trust Company, N.A., Des Moines (June 1992-Present) and Midamerica Financial Corporation (December 2002 – Present).

Patrick W. Kenny 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 66	Trustee	January 2005 – Present	Retired. Formerly, President and Chief Executive Officer, International Insurance Society (June 2001 – June 2009).	144	Assured Guaranty Ltd. (April 2004 – Present) and Odyssey Re Holdings Corp. (November 2006 – Present).

Sheryl K. Pressler 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 58	Trustee	January 2006 – Present	Consultant (May 2001 – Present).	144	Stillwater Mining Company (May 2002 – Present).

Roger B. Vincent 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 64	Chairman and Trustee	February 2002 – Present	President, Springwell Corporation (March 1989 – Present).	144	UGI Corporation (February 2006 – Present) and UGI Utilities, Inc. (February 2006 – Present).

Trustees who are “Interested Persons”

Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served(1)	Principal Occupation(s) – During the Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee
Robert W. Crispin(4) 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 62	Trustee	November 2007 – Present	Retired Chairman and Chief Executive Officer, ING Investment Management Co (June 2001 – December 2007).	144	ING Canada Inc. (December 2004 – Present) and ING Bank fsb (June 2001-Present).

Shaun P. Mathews (4) 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 54	Trustee	November 2007 – Present.	President and Chief Executive Officer, ING Investments, LLC (5) (November 2006 – Present). Formerly, President, ING Mutual Funds and Investment Products (November 2004 – November 2006); and Chief Marketing Officer, ING USFS (April 2002 – October 2004).	187

ING Services Holding Company, Inc. (May 2000 – Present); Southland Life Insurance Company (June 2002 – Present); and ING Capital Corporation, LLC, ING Funds Distributor, LLC(6), ING Funds Services, LLC(7), ING Investments, LLC(5) and ING Pilgrim Funding, Inc. (December 2005 – Present).

(1)

Trustees serve until their successors are duly elected and qualified. The tenure of each Trustee is subject to the Board’s retirement policy, which states that each Independent Trustee shall retire from service as a Trustee at the conclusion of the first regularly scheduled meeting of the Board that is held after (a) the Trustee reaches the age of 70, if that Trustee qualifies for a retirement benefit as discussed in the board’s retirement policy; or (b) the Trustee reaches the age of 72 or has served as a Trustee for 15 years, whichever comes first, if that Trustee does not qualify for the retirement benefit. A unanimous vote of the Board may extend the retirement date of a Trustee for up to one year. An extension may be permitted if the retirement would trigger a requirement to hold a meeting of shareholders of the Fund under applicable law, whether for purposes of appointing a successor to the Trustee or if otherwise necessary under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer needed.

(2)

For the purposes of this table (except for Mr. Mathews). “Fund Complex” means the following investment companies: ING Asia Pacific High Dividend Equity Income Fund; ING Equity Trust; ING Funds Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Global Advantage and Premium Opportunity Fund; ING International High Dividend Equity Income Fund; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Partners, Inc.; ING Prime Rate Trust; ING Risk Managed Natural Resources Fund; ING Senior Income Fund; ING Separate Portfolios Trust; ING Variable Insurance Trust; and ING Variable Products Trust. For Mr. Mathews, the Fund Complex also includes the following investment companies: ING Balanced Portfolio, Inc.; ING Intermediate Bond Portfolio; ING Money Market Portfolio; ING Series Fund, Inc.; ING Strategic Allocation Portfolios, Inc.; ING Variable Funds; and ING Variable Portfolios, Inc. The number of funds in the Fund Complex is as of August 31, 2009.

(3)

Mr. Boyer held a seat on the Board of Directors of The Mark Twain House & Museum from September 1989 to November 2005. ING Groep N.V. makes non-material, charitable contributions to The Mark Twain House & Museum.

(4)

Messrs. Crispin and Mathews are deemed to be “interested persons” of the Trust as defined in the 1940 Act because of their relationship with ING Groep, N.V., the parent corporation of the Adviser, ING Investments, LLC and the distributor, ING Funds Distributor, LLC.

(5)

ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.

(6)

ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc. which was previously known as ING Pilgrim Securities, Inc. and prior to that was known as Pilgrim America Securities, Inc.

(7)

ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim, Inc. which was previously known as Pilgrim Group, Inc. and prior to that was known as Pilgrim America Group, Inc.

Officers

Information about the Trust’s officers are set forth in the table below:

Name, Address and Age	Positions Held With the Trust	Term of Office and Length of Time Served (1)	Principal Occupation(s) During the Last Five Years

Shaun P. Mathews 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 54	President and Chief Executive Officer	November 2006 - Present

President and Chief Executive Officer, ING Investments, LLC(2) (November 2006 – Present). Formerly President, ING Mutual Funds and Investment Products (November 2004 – November 2006); and Chief Marketing Officer, ING USFS (April 2002 – October 2004).

Stanley D. Vyner 230 Park Avenue New York, New York 10169 Age: 59	Executive Vice President Chief Investment Risk Officer	February 2002 – Present September 2009 - Present	Executive Vice President, ING Investments, LLC(2) (July 2000 – Present); and Chief Investment Risk Officer, ING Investments, LLC(2) (January 2003 – Present).

Michael J. Roland 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 51	Executive Vice President	February 2002 – Present

Head of Mutual Fund Platform (February 2007 – Present) and Executive Vice President, ING Investments, LLC(2) and ING Funds Services, LLC(3) (December 2001 – Present). Formerly, Executive Vice President, Head of Product Management (January 2005 – January 2007); Chief Compliance Officer, ING Investments, LLC(2) and Directed Services LLC(5) (October 2004 – December 2005); and Chief Financial Officer and Treasurer, ING Investments, LLC(2) (December 2001 – March 2005).

Joseph M. O’Donnell 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 54	Executive Vice President and Chief Compliance Officer	March 2006 – Present November 2004 – Present

Chief Compliance Officer of the ING Funds (November 2004 – Present) and Executive Vice President of the ING Funds (March 2006 – Present). Formerly, Chief Compliance Officer of ING Investments, LLC(2) (March 2006 – July 2008); Investment Advisor Chief Compliance Officer, Directed Services LLC(5) (March 2006 – July 2008) and ING Life Insurance and Annuity Company (March 2006 – December 2006); and Vice President, Chief Legal Counsel, Chief Compliance Officer and Secretary of Atlas Securities, Inc., Atlas Advisers, Inc. and Atlas Funds (October 2001 – October 2004).

Name, Address and Age	Positions Held With the Trust	Term of Office and Length of Time Served (1)	Principal Occupation(s) During the Last Five Years
Todd Modic 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 41	Senior Vice President, Chief/Principal Financial Officer & Assistant Secretary	March 2005 – Present	Senior Vice President, ING Funds Services, LLC(3) (March 2005 – Present). Formerly, Vice President, ING Funds Services, LLC(3) (September 2002 – March 2005).

Kimberly A. Anderson 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 45	Senior Vice President	November 2003 – Present	Senior Vice President, ING Investments, LLC(2) (October 2003 – Present).

Ernest J. C’DeBaca 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 40	Senior Vice President	May 2006 - Present

Chief Compliance Officer, ING Investments, LLC(2) (July 2008 – Present); Investment Advisor Chief Compliance Officer, Directed Services LLC(5) (July 2008 – Present); Head of Retail Compliance, ING Funds Distributor, LLC(4) and ING Funds Services, LLC(3), (July 2008 – Present); and Senior Vice President, ING Investments, LLC(2) (December 2006 – Present), ING Funds Services, LLC(3) (April 2006 – Present), ING Funds Distributor, LLC(4) (July 2008 – Present), and Directed Services LLC(5) (July 2008 – Present). Formerly, Counsel, ING Americas, U.S. Legal Services (January 2004 – March 2006).

Robert Terris 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 39	Senior Vice President	May 2006 – Present	Senior Vice President, Head of Division Operations, ING Funds Services, LLC(3) (May 2006 – Present). Formerly, Vice President of Administration, ING Funds Services, LLC(3) (October 2001 – May 2006).

William Evans 10 State House Square Hartford, Connecticut 06103 Age: 37	Vice President	September 2007 - Present

Vice President, Manager, Research and Selection Group (April 2007 – Present). Formerly, Vice President, U.S. Mutual Funds and Investment Products (May 2005 – April 2007); and Senior Fund Analyst, U.S. Mutual Funds and Investment Products (May 2002 – May 2005).

Robyn L. Ichilov 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 42	Vice President and Treasurer	November 1999 – Present	Vice President and Treasurer, ING Funds Services, LLC(3) (November 1995 – Present) and ING Investments, LLC(2) (August 1997 – Present).

Name, Address and Age	Positions Held With the Trust	Term of Office and Length of Time Served (1)	Principal Occupation(s) During the Last Five Years
Lauren D. Bensinger 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 55	Vice President	February 2003 – Present

Vice President and Chief Compliance Officer, ING Funds Distributor, LLC(4) (August 1995 – Present); Vice President, ING Investments, LLC(2) and ING Funds Services, LLC (3) (February 1996 – Present); and Director of Compliance, ING Investments, LLC(2) (October 2004 – Present). Formerly, Chief Compliance Officer, ING Investments, LLC(2) (October 2001 – October 2004).

Maria M. Anderson 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 51	Vice President	September 2004 – Present	Vice President, ING Funds Services, LLC(3) (September 2004 – Present). Formerly, Assistant Vice President, ING Funds Services, LLC(3) (October 2001 – September 2004).

Denise Lewis 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 45	Vice President	January 2007 - Present	Vice President, ING Funds Services, LLC(3) (December 2006 – Present). Formerly, Senior Vice President, UMB Investment Services Group, LLC (November 2003 – December 2006).

Kimberly K. Springer 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 52	Vice President	March 2006– Present	Vice President, ING Funds Services, LLC(3) (March 2006 – Present). Formerly, Assistant Vice President, ING Funds Services, LLC(3) (August 2004 – March 2006).

Craig Wheeler 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 40	Assistant Vice President	May 2008 - Present

Assistant Vice President – Director of Tax, ING Funds Services, LLC(3) (March 2008 – Present). Formerly, Tax Manager, ING Funds Services, LLC(3) (March 2005 – March 2008); and Tax Senior, ING Funds Services, LLC(3) (January 2004 – March 2005).

Huey P. Falgout, Jr. 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 45	Secretary	August 2003 – Present	Chief Counsel, ING Americas, U.S. Legal Services (September 2003 – Present).

Theresa K. Kelety 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 46	Assistant Secretary	August 2003 – Present	Senior Counsel, ING Americas, U.S. Legal Services (April 2008 – Present). Formerly, Counsel, ING Americas, U.S. Legal Services (April 2003 - April 2008).

Kathleen Nichols 7337 East Doubletree Ranch Road Scottsdale, Arizona 85258 Age: 34	Assistant Secretary	May 2008 - Present	Counsel, ING Americas, U.S. Legal Services (February 2008 – Present). Formerly, Associate, Ropes & Gray LLP (September 2005 – February 2008).

(1)	The officers hold office until the next annual meeting of the Trustees and until their successors shall have been elected and qualified.

(2)

ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.

(3)

ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.

(4)

ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities, Inc., and before that was known as Pilgrim America Securities, Inc.

(5)	Directed Services LLC is the successor in interest to Directed Services, Inc.

Board of Trustees

The Board governs each Fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee each Fund’s activities, review contractual arrangements with companies that provide services to each Fund, and review each Fund’s performance.

Frequency of Board Meetings

The Board currently conducts regular meetings seven (7) times a year. The Audit Committee and the Compliance Committee each meets regularly four (4) times per year; the Investment Review Committees meet six (6) times per year, the Contracts Committee meets seven (7) times per year; and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each Committee listed below operates pursuant to a Charter approved by the Board.

Committees

Executive Committee. The Board has established an Executive Committee whose function is to act on behalf of the full Board between meetings, when necessary. The Executive Committee currently consists of three (3) Independent Trustees and two (2) Trustees who are an “interested person,” as defined in the 1940 Act of each Fund. The following Trustees currently serve as members of the Executive Committee: Ms. Pressler and Messrs. Boyer, Crispin, Mathews and Vincent. Mr. Vincent, Chairman of the Board, serves as the Chairperson of the Executive Committee.

The Executive Committee held nine (9) meetings during the fiscal year ended May 31, 2009.

Audit Committee. The Board has established an Audit Committee whose functions include, among others, meeting with the independent registered public accounting firm of each Fund and Trust to review the scope of the Fund’s and the Trust’s audit, the Trust’s financial statements and interim accounting controls, and meeting with management concerning these matters, among other things. The Audit Committee currently consists of four (4) Independent Trustees. The following Trustees currently serve as members of the Audit Committee: Messrs. Drotch and Earley and Mses. Pressler and Chadwick. Mr. Earley currently serves as Chairperson of the Audit Committee.  Messrs. Drotch and Earley have been designated as the Audit Committee’s financial experts under the Sarbanes-Oxley Act.

The Audit Committee held six (6) meetings during the fiscal year ended May 31, 2009.

Compliance Committee. The Board has established a Compliance Committee for the purpose of, among other things, coordinating activities between the Board and the Chief Compliance Officer (“CCO”) of  the Funds. The Compliance Committee facilitates the information flow among Board members and the CCO between Board meetings; works with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; coordinates CCO oversight activities with other ING Fund boards; and makes recommendations regarding the role, performance and oversight of the CCO. The Board also oversees quarterly compliance reporting.

The functions of the Compliance Committee also include determining the value of securities held by the Funds for which market value quotations are not readily available; overseeing management’s administration of proxy voting; and overseeing the effectiveness of the investment adviser’s usage of the Trust’s brokerage and the adviser’s compliance with changing regulations regarding the allocation of brokerage for services (other than pure trade executions).

The Compliance Committee currently consists of four (4) Independent Trustees: Messrs. Boyer, Kenny and Vincent and Ms. Baldwin. Mr. Kenny currently serves as Chairperson of the Compliance Committee.

The Compliance Committee held four (4) meetings during the fiscal year ended May 31, 2009.

Nominating and Governance Committee. The Board has established a Nominating and Governance Committee for the purpose of, among other things, (1) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustees vacancies on the Board; (2) reviewing workload and capabilities of Independent Board members and recommending changes to size or composition of the Board, as necessary; (3) monitoring regulatory developments and recommending modifications to the Committee’s responsibilities; (4) considering and recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and “best practices” in corporate governance; (5) conducting an annual review of the membership and chairpersons of all Board committees and of practices relating to such membership and chairpersons; (6) undertaking a periodic study of compensation paid to independent board members of investment companies and making recommendations for any compensation changes for the Independent Board Members;  (7) overseeing the Board’s annual self -evaluation process; and (8) developing (with assistance from management) of an annual meeting calendar for the Board and its committees.

In evaluating potential candidates to fill Independent Trustee vacancies on the Board, the Nominating and Governance Committee will consider a variety of factors, but it has not at this time set any specific minimum qualifications that must be met. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee will consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews its own nominees. A shareholder nominee for Trustee should be submitted in writing to the Trust’s Secretary at 7337 East Doubletree Ranch Rd., Scottsdale, Arizona 85258. Any such shareholder nomination should include, at a minimum, the following information as to each individual proposed for nominations as Trustees: such individual’s written consent to be named in the proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules and regulations.

The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely, in connection with a shareholder meeting to elect trustees, any such submission must be delivered to the Trust’s Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Funds with the SEC.

The Nominating and Governance Committee consists of four (4) Independent Trustees. The following Trustees serve as members of the Nominating and Governance Committee: Messes. Chadwick and Baldwin and Messrs. Kenny and Vincent. Ms. Baldwin serves as Chairperson of the Nominating and Governance Committee.

The Nominating and Governance Committee held four (4) meetings during the fiscal year ended May 31, 2009.

Investment Review Committees. The Board has established two Investment Review Committees to, among others things, monitor the investment performance of the Trust and make recommendations to the Board with respect to the Trust.

The Investment Review Committee for the Domestic Equity Funds currently consists of four (4) Independent Trustees and one (1) Trustee who is an “interested person,” of the Trust, as defined in the 1940 Act.

The following Trustees serve as members of the Investment Review Committee for the Domestic Equity Funds: Ms. Chadwick and Messrs. Crispin, Drotch and Earley. Mses. Pressler and Chadwick serves as Chairperson of the Investment Review Committee for the Domestic Equity Funds.

The Investment Review Committee for the Domestic Equity Funds held five (5) meetings during the fiscal year ended May 31, 2009.

The Investment Review Committee for International/Balanced/Fixed Income Funds currently consists of four (4) Independent Trustees and one (1) Trustee who is an “Interested Person” of the Trust, as defined in the 1940 Act. The following Trustees serve as members of the Investment Review Committee for the International/Balanced/Fixed Income Funds: Ms. Baldwin and Messrs. Kenny, Mathews, Boyer and Vincent. Mr. Boyer serves as Chairperson of the Investment Review Committee for the International/Balanced/Fixed Income Funds.

The Investment Review Committee for the International/Balanced/Fixed Income Funds held seven (7) meetings during the fiscal year ended May 31, 2009.

Contracts Committee. The Board has established a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements and, at the discretion of the Board, other agreements or plans involving the ING Funds. The responsibilities of the Contracts Committee include, among other things: (1) identifying the scope and format of information to be provided by services providers in connection with contract renewals; (2) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (3) evaluating regulatory and other developments that might have an impact on applicable review and renewal processes; (4) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (5) assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; and (6) recommending to the Trustees specific steps to be taken by them regarding the renewal process, including, for example, proposed schedules of meetings by the Trustees. The Contracts Committee is not responsible for making substantive recommendations whether to approve, renew, reject or modify agreements or plans. The Contracts Committee operates pursuant to a Charter approved by the Board.

The Contracts Committee currently consists of five (5) Independent Trustees. The following Trustees serve as members of the Contracts Committee: Messes. Pressler and Chadwick and Messrs. Boyer, Drotch and Vincent. Ms. Pressler serves as Chairperson of the Contracts Committee.

The Contracts Committee held seven (7) meetings during the fiscal year ended May 31, 2009.

Trustee Ownership of Securities

Share Ownership Policy

In order to further align the interests of the Independent Trustees with shareholders, it is the policy of the Board for Independent Trustees to own beneficially shares of one or more funds managed by the  ING entities at all times (“Policy”).  For this purpose, indirect beneficial ownership of Fund shares includes ownership of a variable annuity contract or a variable life insurance policy whose proceeds are invested in a Fund.

Under this Policy, the initial value of investments in mutual funds of the ING Funds Complex that are beneficially owned by a Trustee must equal at least $100,000.  Existing Trustees shall have a reasonable amount of time, not to exceed three years, from the date upon which the minimum ownership requirement was set at $100,000 in order to satisfy the foregoing requirements.  A new Trustee shall satisfy the foregoing requirements within a reasonable amount of time, not to exceed three years, of becoming a Trustee.  A decline in the value of any Fund’s investments will not cause a Trustee to have to make any additional investments under this Policy.

Investment in mutual funds of the ING Funds Complex by the Trustees pursuant to this Policy are subject to the market timing policies applied by the mutual funds of the ING Funds Complex to other similar investors and any provisions of the ING Funds’ Code of Ethics that otherwise applies to the Trustees.

Set forth below is the dollar range of equity securities owned by each Trustee as of December 31, 2008:

	DOLLAR RANGE OF EQUITY SECURITIES IN EACH FUND AS OF DECEMBER 31, 2008		AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT
NAME OF TRUSTEE	PPF XI	PPF XII	COMPANIES
INDEPENDENT TRUSTEES
Colleen D. Baldwin	$0	$0	$10,001-$50,000(1)

John V. Boyer	$0	$0	$50,001 – $100,000

Patricia W. Chadwick	$0	$0	10,001-$50,000(2)

Peter S. Drotch	$0	$0	$50,001-$100,000

J. Michael Earley	$0	$0	Over $100,000

Patrick W. Kenny	$0	$0	$10,001 – $50,000 and $50,001 – $100,000(1)

Sheryl K. Pressler	$0	$0	Over $100,000(1)

Roger B. Vincent	$0	$0	Over $100,000 and Over $100,000(1)

TRUSTEES WHO ARE “INTERESTED PERSONS”	$0
Robert W. Crispin	$0	$0	$ 0
Shaun P. Mathews	$0	$0	Over $100,000 and $10,001 – $50,000(1)

(1)	Held in a deferred compensation account and/or a 401(k) account.
(2)	As of January 9, 2009, Ms. Chadwick has over $100,000 in equity securities in the ING Funds.

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the Funds’ investment adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Funds (not including registered investment companies) as of December 31, 2008.

NAME OF
OWNERS
AND
	RELATIONSHIP TO		TITLE OF	VALUE OF	PERCENTAGE
NAME OF TRUSTEE	TRUSTEE	COMPANY	CLASS	SECURITIES	OF CLASS
Colleen D. Baldwin	N/A	N/A	N/A	N/A	N/A
John V. Boyer	N/A	N/A	N/A	N/A	N/A
Patricia W. Chadwick	N/A	N/A	N/A	N/A	N/A
Peter S. Drotch	N/A	N/A	N/A	N/A	N/A
J. Michael Earley	N/A	N/A	N/A	N/A	N/A
Patrick W. Kenny	N/A	N/A	N/A	N/A	N/A
Sheryl K. Pressler	N/A	N/A	N/A	N/A	N/A
Roger B. Vincent	N/A	N/A	N/A	N/A	N/A

COMPENSATION OF TRUSTEES

Each Trustee is reimbursed for expenses incurred in connection with each meeting of the Board or any Committee attended.  Each Independent Trustee is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board.  The fee schedule consists of an annual retainer, and does not include additional compensation for attendance at regular or special Board and Committee meetings.

Each Fund pays each Trustee who is not an interested person of a Fund a pro rata share, as described below, of:  (i) an annual retainer of $200,000; (ii) Mr. Vincent, as Chairperson of the Board, receives an additional annual retainer of $75,000; (iii) Mses. Baldwin, Chadwick and Pressler and Messrs. Earley, Boyer and Kenny, as Chairpersons of Committees of the Board, each receives an additional annual retainer of $15,000, $40,000, $60,000, $30,000, $40,000 and $30,000, respectively; and (iv) out-of-pocket expenses.  The pro rata share paid by each Fund was based on each Fund’s average net assets as a percentage of the average net assets of all the funds managed by the Investment Adviser or its affiliate, Directed Services LLC, for which the Trustees serve in common as Trustees.

The following table sets forth information provided by the Funds’ adviser regarding compensation of the Trustees by each Fund and other funds managed by the adviser and its affiliates for the fiscal year ended May 31, 2009. Officers of the Trust and Trustees who are interested persons of the Trust do not receive any compensation from the Trust or any other funds managed by the adviser or its affiliates.

Compensation Table

Name of Person, Position	Principal Protection Fund XI	Principal Protection Fund XII	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement (1)	Total Compensation From Registrant and Fund Complex Paid to Trustees(2)

Colleen D. Baldwin(6) Trustee	$44	$44	N/A	N/A	$212,500

John V. Boyer Trustee	$49	$49	N/A	N/A	$240,000

Patricia W. Chadwick Trustee	$49	$49	N/A	N/A	$240,000

Robert W. Crispin(3) Trustee	N/A	N/A	N/A	N/A	N/A

Peter S. Drotch Trustee	$41	$41	N/A	N/A	$200,000

J. Michael Earley Trustee	$47	$47	N/A	N/A	$230,000

R. Barbara Gitenstein(4) Trustee	$15	$32	N/A	N/A	$133,333

Patrick W. Kenny(6) Trustee	$47	$47	N/A	N/A	$230,000

Walter H. May(5) Trustee	$13	$26	N/A	N/A	$87,333

Name of Person, Position	Principal Protection Fund XI	Principal Protection Fund XII	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement (1)	Total Compensation From Registrant and Fund Complex Paid to Trustees(2)

Shaun P. Mathews(3) Interested Trustee	N/A	N/A	N/A	N/A	N/A

Sheryl K. Pressler(6) Trustee	$53	$53	N/A	N/A	$260,000

Roger B. Vincent(6) Trustee	$56	$56	N/A	N/A	$275,000

(1)	Trustee compensation includes compensation paid by funds that are not discussed in the Prospectus or SAI.

(2)	Represents compensation from 152 funds (total in complex as May 31, 2009).

(3)

“Interested person,” as defined in the 1940 Act, of the Trust because of the affiliation with ING Groep, N.V., the parent corporation of ING Investments, LLC and ING Funds Distributor, LLC. Officers and Trustees who are interested persons do not receive any compensation from the Funds.

(4)	September 2008 includes a $133,333.33 Retirement Payout representing the 2nd installment of 3 installments. Dr. Gitenstein retired as Trustee effective September 10, 2007.

(5)	January 2009 includes a $87,333.33 Retirement Payout representing the 3rd installment of 3 installments.Mr. May retired January 11, 2007.

(6)

During the fiscal year ended May 31, 2009, Ms. Baldwin, Mr. Kenny, Ms. Pressler and Mr. Vincent deferred $50,000, $57,500, $22,500 and $68,750 respectively, of their compensation from the Fund Complex.

Retirement Benefit

Each Fund has adopted a retirement policy under which any Trustee who, as of May 9, 2007, had served for at least five (5) years as a Trustee of one or more ING Funds and who is not an “interested person” of such ING Funds (as such term is defined in the 1940 Act, as amended) shall be entitled to a retirement payment (“Retirement Benefit”) if such Trustee: (a) retires in accordance with the retirement policy; (b) dies; or (c) becomes disabled.  The Retirement Benefit shall be made promptly to, as applicable, the Trustee or the Trustee’s estate, after such retirement, death or disability in an amount equal to two times the annual compensation payable to such Trustee, as in effect at the time of his or her retirement, death or disability.  The annual compensation determination shall be based upon the annual Board membership retainer fee (but not any separate annual retainer fees for chairpersons of committees and of the Board).  This amount shall be paid by the ING Fund or ING Funds on whose Board the Trustee was serving at the time of his or her retirement.  The retiring Trustee may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments.  For the purpose of this policy, disability shall be the inability to perform the duties of a member of the Board because of the physical or mental impairment that has lasted or that can be expected to last for a continuous period of not less than 12 months as reasonably determined by a majority of the Board.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of the company. A control person may be able to take actions regarding its Fund without the consent or approval of shareholders. As of September 1, 2009 the Trustees and officers as a group owned less than 1% of any class of each Fund’s outstanding shares. As of that date, to the knowledge of management, no person owned beneficially or of record more than 5% of the outstanding shares of any class of the Funds, except as set forth below. Unless otherwise indicated below, the Funds have no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

		Class and Type	Percentage	Percentage
Fund	Address	of Ownership	of Class	of Fund

Principal Protection Fund XI	NFS LLC For the exclusive benefit of Creative Capital Foundation 65 Bleecker Street; Fl 7 New York, NY 10012	Class A	21.27%	3.21%

Principal Protection Fund XI	Janney Montgomery Scott LLC A/C 3749-0147 Dale D Goodman IRA R/O J M S LLC Cust FBO 1801 Market Street Philadelphia, PA 19103	Class A	8.91%	1.35%

Principal Protection Fund XI	First Clearing Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63103	Class A	6.88%	1.04%

Principal Protection Fund XI	PFPC Trust Co Customer For the benefit of IRA R/O Robert M Montgomery 8244 SW 177th Ter. Miami, FL 33157	Class A	5.61%	0.85%

Principal Protection Fund XI	First Clearing Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63103	Class B	14.19%	9.73%

Principal Protection Fund XI	Wells Fargo Investment LLC For the benefit of Customer Accounts Attn: Mutual Fund Operations 625 Marquette Ave.; Fl 13 Minneapolis, MN 55402	Class B	13.25%	9.09%

Principal Protection Fund XI	MLPF & S For the sole benefit of the Customers Attn: Fund Administration 4800 Deer Lake Drive East; 3rd Floor Jacksonville FL 32246	Class C	45.57%	7.44%

Principal Protection Fund XI	First Clearing Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63103	Class C	27.87%	4.55%

		Class and Type	Percentage	Percentage
Fund	Address	of Ownership	of Class	of Fund

Principal Protection Fund XI	MS & Co C/F Leroy F Furphy (Deceased) For the benefit of Jane Furphy IRA Standard Dated 11/20/06 8731 Naples Heritage Dr. Naples, FL 34112	Class C	5.34%	0.87%

Principal Protection Fund XII	NFS LLC For the exclusive benefit of Grace Page 1685 25th Street Cuyahoga Falls, OH 44223	Class A	19.05%	1.90%

Principal Protection Fund XII	Pershing LLC PO Box 2052 Jersey City, NJ 07303	Class A	11.03%	1.10%

Principal Protection Fund XII	Pershing LLC PO Box 2052 Jersey City, NJ 07303	Class A	9.17%	0.93%

Principal Protection Fund XII	First Clearing Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63103	Class A	9.16%	0.91%

Principal Protection Fund XII	Pershing LLC PO Box 2052 Jersey City, NJ 07303	Class A	8.04%	0.80%

Principal Protection Fund XII	UBS Financial Services Inc. For the benefit of UBS- FINSVC CDN For the benefit of Andrew Halperin PO Box 3321 1000 Harbor Blvd. Weehawken, NJ 07086	Class A	6.94%	0.69%

Principal Protection Fund XII	Pershing LLC PO Box 2052 Jersey City, NJ 07303	Class A	6.37%	0.64%

Principal Protection Fund XII	Lynn D Mateluna Subject to STA TOD Rules 35 W 29th Street, Apt 5 Bayonne, NJ 07002	Class A	6.24%	0.62%

Principal Protection Fund XII	Wells Fargo Investment LLC For the benefit of Customer Accounts Attn: Mutual Fund Operations 625 Marquette Ave.; Fl 13 Minneapolis, MN 55402	Class A	5.51%	0.55%

		Class and Type	Percentage	Percentage
Fund	Address	of Ownership	of Class	of Fund

Principal Protection Fund XII	First Clearing Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63103	Class B	21.94%	15.73%

Principal Protection Fund XII	Wells Fargo Investment LLC For the benefit of Customer Accounts ATTN: Mutual Fund Operations 625 Marquette Ave.; Fl 13 Minneapolis, MN 55402	Class B	21.83%	15.65%

Principal Protection Fund XII	Charles Schwab & Co. Inc Special Customer Account for the benefit of Customers Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104	Class B	6.02%	4.32%

Principal Protection Fund XII	MLPF & S For the sole benefit of the Customers Attn: Fund Administration 4800 Deer Lake Drive East; 3rd Floor Jacksonville FL 32246	Class C	63.18%	11.59%

Principal Protection Fund XII	UBS Financial Services Inc. For the benefit of UBS- FINSVC CDN For the benefit of Maryann M Bednarik PO Box 3321 1000 Harbor Blvd. Weehawken, NJ 07086	Class C	6.01%	1.10%

Principal Protection Fund XII	UBS Financial Services Inc. For the benefit of UBS- FINSVC CDN For the benefit of Melisssa Boling and Makena Boling 385 Snaffle Bit Trail Jasper, GA 30143	Class C	5.05%	0.93%

ADVISER

The Adviser for the Funds is ING Investments which is registered as an investment adviser with the SEC and serves as an investment adviser to registered investment companies (or series thereof), as well as structured finance vehicles. ING Investments, subject to the authority of the Trustees of the Funds, has the overall responsibility for the management of each Fund’s portfolio subject to delegation of certain responsibilities to ING IM or “Sub-Adviser” as sub-adviser for the Funds. ING Investments is a direct, wholly owned subsidiary of ING Groep N.V. (“ING Groep”) (NYSE: ING). ING Groep is a global financial institution of Dutch origin offering banking, investments, life insurance and retirement services to over 75 million private, corporate and institutional clients in more than 50 countries.  With a diverse workforce of about 125,000 people, ING Groep comprises a broad spectrum of prominent companies that increasingly serve their clients under the ING brand.  The principal executive offices of ING Groep are located at Amstelveenseweg 500, P.O. Box 810,1000 AV Amsterdam, the Netherlands.

On February 26, 2001, the name of the Adviser changed from “ING Pilgrim Investments, Inc.” to “ING Pilgrim Investments, LLC.” On March 1, 2002, the name of the Investment Adviser was changed from ING Pilgrim Investments, LLC to ING Investments, LLC. Prior to April 30, 2001, ING Mutual Funds Management Co. LLC

(“IMFC”) served as investment adviser to certain of the ING Funds. On April 30, 2001, IMFC, an indirect wholly owned subsidiary of ING Groep N.V. that had been under common control with the Adviser, merged with the Adviser.

ING Investments serves pursuant to a separate investment management agreement (“Investment Advisory Agreement”) between ING Investments and the Trust on behalf of the Funds. The Investment Advisory Agreement requires ING Investments to oversee the provision of all investment advisory and portfolio management services for the Funds. Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) ING Investments has delegated certain management responsibilities to the Sub-Adviser for the Fund.  ING Investments oversees the investment management of the Sub-Adviser for the Funds.

The Investment Advisory Agreement requires ING Investments to provide, subject to the supervision of the Board, investment advice and investment services to the Funds and to furnish advice and recommendations with respect to investment of the Funds’ assets and the purchase or sale of their portfolio securities. ING Investments also provides investment research and analysis. The Investment Advisory Agreement provides that ING Investments is not subject to liability to the Funds for any act or omission in the course of, or connected with, rendering services under the Investment Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Investment Advisory Agreement.

After an initial term, the Investment Advisory Agreement and Sub-Advisory Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a “majority” (as defined in the 1940 Act) of the Funds’ outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of ING Investments or the Sub-Adviser, as the case may be, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Investment Advisory Agreement is terminable without penalty upon notice given by the Board or by a vote of the holders of a majority of the Funds’ outstanding shares voting as a single class, or upon notice given by ING Investments. The Investment Advisory Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

For information regarding the basis for the Board’s approval of the investment advisory and investment sub-advisory relationships for each Fund, please refer to the Funds’ semi-annual shareholder report dated November 30, 2008.

Investment Advisory Fees

ING Investments bears the expense of providing its services, and pays the fees of the Sub-Adviser. For its services, each Fund pays ING Investments a monthly fee in arrears equal to the following as a percentage of the Fund’s average daily net assets during the month:

PPF XI - PPF XII(1)
—Equity Component	0.80%
—Fixed Component	0.55%
—ETF Strategy	0.55%
Index Plus LargeCap Period	0.45%

(1)

To seek to achieve a return on un-invested cash or for other reasons, the Funds may invest their assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”).  A Fund’s purchase of shares of an ING Money Market Fund will result in the Fund paying a proportionate share of the expenses of the ING Money Market Fund.  The Funds’ Adviser will waive its fee in an amount equal to the advisory fee received by the adviser of the ING Money Market Fund in which the Funds invest resulting from the Funds’ investment into the ING Money Market Fund.

The following chart sets forth the total amounts paid to the Adviser during the last three fiscal years.

FUND	MAY 31, 2009	MAY 31, 2008	MAY 31, 2007
Principal Protection Fund XI	$112,083	$162,323	$202,041
Principal Protection Fund XII	$55,215	$79,945	$97,873

EXPENSE LIMITATION AGREEMENT

ING Investments has entered into an expense limitation agreement (“Expense Limitation Agreement”) with the Funds, pursuant to which ING Investments has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, ING Investments will assume other expenses so that the total annual ordinary operating expenses of the Funds which excludes interest, taxes, brokerage commissions and other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Funds’ business, and expenses of any counsel or other persons or services retained by the Funds’ Trustees who are not “interested persons” (as defined in the 1940 Act) of ING Investments do not exceed the following expense limitations:

	MAXIMUM OPERATING EXPENSE LIMIT (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
FUND	CLASS A	CLASS B	CLASS C
Principal Protection Fund XI	1.75%	2.50%	2.50%
Principal Protection Fund XII	1.75%	2.50%	2.50%

*              Effective through to the Guarantee Maturity Date.

The Funds will at a later date reimburse ING Investments for management fees waived and other expenses assumed by the Investment Manager, but only if, after such reimbursement, the Funds’ expense ratio does not exceed the percentage described above.

The Expense Limitation Agreement provides that these expense limitations shall continue until the Guarantee Maturity Date. Thereafter, the agreement will automatically renew for one-year terms unless ING Investments provides written notice of the termination of the agreement to the Funds at least ninety (90) days prior to the end of the then-current term. In addition, the agreement will terminate upon termination of the Investment Advisory Agreement, or it may be terminated by the Funds, without payment of any penalty, upon ninety (90) days’ prior written notice to ING Investments at its principal place of business.

SUB-ADVISER

The Investment Advisory Agreement for the Funds provides that ING Investments, with the approval of the Board, may select and employ an investment adviser to serve as a Sub-Adviser to the Funds, shall monitor the Sub-Adviser’s investment programs and results and coordinate the investment activities of the Sub-Adviser to ensure compliance with regulatory restrictions. ING Investments pays all of its expenses arising from the performance of its obligations under the Investment Advisory Agreement, including all fees payable to the Sub-Adviser, executive salaries and expenses of the Trustees and officers of the Trust who are employees of ING Investments or its affiliates and office rent of the Trust. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreement.

Subject to the expense reimbursement provisions described in this SAI, other expenses incurred in the operation of the Trust are borne by the Funds, including, without limitation, investment advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, shareholder servicing agents, and custodians; the expense of obtaining quotations for calculating the Funds’ NAV; taxes, if any, and the preparation of the Funds’ tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; fees and expenses of registering and maintaining the registration of shares of the Funds under federal and state laws and regulations; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses of annual and special shareholder meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders;

fees and expenses of Trustees of the Trust who are not employees of ING Investments or the Sub-Adviser, or their affiliates; Board approved membership dues in trade associations; insurance premiums; and extraordinary expenses such as litigation expenses.

The Sub-Advisory our Agreement may be terminated without payment of any penalties by ING Investments, the Trustees, on behalf of the Funds, or the shareholders of the Funds upon 60 days’ prior written notice, or by the Sub-Adviser upon three (3) months’ written notice unless the Funds or the Adviser requests additional time, which cannot extend beyond three (3) months of the original three (3) month notice period to find a replacement for the Sub-Adviser. Otherwise, the Sub-Advisory Agreement will remain in effect for two years and will, thereafter, continue in effect from year to year, subject to the annual approval of the Board, on behalf of the Funds, or the vote of a majority of the outstanding voting securities, and the vote, cast in person at a meeting duly called and held, of a majority of the Trustees, on behalf of the Funds, who are not parties to the Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party.

Pursuant to a Sub-Advisory Agreement between ING Investments and ING IM, ING IM acts as Sub-Adviser to the Funds. In this capacity, ING IM, subject to the supervision and control of ING Investments and the Trustees of the Funds, manages the Funds’ portfolio investments, consistently with its investment objective, and executes any of the Funds’ investment policies that it deems appropriate to utilize from time to time. Fees payable under the Sub-Advisory Agreement are based on an annual fee as disclosed below and are paid monthly by ING Investments. ING IM, a Connecticut Corporation, is located at 230 Park Avenue, New York, NY 10169. ING IM is an indirect wholly-owned subsidiary of ING Groep, and is an affiliate of ING Investments.

As compensation to ING IM for its services, ING Investments pays ING IM a monthly fee in arrears equal to the following as a percentage of the Fund’s average daily net assets managed during the month:

Funds(1)	Period	Subadvisory Fee
PPF XI - PPF XII

	Offering Period and Quiet Period	0.1125%
	Guarantee Period
	Equity Component	0.36%
	Fixed Component and EFT Strategy	0.2475%
	Index Plus LargeCap Period	0.2025%

(1)

To seek to achieve a return on un-invested cash or for other reasons, the Funds may invest their assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”).  The Funds’ purchase of shares of an ING Money Market Fund will result in the Funds paying a proportionate share of the expenses of the ING Money Market Fund.  The Funds’ Sub-Adviser will waive its fee in an amount equal to the sub-advisory fee received by the adviser of the ING Money Market Fund in which the Funds invest resulting from the Funds’ investment into the ING Money Market Fund.

The following chart sets forth the total amounts paid by the Adviser to the Sub-Adviser during the last three fiscal years.

FUND	MAY 31, 2009	MAY 31, 2008	MAY 31, 2007
Principal Protection Fund XI	$50,379	$73,021	$90,916
Principal Protection Fund XII	$24,820	$35,961	$44,042

PORTFOLIO MANAGERS

Other Accounts Managed

The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of May 31, 2009.

	REGISTERED INVESTMENT COMPANIES		OTHER POOLED INVESTMENT VEHICLES			OTHER ACCOUNTS
PORTFOLIO MANAGER	NUMBER OF ACCOUNTS	TOTAL ASSETS	NUMBER OF ACCOUNTS		TOTAL ASSETS	NUMBER OF ACCOUNTS	TOTAL ASSETS

Vincent Costa	42	$7,001,116,171	7	(1)	$418,418,579	20	$2,331,415,316

Christine Hurtsellers	5	$4,489,214,635	20		$2,835,697,687	61	$91,593,041,380

Michael Hyman	5	$4,489,214,635	19		$2,447,603,289	53	$29,527,828,122

Paul Zemsky	40	$13,999,115,310	46	(2)	$159,126,753	—	$—

(1)	1 of these accounts with total assets of $ 41,967,734 has an advisory fee that is also based on the performance of the account.

(2)	2 of these accounts with total assets of $655,541,204 have advisory fees that are also based on the performance of the accounts.

Potential Material Conflicts of Interest

A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for a portfolio manager’s various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by a portfolio manager’s accounts.

A potential conflict of interest may arise as a result of the portfolio manager’s responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

Finally, a potential conflict of interest may arise because the investment mandates for certain other accounts, such as hedge funds, may allow extensive use of short sales, which, in theory, could allow them to enter into short positions in securities where other accounts hold long positions. ING IM has policies and procedures reasonably designed to limit and monitor short sales by the other accounts to avoid harm to the Funds.

Compensation

For the portfolio managers of the Funds, compensation consists of (a) fixed base salary; (b) bonus which is based on ING IM performance, one- and three- year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.

The portfolio managers are also eligible to participate in an annual cash incentive plan. The overall design of the ING IM annual incentive plan was developed to closely tie pay to performance, structured in such a way as to drive performance and promote retention of top talent. As with base salary compensation, individual target awards are determined and set based on external market data and internal comparators. Investment performance is measured on both relative and absolute performance in all areas. ING IM has defined indices (the S&P 500® Index for Mr. Costa and the S&P 500® Index and Barclays Capital 1-3 Year Government Index (formerly, the Lehman Brothers 1-3 Year Government Index) for Ms. Hurtsellers, Mr. Zemsky and Mr. Hyman) and, where applicable, peer groups including but not limited to Russell, Morningstar, Lipper and Lehman and set performance goals to appropriately reflect requirements for each investment team. The measures for each team are outlined on a “scorecard” that is reviewed on an annual basis. These scorecards reflect a comprehensive approach to measuring investment performance versus both benchmarks and peer groups over one and three year periods and year-to-date net cash flow (changes in the accounts’ net assets not attributable in the value of the accounts’ investments) for all accounts managed by the team. The results for overall ING IM scorecards are calculated on an asset weighted performance basis of the individual team scorecards.

Investment professionals’ performance measures for bonus determinations are weighted by 25% being attributable to the overall ING IM performance and 75% attributable to their specific team results (60% investment performance and 15% net cash flow).

Based on job function, internal comparators and external market data, portfolio managers participate in the ING Long-Term Incentive Plan. Plan awards are based on the current year’s performance as defined by the ING IM component of the annual incentive plan. The awards vest in three years and are paid in a combination of ING restricted stock, stock options and restricted performance units. Portfolio managers whose fixed base salary compensation exceeds a particular threshold may participate in ING’s deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

Ownership of Securities

The following table shows the dollar range of shares of the Funds owned by each team member as of May 31, 2009, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans:

PORTFOLIO MANAGER	FUND	DOLLAR RANGE OF FUND SHARES OWNED
Vincent Costa	PPF XI	$0
	PPF XII	$0

Christine Hurtsellers	PPF XI	$0
	PPF XII	$0

Michael Hyman	PPF XI	$0
	PPF XII	$0

Paul Zemsky	PPF XI	$0
	PPF XII	$0

THE FINANCIAL GUARANTY AGREEMENT

The Funds undertake (the “Payment Undertaking”) that on the last day of the Guarantee Period (the “Guarantee Maturity Date”), each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder’s account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (“Guaranteed Amount”), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed. If a shareholder takes any distributions or dividends instead of reinvesting them, or if any shares are redeemed before the Guaranteed Maturity Date, or if there are expenses incurred by the Funds which are not covered by the Expense Limitation Agreement with the Funds’ Adviser, the shareholder’s Guaranteed Amount will be reduced.

A Financial Guaranty Agreement was executed by ING Equity Trust with MBIA Insurance Corporation (“MBIA”) pursuant to which MBIA will issue an unconditional and irrevocable financial guarantee insurance policy for the benefit of the shareholders of the Funds. This financial guarantee insurance policy is intended to support the Payment Undertaking of the Funds. MBIA is a monoline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934, which are available from the Securities and Exchange Commission at the following address:

U.S. Securities and Exchange Commission
Public Reference Section
450 Fifth Street, N.W.
Washington, D.C. 20549-0102
or at the e-mail address: publicinfo@SEC.GOV

You can also receive a copy of such report free of charge by calling ING Funds at 1-800-992-0180.

Although the Funds have obtained the financial guarantee insurance policy, it is possible that MBIA’s financial position may deteriorate and MBIA would be unable to satisfy its obligations under the policy. In such event, shareholders will receive the Funds’ NAV if they redeem their shares on the Guarantee Maturity Date. The guarantee is solely the obligation of MBIA. The Funds are not guaranteed by the Investment Adviser, the Sub-Adviser, any of their affiliates, the United States Government, or any other person (other than MBIA) in connection with its obligations under the Financial Guaranty Agreement.

MBIA, ING Investments, ING IM, and the Trust have entered into the Financial Guaranty Agreement specifying the rights and obligations of the parties with respect to the Funds. The insurance policy to be issued pursuant to the Financial Guaranty Agreement is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date for the Funds. The Financial Guaranty Agreement, which contains certain investment parameters, provides that, if ING Investments or ING IM fails to comply with specific investment parameters during the Guarantee Period of the Fund as more fully described below, MBIA may direct the cure of the breach within a prescribed period of time. If ING Investments or ING IM fails to do so, MBIA may direct trades on behalf of the Funds in order to bring the Funds back into compliance with these investment parameters, and consistent with the Funds’ investment objective and strategies.

ING IM, in managing the Funds during its Guarantee Period, allocates assets to the Equity and Fixed Components. The types of securities which may be held in the Equity Component or the Fixed Component are set forth in the Prospectuses and in this SAI (“Eligible Security”). In the event that, during the Funds’ Guarantee Period, ING IM acquires a security that is not an Eligible Security, MBIA has the right under the Financial Guaranty Agreement to direct the trade instructions from ING Investments or ING IM to the custodian (the “Custodian”) to ensure that the security is sold and replaced with an Eligible Security within three business days. In the event ING Investments or ING IM does not sell the security, MBIA reserves the right to issue its own trade instructions directly to the Custodian to sell that security and replace it with an Eligible Security.

The specific formula for the Funds’ allocation of assets between the Fixed and Equity Components is set forth in the Financial Guaranty Agreement. In the event that MBIA determines that the allocation of assets is inconsistent with the Financial Guaranty Agreement, MBIA can direct the Custodian to sell securities and replace them with such Eligible Securities as are necessary to bring the Funds’ allocation of assets in compliance with the terms of the Financial Guaranty Agreement.

Finally, if ING Investments or ING IM breaches any other terms of the Financial Guaranty Agreement, ING Investments or ING IM must cure the breach within a certain number of days as specified in the Financial Guaranty Agreement. If there is written notification from MBIA of a breach and the breach remains uncured after such time, MBIA will have the right to direct the Custodian to buy and sell Eligible Securities.

After any default has been cured (whether by ING Investments, ING IM or by changes in market prices or as a result of actions taken by MBIA), MBIA has no further right to direct the Custodian with respect to that default.

DISCLOSURE OF THE FUNDS’ PORTFOLIO SECURITIES

Each Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with each Fund’s annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

In addition, each Fund posts its portfolio holdings schedule on ING’s website on a calendar-quarter basis and it is available 30 calendar days following the end of the previous calendar quarter. The portfolio holdings schedule is as of the preceding calendar quarter (i.e., each Fund will post the quarter-ending June 30 holdings on July 31). The Funds may also post their complete or partial portfolio holdings on their website as of a specified date.

Each Fund also compiles a list composed of its ten largest holdings (“Top Ten”). This information is produced monthly, and is made available on ING’s website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

Investors (both individual and institutional), financial intermediaries that distribute each Fund’s shares and most third parties may receive a Fund’s annual or semi-annual reports, or view on ING’s website, a Fund’s portfolio holdings schedule. The Top Ten list also is provided in quarterly Fund descriptions that are included in the offering materials of variable life insurance products and variable annuity contracts.

Other than in regulatory filings or on ING’s website, a Fund may provide its portfolio holdings to certain third parties and affiliates when a Fund has a legitimate business purpose for doing so. Unless otherwise noted below, a Fund’s disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which information is requested and the date the information is provided. Specifically, a Fund’s disclosure of its portfolio holdings may include disclosure:

•              To the Trust’s independent registered public accounting firm, named herein, for use in providing audit opinions;

•              To financial printers for the purpose of preparing Fund regulatory filings;

•              For the purpose of due diligence regarding a merger or acquisition;

•              To a new adviser or sub-adviser prior to the commencement of its management of the Fund;

•              To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor’s, such agencies may receive more data from the Funds than is posted on the Funds’ website;

•              To consultants for use in providing asset allocation advice in connection with an investment by affiliated funds-of-funds in the Funds;

•              To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Fund;

•              To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders; or

•              To certain third parties, on a weekly basis with no lag time, that have financed a Fund’s Class B shares.

In instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

The Funds’ Board has adopted policies and procedures (“Policies”) designed to ensure that disclosure of information regarding a Fund’s portfolio securities is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of a Fund’s shareholders, on the one hand, and those of a Fund’s adviser, sub-adviser, principal underwriter or any affiliated person of a Fund, its adviser, or its principal underwriter, on the other. Such Policies authorize the Fund’s administrator to implement the Board’s policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund’s shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Adviser, Sub-Adviser(s), principal underwriter and their affiliates. The Board has authorized the senior officers of the Fund’s administrator to authorize the release of the Fund’s portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Funds’ administrator reports quarterly to the Board regarding the implementation of such policies and procedures.

Each Fund has the following ongoing arrangements with certain third parties to provide such Fund’s portfolio holdings:

TIME LAG BETWEEN DATE OF
INFORMATION AND DATE
PARTY	PURPOSE	FREQUENCY	INFORMATION RELEASED
Societe Generale Constellation	Class B shares financing	Weekly	None
ISS Governance Services, a unit of RiskMetrics Group, Inc.	Proxy Voting & Class Action Services	Daily	None
Charles River Development	Compliance	Daily	None

All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of a Fund and its shareholders. The Funds’ Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING’s Legal Department. All waivers and exceptions involving any of the Funds will be disclosed to the Funds’ Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Funds, the Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

PROXY VOTING PROCEDURES

The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Funds’ portfolio securities. The procedures delegate to the Adviser the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest. In delegating voting authority to the Adviser, the Board has also approved the Adviser’s proxy voting procedures, which require the Adviser to vote proxies in accordance with the Funds’ proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. In addition, the Compliance Committee oversees the implementation of the Funds’ proxy voting procedures. A copy of the proxy voting procedures and guidelines of the Funds, including procedures of the Adviser, is attached hereto as Appendix A. No later than August 31st of each year, information regarding how the Funds voted proxies relating to portfolio securities for the one-year period ending June 30th is available through the ING Funds’ website (www.ingfunds.com) or by accessing the SEC’s EDGAR database (www.sec.gov).

ADMINISTRATOR

ING Funds Services, LLC (“Administrator”) serves as administrator for the Funds, pursuant to an Administration Agreement with the Trust.  The Administrator is an affiliate of ING Investments.  The address of the Administrator is 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258. Subject to the supervision of the Board, the Administrator provides the overall business management and administrative services necessary for the proper conduct of the Funds’ business, except for those services performed by the Adviser under the Investment Advisory Agreement, the Sub-Adviser under the Sub-Advisory Agreement, the Custodian for the Funds under the Custodian Agreement, the transfer agent for the Funds (“Transfer Agent”) under the Transfer Agency Agreement, and such other service providers as may be retained by the Fund from time to time. According to this Administration Agreement, the Administrator will pay all expenses incurred by it in connection with its activities, except such expenses as are assumed by the Trust under this Administration Agreement, including, without limitation, the expenses of preparing registration statements including prospectuses and statements of additional information, shareholder reports and notices, proxy materials, and other documents filed with governmental agencies.  The Administrator acts as liaison among these service providers to the Funds. The Administrator is also responsible for ensuring that the Funds operate in compliance with applicable legal requirements and for monitoring the Adviser for compliance with requirements under applicable law and with the investment policies and restrictions of the Funds and provides office space for the Trust. The Administrator is an affiliate of the Adviser. For its services, the Administrator is entitled to receive from the Funds a fee at a rate of 0.10% of each Fund’s average daily net assets.

The Administration Agreement may be cancelled by the Board on behalf of the Funds, without payment of any penalty, by a vote of a majority of the Trustees upon sixty (60) days’ written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty upon sixty (60) days’ written notice to the Trust.

The following chart sets forth the administrative fees paid by the Funds during the last three fiscal years.

FUND	May 31,2009	MAY 31, 2008	MAY 31, 2007
Principal Protection Fund XI	$19,597	$25,035	$30,698
Principal Protection Fund XII	$9,726	$12,462	$15,021

DISTRIBUTOR

Shares of each Fund are distributed by the Distributor pursuant to underwriting agreements between the Trust on behalf of the Funds and the Distributor (“Underwriting Agreement”). The Underwriting Agreement requires the Distributor to use its best efforts on a continuing basis to solicit purchases of shares of the Funds. The Trust and the Distributor have agreed to indemnify each other against certain liabilities. At the discretion of the Distributor, all sales charges may at times be reallowed to an authorized dealer (“Authorized Dealer”). If 90% or more of the sales commission is reallowed, such Authorized Dealer may be deemed to be an “underwriter” as that term is defined under the Securities Act of 1933, as amended (the “1933 Act”). After an initial term, the Underwriting Agreement will remain in effect for two years and from year to year only if its continuance is approved annually by a majority of the Board who are not parties to such agreement or “interested persons” of any such party and must be approved either by votes of a majority of the Trustees or a majority of the outstanding voting securities of the Trust. See the Prospectus for information on how to purchase and sell shares of the ING Funds, and the charges and expenses associated with an investment. The sales charge retained by the Distributor and the commissions reallowed to selling dealers are not an expense of the Funds and have no effect on the NAV of the ING Funds. The Distributor’s address is 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258. The Distributor, a Delaware corporation, is an affiliate of ING Investments and is an indirect, wholly owned subsidiary of ING Groep.

For the fiscal year ended May 31, 2009, the Distributor received the following amounts in sales changes in connection with the sale of shares:

2009
	CLASS A	CLASS A
	SALES CHARGES	SALES CHARGES
	BEFORE	AFTER	CLASS B	CLASS C
	DEALER	DEALER	DEFERRED	DEFERRED
FUND	REALLOWANCE	REALLOWANCE	SALES CHARGES	SALES CHARGES
PPF XI	$—	$—	$—	$—
PPF XII	$—	$—	$—	$—

For the fiscal year ended May 31, 2008, the Distributor received the following amounts in sales changes in connection with the sale of shares:

2008
	CLASS A	CLASS A
	SALES CHARGES	SALES CHARGES
	BEFORE	AFTER	CLASS B	CLASS C
	DEALER	DEALER	DEFERRED	DEFERRED
FUND	REALLOWANCE	REALLOWANCE	SALES CHARGES	SALES CHARGES
PPF XI	$—	$—	$—	$—
PPF XII	$—	$—	$—	$—

For the fiscal year ended May 31, 2007, the Distributor received the following amounts in sales charges in connection with the sale of shares:

2007
	CLASS A	CLASS A
	SALES CHARGES	SALES CHARGES
	BEFORE	AFTER	CLASS B	CLASS C
	DEALER	DEALER	DEFERRED	DEFERRED
FUND	REALLOWANCE	REALLOWANCE	SALES CHARGES	SALES CHARGES
PPF XI	$—	$—	$—	$—
PPF XII	$—	$—	$—	$—

The following table shows all commissions and other compensation received by each principal underwriter, who is an affiliated person of the Funds’ or an affiliated person of that affiliated person, directly or indirectly, from the Funds during the Funds’ most recent fiscal year:

		NET UNDERWRITING	COMPENSATION ON
	NAME OF PRINCIPAL	DISCOUNTS AND	REDEMPTIONS AND	BROKERAGE
NAME OF FUND	UNDERWRITER	COMMISSIONS	REPURCHASES	COMMISSIONS	OTHER COMPENSATION
ING PPF XI	ING Funds Distributor, LLC	$—	$—	$0	none
ING PPF XII	ING Funds Distributor, LLC	$—	$—	$0	none

RULE 12B-1 PLAN

The Trust has a distribution plan pursuant to Rule 12b-1 under the 1940 Act applicable to the classes of shares offered by the Funds (“Rule 12b-1 Plan”). The Funds intend to operate the Rule 12b-1 Plan in accordance with its terms and the Financial Industry Regulatory Authority (“FINRA”). rules concerning sales charges. Under the Rule 12b-1 Plan, the Distributor may be entitled to payment each month in connection with the offering, sale, and shareholder servicing of the different classes of shares of the Funds in amounts as set forth in the following table.

	FEES BASED ON AVERAGE DAILY NET ASSETS
	CLASS A	CLASS B	CLASS C
Service	0.25%	0.25%	0.25%
Distribution	n/a	0.75%	0.75%

These fees may be used to cover the expenses of the Distributor primarily intended to result in the sale of each class of shares of the Funds, including payments to dealers for selling shares of the Funds and for servicing shareholders of these classes of the Funds. Activities for which these fees may be used include: promotional activities; preparation and distribution of advertising materials and sales literature; expenses of organizing and conducting sales seminars; personnel costs and overhead of the Distributor; printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders; payments to dealers and others that provide shareholder services; interest on accrued distribution expenses; and costs of administering the Rule 12b-1 Plan. No more than 0.75% per annum of the Funds’ average net assets may be used to finance distribution expenses, exclusive of shareholder servicing payments, and no Authorized Dealer may receive shareholder servicing payments in excess of 0.25% per annum of the Funds’ average net assets held by the Authorized Dealer’s clients or customers.

Under the Rule 12b-1 Plan, ongoing payments will be made on a quarterly basis to Authorized Dealers for both distribution and shareholder servicing at rates that are based on the average daily net assets of shares that are registered in the name of that Authorized Dealer as nominee or held in a shareholder account that designates that Authorized Dealer as the dealer of record. The total rates, on an annual basis, are as follows: 0.25% for Class A, 1.00% for Class B and 1.00% for Class C . Rights to these ongoing payments begin to accrue in the 13th month following a purchase of shares. The distributor may, in its discretion, pay such financial intermediary 12b-1 fees prior to the 13th month following the purchase of Class A, B or C shares.

The Distributor will receive payment without regard to actual distribution expenses it incurs. In the event the Rule 12b-1 Plan is terminated in accordance with its terms, the obligations of the Funds to make payments to the Distributor pursuant to the Rule 12b-1 Plan will cease and the Funds will not be required to make any payments for expenses incurred after the date the Rule 12b-1 Plan terminates.

In addition to paying fees under the Funds’ Rule 12b-1 Plan, the Funds may pay service fees to intermediaries such as brokers-dealers, financial advisors, or other financial institutions, including affiliates of ING Investments (such as the Administrator) for administration, sub-transfer agency, and other shareholder services associated with investors whose shares are held of record in omnibus accounts. These additional fees paid by the Funds to intermediaries may take two forms: (1) basis point payments on net assets and/or (2) fixed dollar amount payments per shareholder account. These may include payments for 401(K) sub-accounting services, networking fees, and omnibus account servicing fees.

In addition to providing for the expenses discussed above, the Rule 12b-1 Plan also recognizes that the Adviser and/or the Distributor may use their resources to pay expenses associated with activities primarily intended to result in the promotion and distribution of the Funds’ Shares and other funds managed by the Adviser. In some instances, additional compensation or promotional incentives may be offered to dealers. Such compensation and incentives may include, but are not limited to: cash; merchandise; trips and financial assistance to dealers in connection with pre-approved conferences or seminars; sales or training programs for invited sales personnel; payment for travel expenses (including meals and lodging) incurred by sales personnel to various locations under the applicable FINRA Rules for such seminars or training programs; seminars for the public; advertising and sales campaigns regarding the Funds or other funds managed by the Adviser and/or other events sponsored by dealers. In addition, the Distributor may, at its own expense, pay concessions in addition to those described above to dealers that satisfy certain criteria established from time to time by the Distributor. These conditions relate to increasing sales of shares of the Funds over specified periods and to certain other factors. These payments may, depending on the dealer’s satisfaction of the required conditions, be periodic and may be up to (1) 0.35% of the value of the Funds’ shares sold by the dealer during a particular period, and (2) 0.25% of the value of the Funds’ shares held by the dealer’s customers for more than one year, calculated on an annual basis.

The Rule 12b-1 Plan has been approved by the Board, including all of the Trustees who are not interested persons of the Trust as defined in the 1940 Act. The Rule 12b-1 Plan must be renewed annually by the Board, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan, cast in person at a meeting called for that purpose. It is also required that the selection and nomination of such Trustees be committed to the Trustees who are not interested persons. The Rule 12b-1 Plan and any distribution or service agreement may be terminated as to the Funds at any time, without any penalty, by such Trustees or by a vote of a majority of the Funds outstanding shares on written notice. The Distributor or any dealer or other firm may also terminate their respective distribution or service agreement at any time upon written notice.

In approving the Rule 12b-1 Plan, the Board has determined that differing distribution arrangements in connection with the sale of new shares of the Funds are necessary and appropriate in order to meet the needs of different potential investors. Therefore, the Board, including those Trustees who are not interested persons of the Trust, concluded that, in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Rule 12b-1 Plan as tailored to each class of the Funds, will benefit the Funds and their shareholders.

The Rule 12b-1 Plan and any distribution or service agreement may not be amended to increase materially the amount spent for distribution expenses as to the Funds without approval by a majority of the Funds’ outstanding shares, and all material amendments to the Plan or any distribution or service agreement shall be approved by the Trustees who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on any such amendment.

The Distributor is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under the Rule 12b-1 Plan, as well as to furnish the Board with such other information as may reasonably be requested in connection with the payments made under the Rule 12b-1 Plans in order to enable the Board to make an informed determination of whether the Rule 12b-1 Plan should be continued. The terms and provisions of the Rule 12b-1 Plan relating to required reports term and approval are consistent with the requirements of Rule 12b-1.

Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the Funds for the fiscal year ended May 31, 2009 were as follows:

	A	B	C
ING Principal Protection Fund XI
Advertising	$35	$157	$34
Printing	$661	$2,982	$637
Salaries & Comm	$832	$4,051	$2,222
Broker Svcg	$7,740	$34,639	$29,118
Misc	$(131)	$5,943	$2,488
Total	$9,137	$47,772	$34,499

	A	B	C
ING Principal Protection Fund XII
Advertising	$12	$82	$18
Printing	$225	$1,550	$343
Salaries & Comm	$659	$4,665	$1,781
Broker Svcg	$2,774	$19,037	$15,665
Misc	$333	$4,235	$1,193
Total	$4,003	$29,568	$19,000

OTHER EXPENSES

In addition to the management fee and other fees described previously, the Funds pay other expenses, such as legal, audit, transfer agency and custodian out-of-pocket fees, proxy solicitation costs, and the compensation of Trustees who are not affiliated with ING Investments. Most of the Funds’ expenses are allocated proportionately among all of the outstanding shares of the Funds. However, the Rule 12b-1 Plan fees for each class of shares are charged proportionately only to the outstanding shares of that class.

CODE OF ETHICS

The Funds, the Adviser, the Sub-Adviser and the Distributor have adopted a code of ethics (“Code of Ethics” or written supervisory procedures) as required by Rule 17j-1 of the 1940 Act, governing personal trading activities of all Trustees, officers of the Funds and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Funds or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the Funds that may arise from personal trading of securities that may be purchased or held by the Funds or the Funds’ shares. The Code of Ethics also prohibits short-term trading of a Fund by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however they are generally required to pre-clear all security transactions with the Funds’ Compliance Department and to report all transactions on a regular basis. The Sub-Adviser has adopted its own Code of Ethics to govern the personal trading activities of its personnel.

PORTFOLIO TRANSACTIONS

The Sub-Adviser for the Funds places orders for the purchase and sale of investment securities for the Fund, pursuant to authority granted in the relevant Sub-Advisory Agreement.  Subject to policies and procedures approved by the Trust’s Board, the Sub-Adviser has discretion to make decisions relating to placing these orders, including, where applicable, selecting the brokers or dealers that will execute the purchase and sale of investment securities, negotiating the commission or other compensation paid to the broker or dealer executing the trade, or using an electronic trading network (“ECN”) or alternative trading system (“ATS”).

In a situation where the Sub-Adviser resigns or ING Investments otherwise assumes day to day management of a Fund pursuant to its Investment Advisory Agreement with the Fund, ING Investments will perform the services described herein as being performed by the Sub-Adviser.

How Securities Transactions are Effected

Purchases and sales of securities on a securities exchange (which include most equity securities) are effected through brokers who charge a commission for their services.  In transactions on securities exchanges in the United States, these commissions are negotiated, while on many foreign securities exchanges commissions are fixed.  Securities traded in the over-the-counter markets (such as fixed income securities and some equity securities) are generally traded on a “net” basis with market makers acting as dealers; in these transactions, the dealers act as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer.  Transactions in certain over-the counter securities also may be effected on an agency basis, when, in the Sub-Adviser’s opinion, the total price paid (including commission) is equal to or better than the best total price available from a market maker.  In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount.  On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.  The Sub-Adviser may also place trades using an ECN or ATS.

How the Sub-Adviser Selects Broker Dealers

The Sub-Adviser has a duty to seek to obtain best execution of the Funds’ orders, taking into consideration a full range of factors designed to produce the most favorable overall terms reasonably available under the circumstances.  In selecting brokers and dealers to execute trades, the Sub-Adviser may consider both the characteristics of the trade and the full range and quality of the brokerage services available from eligible broker dealers.  This consideration often involves qualitative as well as quantitative judgments.  Factors relevant to the nature of the trade may include, among others, price (including the applicable brokerage commission or dollar spread), the size of the order, the nature and characteristics (including liquidity) of the market for the security, the difficulty of execution, the timing of the order, potential market impact, and the need for confidentiality, speed, and certainty of execution.  Factors relevant to the range and quality of brokerage services available from eligible brokers and dealers may include, among others, the firms’ execution, clearance, settlement, and other operational facilities; willingness and ability to commit capital or take risk in positioning a block of securities, where necessary; special expertise in particular securities or markets; ability to provide liquidity, speed and anonymity; the nature and quality of other brokerage and research services provided to the Sub-Adviser (consistent with the “safe harbor” described below); and the firms’ general reputation, financial condition and responsiveness to the Sub-Adviser, as demonstrated in the particular transaction or other transactions.  Subject to its duty to seek best execution of the Fund’s orders, the Sub-Adviser may select broker-dealers that participate in commission recapture programs that have been established for the benefit of the Funds. Under these programs, the participating broker-dealers will return to a Fund (in the form of a credit to the Fund) a portion of the brokerage commissions paid to the broker-dealers by the Fund.  Theses credits are used to pay certain expenses of the Fund. These commission recapture payments benefit the Funds, and not the Sub-Adviser.

The Safe Harbor for Soft Dollar Practices

In selecting broker dealers to execute a trade for a Fund, the Sub-Adviser may consider the nature and quality of brokerage and research services provided to the Sub-Adviser as a factor in evaluating the most favorable overall terms reasonably available under the circumstances.  As permitted by Section 28(e) of the 1934 Act, the Sub-Adviser may cause a Fund to pay a broker-dealer a commission for effecting a securities transaction for a Fund that is in excess of the commission which another broker-dealer would have charged for effecting the transaction, if the Sub-Adviser makes a good faith determination that the broker’s commission paid by the Fund is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer, viewed in terms of either the particular transaction or the Sub-Adviser’s overall responsibilities to the Fund and its other investment advisory clients.  The practice of using a portion of a Fund’s commission dollars to pay for brokerage and research services provided to the Sub-Adviser is sometimes referred to as “soft dollars.”  Section 28(e) is sometimes referred to as a “safe harbor,” because it permits this practice, subject to a number of restrictions, including the Sub-Adviser’s compliance with certain procedural requirements and limitations on the type of brokerage and research services that qualify for the safe harbor.

Brokerage and Research Products and Services Under the Safe Harbor — Research products and services may include, but are not limited to, general economic, political, business and market information and reviews, industry and company information and reviews, evaluations of securities and recommendations as to the purchase and sale of securities, financial data on a company or companies, performance and risk measuring services and analysis, stock price quotation services, computerized historical financial databases and related software, credit rating services, analysis of corporate responsibility issues, brokerage analysts’ earning estimates, computerized links to current market data, software dedicated to research, and portfolio modeling. Research services may be provided in the form of reports, computer-generated data feeds and other services, telephone contacts, and personal meetings with securities analysts, as well as in the form of meetings arranged with corporate officers and industry spokespersons, economists, academics and governmental representatives.  Brokerage products and services assist in the execution, clearance and settlement of securities transactions, as well as functions incidental thereto, including but not limited to related communication and connectivity services and equipment, and software related to order routing, market access, algorithmic trading, and other trading activities.  On occasion, a broker-dealer may furnish the Sub-Adviser with a service that has a mixed use (that is, the service is used both for brokerage and research activities that are within the safe harbor and for other activities).  In this case, the Sub-Adviser is required to reasonably allocate the cost of the service, so that any portion of the service that does not qualify for the safe harbor is paid for by the Sub-Adviser from its own funds, and not by portfolio commissions paid by a Fund.

Benefits to the Sub-Adviser - Research products and services provided to the Sub-Adviser by broker dealers that effect securities transactions for a Fund may be used by the Sub-Adviser in servicing all of its accounts.  Accordingly, not all of these services may be used by the Sub-Adviser in connection with that Fund or any of the Funds.  Some of these products and services are also available to the Sub-Adviser for cash, and some do not have an explicit cost or determinable value.  The research received does not reduce the sub-advisory fees payable to the Sub-Adviser for services provided to the Fund.  A Sub-Adviser’s expenses would likely increase if the Sub-Adviser had to generate these research products and services through its own efforts, or if it paid for these products or services itself.

Broker Dealers that are Affiliated with ING Investments or a Sub-Adviser

Portfolio transactions may be executed by brokers affiliated with the ING Groep, ING Investments or the Sub-Advisers, so long as the commission paid to the affiliated broker is reasonable and fair compared to the commission that would be charged by an unaffiliated broker in a comparable transaction.

Prohibition on Use of Brokerage Commissions for Sales or Promotional Activities

The placement of portfolio brokerage with broker-dealers who have sold shares of a Fund is subject to rules adopted by the SEC and the Financial Industry Regulatory Authority (“FINRA”).  Under these rules, a Sub-Adviser may not consider a broker’s promotional or sales efforts on behalf of any Fund when selecting a broker dealer for Fund portfolio transactions, and neither the Funds nor a Sub-Adviser may enter into an agreement under which a Fund directs brokerage transactions (or revenue generated from such transactions) to a broker dealer to pay for distribution of Fund shares.  The Funds have adopted policies and procedures, approved by the Board, that are designed to attain compliance with these prohibitions.

Principal Trades and Research

Purchases of securities for a Fund also may be made directly from issuers or from underwriters. Purchase and sale transactions may be effected through dealers which specialize in the types of securities which the Fund will be holding. Dealers and underwriters usually act as principals for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above.

More Information about trading in Fixed Income Securities

Purchases and sales of fixed-income securities will usually be principal transactions. Such securities often will be purchased or sold from or to dealers serving as market makers for the securities at a net price. The Funds may also purchase such securities in underwritten offerings and will, on occasion, purchase securities directly from the issuer. Generally, fixed income securities are traded on a net basis and do not involve brokerage commissions. The cost of executing fixed income securities transactions consists primarily of dealer spreads and underwriting commissions.

In purchasing and selling fixed income securities, it is the policy of the Funds to obtain the best results, while taking into account the dealer’s general execution and operational facilities, the type of transaction involved and other factors, such as the dealer’s risk in positioning the securities involved. While the Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily pay the lowest spread or commission available.

Transition Management

Changes in Sub-Advisers, investment personnel, reorganizations or mergers of Funds may result in the sale of a significant portion or even all of a Fund’s portfolio securities.  This type of change generally will increase trading costs and the portfolio turnover for the affected Fund.  The Fund, ING Investments, or the Sub-Adviser may engage a broker-dealer to provide transition management services in connection with a change in Sub-Adviser or a reorganization or other changes.

Allocation of Trades

Some securities considered for investment by a Fund may also be appropriate for other clients served by that Fund’s Sub-Adviser. If the purchase or sale of securities consistent with the investment policies of a Fund and one or more of these other clients is considered at or about the same time, transactions in such securities will be placed on an aggregate basis and allocated among the Fund and such other clients in a manner deemed fair and equitable, over time, by the Sub-Adviser and consistent with the Sub-Adviser’s written policies and procedures.  Sub-Advisers may use different methods of allocating the results aggregated trades.  The Sub-Adviser’s relevant policies and procedures and the results of aggregated trades in which a Fund participated are subject to periodic review by the Board.  To the extent any of the Funds seek to acquire (or dispose of) the same security at the same time, one or more of the Funds may not be able to acquire (or dispose of) as large a position in such security as it desires, or it may have to pay a higher (or receive a lower) price for such security. It is recognized that in some cases, this system could have a detrimental effect on the price or value of the security insofar as the Fund is concerned.  However, over time, a Fund’s ability to participate in aggregate trades is expected to provide better execution for the Fund.

Cross-Transactions

The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the condition of Rule 17a-7 under the 1940 Act and conditions of the policy.

Brokerage Commissions Paid by each Fund for previous fiscal years/periods are as follows:

FUND	May 31, 2009	May 31, 2008	May 31, 2007
Principal Protection Fund XI	$4,316	$12,792	$6,559
Principal Protection Fund XII	$2,741	$6,937	$3,303

For the fiscal years ended May 31 2009, 2008 and 2007 commissions in the amounts listed below were paid with respect to portfolio transactions paid to certain brokers because of research services:

FUND	May 31, 2009	May 31, 2008	May 31, 2007
Principal Protection Fund XI	$—	$—	$122
Principal Protection Fund XII	$—	$—	$125

During the fiscal year ended May 31, 2009, none of Funds acquired securities of their regular broker dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents.

PURCHASE AND REDEMPTION OF SHARES

A complete description of the manner in which shares may be purchased, redeemed or exchanged appears in the Prospectus under “Shareholder Guide.” Shares of the Funds are purchased at the NAV of the Funds next determined after a purchase order is received by the dealer (and/or Distributor) or by the Trust’s Transfer Agent (as defined herein) less any applicable front-end sales charge. Shares subject to a CDSC will continue to age from the date that the original shares were purchased. If you invest in a Fund through a financial intermediary, you may be charged a commission or transaction fee by the financial intermediary for the purchase and sale of Funds shares.

Any redemptions made from the Funds prior to the Guarantee Maturity Date will be made at NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. Moreover, such redemptions may be subject to a CDSC. Amounts redeemed prior to the Guarantee Maturity Date are not eligible for the guarantee.

Certain investors may purchase shares of the Funds with liquid assets with a value which is readily ascertainable by reference to a domestic exchange price and which would be eligible for purchase by a Fund consistent with the Funds’ investment policies and restrictions. These transactions will only be effected if ING Investments or the Sub-Adviser intends to retain the security in the Fund as an investment. Assets so purchased by the Funds will be valued in generally the same manner as they would be valued for purposes of pricing the Funds’ shares, if such assets were included in the Funds’ assets at the time of purchase. The Trust Reserves the right to amend or terminate this practice at any time.

During the Index Plus LargeCap Period, Class A shares of the Funds may be purchased at NAV, without a sales charge, by persons who have redeemed their Class A shares of the Funds (or shares of other funds managed by the Manager in accordance with the terms of such privileges established for such funds) within the previous 90 days. The amount that may be so reinvested in the Funds are limited to an amount up to, but not exceeding, the redemption proceeds (or to the nearest full share if fractional shares are not purchased). In order to exercise this privilege, a written order for the purchase of shares must be received by the Transfer Agent, or be postmarked, within ninety (90) days after the date of redemption. This privilege may only be used once per calendar year. Payment must accompany the request and the purchase will be made at the then current NAV of the Funds. Such purchases may also be handled by a securities dealer who may charge a shareholder for this service. If the shareholder has realized a gain on the redemption, the transaction is taxable and any reinvestment will not alter any applicable federal capital gains tax. If there has been a loss on the redemption and a subsequent reinvestment pursuant to this privilege, some or all of the loss may not be allowed as a tax deduction depending upon the amount reinvested, although such disallowance is added to the tax basis of the shares acquired upon the reinvestment.

Additionally, Class A shares of the Funds may also be purchased at NAV by any charitable organization or any state, county, or city, or any instrumentality, department, authority or agency thereof that has determined that the Funds are a legally permissible investment and that is prohibited by applicable investment law from paying a sales charge or commission in connection with the purchase of shares of any registered management investment company (“an eligible governmental authority”). If an investment by an eligible governmental authority at NAV is made though a dealer who has executed a selling group agreement with respect to the Trust (or certain other open-end ING Funds) the Distributor may pay the selling firm 0.25% of the offering price.

The officers, Trustees and bona fide full-time employees of the Trust and the officers, directors and full-time employees of the Adviser, the Sub-Adviser, the Distributor, any service provider to the Funds or affiliated corporations thereof or any trust, pension, profit-sharing or other benefit plan for such persons, broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step-relations, relations at-law, and cousins) employees of such broker-dealers (including their immediate families) and discretionary advisory accounts of the Adviser or Sub-Adviser, may purchase Class A shares of the Funds at NAV without a sales charge. Such purchaser may be required to sign a letter stating that the purchase is for his own investment purposes only and that the securities will not be resold except to the respective Funds. The Trust may, under certain circumstances, allow registered investment advisers to make investments on behalf of their clients at NAV without any commission or concession.

Class A shares may also be purchased at NAV by certain fee based registered investment advisers, trust companies and bank trust departments under certain circumstances making investments on behalf of their clients and by shareholders who have authorized the automatic transfer of dividends from the same class of another open-end fund managed by the Adviser.

Class A shares may also be purchased without a sales charge by (i) shareholders who have authorized the automatic transfer of dividends from the same class of another ING Fund distributed by the Distributor or from ING Prime Rate Trust; (ii) registered investment advisors, trust companies and bank trust departments investing in shares on their own behalf or on behalf of their clients, provided that the aggregate amount invested in any one or more funds, during the 13 month period starting with the first investment, equals at least $1 million; (iii) broker-dealers, who have signed selling group agreements with the Distributor, and registered representatives and employees of such broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step relations, relations-at-law and cousins); (iv) broker-dealers using third party administrators for qualified retirement plans who have entered into an agreement with the ING Funds or an affiliate, subject to certain operational and minimum size requirements specified from time-to-time by the ING Funds; (v) accounts as to which a banker or broker-dealer charges an account management fee (“wrap accounts”); (vi) any registered investment company for which ING Investments serves as adviser (vii) investors who purchase Fund shares with redemption proceeds received in connection with a distribution from a retirement plan investing in either (1) directly in any fund or through any unregistered separate account sponsored by ING Life Insurance and Annuity Company (“ILIAC”) or any successor thereto or affiliate thereof or (2) in a registered separate account sponsored by ILIAC or any successor thereto or affiliate thereof, but only if no deferred sales charge is paid in connection with such distribution and the investor receives the distribution in connection with a separation from service, retirement, death or disability; and (viii) insurance companies (including separate accounts).

Letters of Intent and Rights of Accumulation

An investor may immediately qualify for a reduced sales charge on the purchase of Class A shares of the Funds or any of the ING Funds which offers Class A shares, or shares with front-end sales charges, by completing the Letter of Intent section of the Account Application in the Prospectus (the “Letter of Intent” or “Letter”). By completing the Letter, the investor expresses an intention to invest during the next 13 months a specified amount which if made at one time would qualify for the reduced sales charge. At any time within 90 days after the first investment which the investor wants to qualify for the reduced sales charge, a signed Account Application, with the Letter of Intent section completed, may be filed with the Funds. After the Letter of Intent is filed, each additional investment made will be entitled to the sales charge applicable to the level of investment indicated on the Letter of Intent as described above. Sales charge reductions based upon purchases in more than one investment in the ING Funds will be effective only after notification to the Distributor that the investment qualifies for a discount. The shareholder’s holdings in the Adviser’s funds acquired within 90 days before the Letter of Intent is filed will be counted towards completion of the Letter of Intent but will not be entitled to a retroactive downward adjustment of sales charge until the Letter of Intent is fulfilled. Any redemptions made by the shareholder during the 13-month period will be subtracted from the amount of the purchases for purposes of determining whether the terms of the Letter of Intent have been completed. If the Letter of Intent is not completed within the 13-month period, there will be an upward adjustment of the sales charge as specified below, depending upon the amount actually purchased (less redemption) during the period.

An investor acknowledges and agrees to the following provisions by completing the Letter of Intent section of the Account Application in the Prospectus. A minimum initial investment equal to 25% of the intended total investment is required. An amount equal to the maximum sales charge or 5.75% of the total intended purchase will be held in escrow at ING Funds, in the form of shares, in the investor’s name to assure that the full applicable sales charge will be paid if the intended purchase is not completed. The shares in escrow will be included in the total shares owned as reflected on the monthly statement; income and capital gain distributions on the escrow shares will be paid directly by the investor. The escrow shares will not be available for redemption by the investor until the Letter of Intent has been completed, or the higher sales charge paid. If the total purchases, less redemptions, equal the amount specified under the Letter, the shares in escrow will be released. If the total purchases, less redemptions, exceed the amount specified under the Letter and is an amount which would qualify for a further quantity discount, a retroactive price adjustment will be made by the Distributor and the dealer with whom purchases were made pursuant to the Letter of Intent (to reflect such further quantity discount) on purchases made within 90 days before, and on those made after filing the Letter. The resulting difference in offering price will be applied to the purchase of additional shares at the applicable offering price. If the total purchases, less redemptions, are less than the amount specified under the Letter, the investor will remit to the Distributor an amount equal to the difference in dollar amount of sales charge actually paid and the amount of sales charge which would have applied to the aggregate purchases if the total of such purchases had been made at a single account in the name of the investor or to the investor’s order. If within 10 days after written request such difference in sales charge is not paid, the redemption of an appropriate number of shares in escrow to realize such difference will be made. If the proceeds from a total redemption are inadequate, the investor will be liable to the Distributor for the difference. In the event of a total redemption of the account prior to fulfillment of the Letter of Intent, the additional sales charge due will be deducted from the proceeds of the redemption and the balance will be forwarded to the investor. By completing the Letter of Intent section of the Account Application, an investor grants to the Distributor a security interest in the shares in escrow and agrees to irrevocably appoint the Distributor as his attorney-in-fact with full power of substitution to surrender for redemption any or all shares for the purpose of paying any additional sales charge due and authorizes the Transfer Agent to receive and redeem shares and pay the proceeds as directed by the Distributor. The investor or the securities dealer must inform the Transfer Agent or the Distributor that this Letter is in effect each time a purchase is made.

If at any time prior to or after completion of the Letter of Intent the investor wishes to cancel the Letter of Intent, the investor must notify the Distributor in writing. If, prior to the completion of the Letter of Intent, the investor requests the Distributor to liquidate all shares held by the investor, the Letter of Intent will be terminated automatically. Under either of these situations, the total purchased may be less than the amount specified in the Letter of Intent. If so, the Distributor will redeem at NAV to remit to the Distributor and the appropriate authorized dealer an amount equal to the difference between the dollar amount of the sales charge actually paid and the amount of the sales charge that would have been paid on the total purchases if made at one time.

The value of shares of the Funds plus shares of other open-end funds distributed by the Distributor (excluding shares of the ING Money Market Funds) can be combined with a current purchase to determine the reduced sales charge and applicable offering price of the current purchase. The reduced sales charge applies to quantity purchases made at one time or on a cumulative basis over any period of time by (i) an investor, (ii) the investor’s spouse and children under the age of majority, (iii) the investor’s custodian accounts for the benefit of a child under the Uniform Gift To Minors Act, (iv) a trustee or other fiduciary of a single trust estate or a single fiduciary account (including a pension, profit-sharing and/or other employee benefit plans qualified under Section 401 of the Code), by trust companies’ registered investment advisors, banks and bank trust departments for accounts over which they exercise exclusive investment discretionary authority and which are held in a fiduciary, agency, advisory, custodial or similar capacity.

The reduced sales charge also applies on a non-cumulative basis, to purchases made at one time by the customers of a single dealer, in excess of $1 million. The Letter of Intent option may be modified or discontinued at any time.

Shares of the Funds and other open-end ING Funds purchased and owned of record or beneficially by a corporation, including employees of a single employer (or affiliates thereof) including shares held by its employees, under one or more retirement plans, can be combined with a current purchase to determine the reduced sales charge and applicable offering price of the current purchase, provided such transactions are not prohibited by one or more provisions of the Employee Retirement Income Security Act or the Internal Revenue Code. Individuals and employees should consult with their tax advisors concerning the tax rules applicable to retirement plans before investing.

For the purposes of Rights of Accumulation and the Letter of Intent Privilege, shares held by investors in other ING Funds which impose a CDSC may be combined with Class A shares of the Funds for a reduced sales charge but will not affect any CDSC which may be imposed upon the redemption of shares of the Funds which impose a CDSC.

Redemptions

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV and are not eligible for the guarantee. Moreover, redemptions may be subject to a CDSC.

Payment to shareholders for shares redeemed will be made within seven days after receipt by the Funds’ Transfer Agent of the written request in proper form, except that the Funds may suspend the right of redemption or postpone the date of payment during any period when (a) trading on the New York Stock Exchange is restricted as determined by the SEC or such exchange is closed for other than weekends and holidays; (b) an emergency exists as determined by the SEC making as a result of which: (i) disposal by the Fund of securities owned by it is not reasonably practicable; or (ii) it is not reasonably practical for the Fund to determine fairly the value of its net assets; or (c) for such other period as the SEC may permit for the protection of the Funds’ shareholders. At various times, the Funds may be requested to redeem shares for which it has not yet received good payment. Accordingly, the Funds may delay the mailing of a redemption check until such time as it has assured itself that good payment has been collected for the purchase of such shares, which may take up to 15 days or longer.

The Funds intend to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, the Funds may make payment wholly or partly in securities at their then current market value equal to the redemption price. In such case, an investor may incur brokerage costs in converting such securities to cash. However, the Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act, which contain a formula for determining the minimum amount of cash to be paid as part of any redemption. In the event the Funds must liquidate portfolio securities to meet redemptions, it reserves the right to reduce the redemption price by an amount equivalent to the pro-rated cost of such liquidation not to exceed one percent of the NAV of such shares.

Due to the relatively high cost of handling small investments, the Trust reserves the right, upon 30 days’ written notice, to redeem, at NAV (less any applicable deferred sales charge), the shares of any shareholder whose account has a value of less than $1,000 in the Funds, other than as a result of a decline in the NAV per share. Before the Funds redeem such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to at least $1,000 before the redemption is processed.

The value of shares on redemption or repurchase may be more or less than the investor’s cost, depending upon the market value of the portfolio securities at the time of redemption or repurchase. Redemptions made prior to the Guarantee Maturity Date may be subject to a CDSC and are not eligible for the Payment Undertaking.

Certain purchases of Class A shares and most Class B and Class C shares may be subject to a CDSC. Shareholders will be charged a CDSC if certain of those shares are redeemed within the applicable time period as stated in the prospectus.

No CDSC is imposed on any shares subject to a CDSC to the extent that those shares (i) are no longer subject to the applicable holding period, (ii) resulted from reinvestment of distributions on CDSC shares, or (iii) were exchanged for shares of another fund managed by the Investment Manager, provided that the shares acquired in such exchange and subsequent exchanges will continue to remain subject to the CDSC, if applicable, until the applicable holding period expires.

The CDSC or redemption fee will be waived for certain redemptions of shares upon (i) the death or permanent disability of a shareholder, or (ii) in connection with mandatory distributions from an Individual Retirement Account (“IRA”) or other qualified retirement plan. The CDSC or redemption fee will be waived in the case of a redemption of shares following the death or permanent disability of a shareholder if the redemption is made within one year of death or initial determination of permanent disability. The waiver is available for total or partial redemptions of shares owned by an individual or an individual in joint tenancy (with rights of survivorship), but only for redemptions of shares held at the time of death or initial determination of permanent disability. The CDSC or redemption fee will also be waived in the case of a total or partial redemption of shares in connection with any mandatory distribution from a tax-deferred retirement plan or an IRA. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from services, except that a CDSC or redemption fee may be waived in certain circumstances involving redemptions in connection with a distribution from a qualified employer retirement plan in connection with termination of employment or termination of the employer’s plan and the transfer to another employer’s plan or to an IRA. The shareholder must notify the Funds either directly or through the Distributor at the time of redemption that the shareholder is entitled to a waiver of CDSC or redemption fee. The waiver will then be granted subject to confirmation of the shareholder’s entitlement. The CDSC or redemption fee, which may be imposed on Class A shares purchased in excess of $1 million, will also be waived for registered investment advisors, trust companies and bank trust departments investing on their own behalf or on behalf of their clients. These waivers may be changed at any time.

Reinstatement Privilege

The Funds allow reinstatement privileges only during the Index Plus LargeCap Period. If you sell Class A, Class B or Class C shares of the Funds during this period, you may reinvest some or all of the proceeds in the same share class within 90 days without a sales charge during the Index Plus LargeCap Period. Reinstated Class B and Class C shares will retain their original cost and purchase date for purposes of the CDSC. The amount of any CDSC also will be reinstated. To exercise this privilege, the written order for the purchase of shares must be received by the Transfer Agent or be postmarked within 90 days after the date of redemption. This privilege can be used only once per calendar year. If a loss is incurred on the redemption and the reinstatement privilege is used, some or all of the loss may not be allowed as a tax deduction.

Additional Rights

The Funds retain certain rights, including the rights to: refuse orders to purchase shares; vary its requirements for initial or additional investments, reinvestments, retirement and employee benefit plans, sponsored arrangements and similar programs; and change or discontinue its sales charge waivers and orders acceptance practices.

Conversion of Class B Shares

A shareholder’s Class B shares will automatically convert to Class A shares in the Fund after eight years from purchase, together with a pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion of Class B shares into Class A shares is subject to the continuing availability of an opinion of counsel or an Internal Revenue Service (“IRS”) ruling, if ING Investments deems it advisable to obtain such advice, to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and (2) the payment of different dividends on Class A and Class B shares does not result in the Fund’s dividends or distributions constituting “preferential dividends” under the Internal Revenue Code of 1986. The Class B shares so converted will no longer be subject to the higher expenses borne by Class B Shares. The conversion will be effected at the relative NAVs per share of the applicable classes.

DEALER COMMISSIONS AND OTHER INCENTIVES

In connection with the sale of shares of the Funds, the Distributor may pay Authorized Dealers of record a sales commission as a percentage of the purchase price. In connection with the sale of Class A Shares, the Distributor will reallow the following amounts to Authorized Dealers of record from the sales charge on such sales:

DEALERS’ REALLOWANCE AS A PERCENTAGE OF OFFERING PRICE

AMOUNT OF TRANSACTION	CLASS A
Less than $50,000	5.00%
$50,000 — $99,999	3.75%
$100,000 — $249,999	2.75%
$250,000 — $499,000	2.00%
$500,000 — $999,999	1.75%
$1,000,000 and over	See below

The Distributor may pay to Authorized Dealers out of its own assets commissions on shares sold in Classes A, B and C, at NAV, which at the time of investment would have been subject to the imposition of a CDSC if redeemed. There is no sales charge on purchases of $1,000,000 or more of Class A shares. However, such purchases may be subject to a CDSC, as disclosed in the Prospectus. The Distributor will pay Authorized Dealers of record commissions at the rates shown in the table below for purchases of Class A shares that are subject to a CDSC:

AMOUNT OF	DEALER COMMISSION AS A PERCENTAGE OF
TRANSACTION	AMOUNT INVESTED
$1,000,000 to $2,499,000	1.00%
$2,500,000 to $4,999,999	0.50%
$5,000,000 and over	0.25%

Also, the Distributor will pay out of its own assets a commission of 1.00% of the amount invested for purchases of Class A shares of less than $1 million by qualified employer retirement plans with 50 or more participants. In connection with qualified retirement plans that invest $1 million or more in Class A shares of the Funds, the Distributor will pay dealer compensation of 1.00% of the purchase price of the shares to the dealer from its own resources at the time of the initial investment.

The Distributor will pay out of its own assets a commission of 4% of the amount invested for purchases of Class B shares subject to a CDSC. For purchases of Class C shares subject to a CDSC, the Distributor may pay out of its own assets a commission of 0.75% of the amount invested of each Fund.

The Distributor may, from time to time, at its discretion, allow a selling dealer to retain 100% of a sales charge, and such dealer may therefore be deemed an “underwriter” under the 1933 Act. The Distributor, at its expense, may also provide additional promotional incentives to dealers. The incentives may include payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to locations appropriate under applicable FINRA Rules for such seminars or training programs within or outside of the United States, merchandise or other items. For more information on incentives, see “Management of the Funds — 12b-1 Plans” in this Statement of Additional Information.

The Distributor may, at its discretion, pay additional cash compensation to its employee sales staff for sales by certain broker-dealers or “focus firms.” The Distributor may pay up to an additional 0.10% to its employee sales staff for sales that are made by registered representatives of these focus firms. As of the date of this SAI, the focus firms are: A.G. Edwards & Sons, Inc.; AIG Financial Advisers, Inc.; Ameriprise Financial Services, Inc.; Banc of America Investment Services, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup Global Markets, Inc.; Commonwealth Financial Network; Deutsche Bank Securities, Inc.; Edward Jones; Fidelity Brokerage Services, Inc.; H & R Block Financial Advisers LLC; HSBC Securities (USA), Inc.; ING Advisors Network; Linsco Private Ledger Financial Services; Merrill Lynch; Morgan Stanley & Co, Inc.; Morgan Stanley Dean Witter; Oppenheimer & Co.; Raymond James & Associates, Inc.; Raymond James Financial Services, Inc.; RBC Dain Rauscher, Inc.; UBS Financial Services, Inc.; Wachovia Bank; Wachovia Brokerage Services, Inc.; Wachovia Securities Financial Network, Inc.; Wachovia Securities LLC; Wells Fargo Bank; Wells Fargo Bank N.A.; and Wells Fargo Investments LLC.

The Distributor may, at its discretion, pay additional cash compensation to its employee sales staff for the Funds assets retained in the ING Funds complex. The Distributor may pay 5 basis points in cash compensation on any assets that are retained in ING Equity Trust or in any other fund offered by the Distributor, for at least 90 days after maturity of PPF.

Exchanges

The Funds will allow exchanges to be made during the Index Plus LargeCap Period as described in the Prospectus. It is important to know that no exchanges into the Funds will be allowed during the Guarantee Period.

You may exchange shares for shares of the same class of any other ING Fund, except for ING Corporate Leaders Trust Fund, without paying an additional sales charge. A complete description of the manner in which shares may be exchanged appears in the Prospectus under “Shareholder Guide.” The Funds will not permit exchanges in violation of any of the terms and conditions set forth in the Funds’ Prospectuses or herein.

The following conditions must be met for all exchanges involving the Funds: (i) the shares that will be acquired in the exchange (the “Acquired Shares”) are available for sale in the shareholder’s state of residence; (ii) the Acquired Shares will be registered to the same shareholder account as the shares to be surrendered (the “Exchanged Shares”);

(iii) the Exchanged Shares must have been held in the shareholder’s account for at least 30 days prior to the exchange; (iv) except for exchanges into the ING Classic Money Market Fund or ING Money Market Fund, the account value of the fund whose shares are to be acquired must equal or exceed the minimum initial investment amount required by that fund after the exchange is implemented; and (v) a properly executed exchange request has been received by the Transfer Agent.

The Funds reserve the right to delay the actual purchase of the Acquired Shares for up to five business days if it determines that it would be disadvantaged by an immediate transfer of proceeds from the redemption of Exchanged Shares. Normally, however, the redemption of Exchanged Shares and the purchase of Acquired Shares will take place on the day that the exchange request is received in proper form. The Funds reserve the right to terminate or modify its exchange privileges at any time upon prominent notice to shareholders. Such notice will be given at least 60 days in advance. It is the policy of ING to discourage and prevent frequent trading by shareholders among the Funds in response to market fluctuations. Accordingly, in order to maintain a stable asset base in the Fund and to reduce administrative expenses borne by the Funds, ING reserves the right to reject any exchange request.

SHAREHOLDER INFORMATION

Certificates representing shares of the Funds will not normally be issued to shareholders. The Transfer Agent will maintain an account for each shareholder upon which the registration and transfer of shares are recorded, and any transfers shall be reflected by bookkeeping entry, without physical delivery.

The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account (i.e., wiring instructions, telephone privileges, etc.).

The Trust reserves the right, if conditions exist, that make cash payments undesirable, to honor any request for redemption or repurchase order with respect to shares of the Funds by making payment in whole or in part in readily marketable securities chosen by the Funds and valued as they are for purposes of computing the Funds’ NAV (redemption-in-kind). If payment is made in securities, a shareholder may incur transaction expenses in converting these securities to cash. The Trust has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which the Funds are obligated to redeem shares with respect to any one shareholder during any 90-day period solely in cash up to the lesser of $250,000 or 1% of the NAV of the Funds at the beginning of the period.

SHAREHOLDER SERVICES AND PRIVILEGES

For investors purchasing shares of the Funds under a tax-qualified individual retirement or pension plan or under a group plan through a person designated for the collection and remittance of monies to be invested in shares of the Funds on a periodic basis, the Funds may, in lieu of furnishing confirmations following each purchase of Fund shares, send statements no less frequently than quarterly pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder. Such quarterly statements, which would be sent to the investor or to the person designated by the group for distribution to its members, will be made within five business days after the end of each quarterly period and shall reflect all transactions in the investor’s account during the preceding quarter.

All shareholders will receive a confirmation of each new transaction in their accounts, which will also show the total number of Fund shares owned by each shareholder, the number of shares being held in safekeeping by the Funds’ Transfer Agent for the account of the shareholder and a cumulative record of the account for the entire year. Shareholders may rely on these statements in lieu of certificates. Certificates representing shares of the Fund will not be issued unless the shareholder requests them in writing.

Self-Employed and Corporate Retirement Plans

For self-employed individuals and corporate investors that wish to purchase shares of the Funds, there is available through the Funds a Prototype Plan and Custody Agreement. The Custody Agreement provides that PFPC Trust Company, will act as Custodian under the Plan, and will furnish custodial services for an annual maintenance fee of $12.00 for each participant, with no other charges. (This fee is in addition to the normal Custodian charges paid by the Funds.) The annual contract maintenance fee may be waived from time to time. For further details, including the right to appoint a successor Custodian, see the Plan and Custody Agreements as provided by the Trust. Employers who wish to use shares of the Funds under a custodianship with another bank or trust company must make individual arrangements with such institution.

Individual Retirement Accounts

Investors having earned income are eligible to purchase shares of the Funds under an IRA pursuant to Section 408(a) of the Internal Revenue Code. An individual who creates an IRA may contribute annually certain dollar amounts of earned income, and an additional amount if there is a non-working spouse. Simple IRA plans that employers may establish on behalf of their employees are also available. Roth IRA plans that enable employed and self-employed individuals to make non-deductible contributions, and, under certain circumstances, effect tax-free withdrawals, are also available. Copies of a model Custodial Account Agreement are available from the Distributor. Investors Fiduciary Trust Company, Kansas City, Missouri 64105, will act as the Custodian under this model Agreement, for which it will charge the investor an annual fee of $12.00 for maintaining the Account (such fee is in addition to the normal custodial charges paid by the Funds). Full details on the IRA are contained in an IRS required disclosure statement, and the Custodian will not open an IRA until seven (7) days after the investor has received such statement from the Trust. An IRA using shares of the Funds may also be used by employers who have adopted a Simplified Employee Pension Plan.

Purchases of Fund shares by Section 403(b) and other retirement plans are also available. Section 403(b) plans are generally arrangements by a public school organization or a charitable, educational, or scientific organization that is described in Section 501(c)(3) of the Internal Revenue Code under which employees are permitted to take advantage of the federal income tax deferral benefits provided for in Section 403(b) of the Code. It is advisable for an investor considering the funding of any retirement plan to consult with an attorney or to obtain advice from a competent retirement plan consultant.

Telephone Redemption and Exchange Privileges

As discussed in the Prospectus, the telephone redemption and exchange privileges are available for all shareholder accounts; however, retirement accounts may not utilize the telephone redemption privilege. The telephone privileges may be modified or terminated at any time. The privileges are subject to the conditions and provisions set forth below and in the Prospectus.

(1)                            Telephone redemption and/or exchange instructions received in good order before the pricing of the Funds on any day on which the New York Stock Exchange is open for business (a “Business Day”), but not later than 4:00 P.M. Eastern time, will be processed at that day’s closing NAV. For each exchange, the shareholder’s account may be charged an exchange fee. There is no fee for telephone redemption; however, certain classes of shares may be subject to a contingent deferred sales charge (See “Redemption of Shares” in the Prospectus).

(2)         Telephone redemption and/or exchange instructions should be made by dialing 1-800-992-0180 and selecting option 3.

(3)                            ING Funds will not permit exchanges in violation of any of the terms and conditions set forth in the Funds’ Prospectus or herein.

(4)                            Telephone redemption requests must meet the following conditions to be accepted by ING Funds:

(a)                                  Proceeds of the redemption may be directly deposited into a predetermined bank account, or mailed to the current address on the registration. This address cannot reflect any change within the previous thirty (30) days.

(b)                                 Certain account information will need to be provided for verification purposes before the redemption will be executed.

(c)                                  Only one telephone redemption (where proceeds are being mailed to the address of record) can be processed within a 30 day period.

(d)                                 The maximum amount which can be liquidated and sent to the address of record at any one time is $100,000.

(e)                                  The minimum amount which can be liquidated and sent to a predetermined bank account is $5,000.

(5)                            If the exchange involves the establishment of a new account, the dollar amount being exchanged must at least equal the minimum investment requirement of the ING Fund being acquired.

(6)                            Any new account established through the exchange privilege will have the same account information and options except as stated in the Prospectus.

(7)                            Certificated shares cannot be redeemed or exchanged by telephone but must be forwarded to ING Funds at P.O. Box 9772 Providence, RI 02940-9772 and deposited into your account before any transaction may be processed.

(8)                            If a portion of the shares to be exchanged are held in escrow in connection with a Letter of Intent, the smallest number of full shares of the ING Fund to be purchased on the exchange having the same aggregate NAV as the shares being exchanged shall be substituted in the escrow account. Shares held in escrow may not be redeemed until the Letter of Intent has expired and/or the appropriate adjustments have been made to the account.

(9)                            Shares may not be exchanged and/or redeemed unless an exchange and/or redemption privilege is offered pursuant to the Funds’ then-current Prospectus.

(10)                      Proceeds of a redemption may be delayed up to 15 days or longer until the check used to purchase the shares being redeemed has been paid by the bank upon which it was drawn.

Systematic Withdrawal Plan

Systematic withdrawals may be made only during the Index Plus LargeCap Period. You may elect to make periodic withdrawals from your account in any fixed amount in excess of $100 to yourself, or to anyone else you properly designate, as long as the account has a current value of at least $10,000. To establish a systematic cash withdrawal, complete the Systematic Withdrawal Plan section of the Account Application. To have funds deposited to your bank account, follow the instructions on the Account Application. You may elect to have monthly, quarterly, semi-annual or annual payments. Redemptions are normally processed on the fifth day prior to the end of the month, quarter or year. Checks are then mailed or proceeds are forwarded to your bank account on or about the first of the following month. You may change the amount, frequency and payee, or terminate the plan by giving written notice to the Transfer Agent. A Systematic Withdrawal Plan may be modified at any time by the Funds or terminated upon written notice by the Funds.

During the period in which withdrawals are allowed, you may purchase additional shares for deposit to your account, subject to any applicable sales charge, if the additional purchases are equal to at least one year’s scheduled withdrawals, or $1,200 whichever is greater. There are no separate charges to you under this Plan, although a CDSC may apply if you purchased Class A, B or C shares. Shareholders who elect to have a systematic cash withdrawal must have all dividends and capital gains reinvested. As shares of the Funds are redeemed under the Plan, you may realize a capital gain or loss for income tax purposes.

NET ASSET VALUE

As noted in the Prospectus, the NAV and offering price of each class of the Funds’ shares will be determined once daily as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time) during each day on which the NYSE is open for trading. As of the date of this SAI, the NYSE is closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Portfolio securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Portfolio securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Short-term obligations maturing in 60 days or less will generally be valued at amortized cost. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in period during which value, as determined by amortized cost, is higher or lower than the price the Funds would receive if it sold the instrument. See “Net Asset Value” in the shareholder guide of the Prospectus. The long-term debt obligations held in the Fund’s portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Funds’ Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that the Funds calculate its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Funds’ Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Funds related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies’ securities.

The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time the Funds determine its NAV or if the foreign exchange closes prior to the time the Funds determine its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Funds’ NAV may not take place contemporaneously with the determination of the prices of securities held by the Funds in foreign securities markets. Further, the value of a Funds’ assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Funds. In calculating a Funds’ NAV, foreign securities in foreign currency are converted to U.S. dollar equivalents.

If an event occurs after the time at which the market for foreign securities held by a Fund closes but before the time that a Fund’s NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time a Fund determines its NAV. In such a case, the Fund will use the fair value of such securities determined under the Fund’s valuation procedures. Events after the close of trading on a foreign market that could require a Fund to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis in determination of a security’s fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Fund calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, or that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that a Fund could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, a Fund is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred, or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes a Fund to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time a Fund determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in a Fund’s NAV.

Options on securities, currencies, futures and other financial instruments purchased by the Funds are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

The price of silver and gold bullion is determined by measuring the mean between the closing bid and asked quotations of silver and gold bullion set at the time of the close of the NYSE, as supplied by a Fund’s custodian bank or other broker-dealers or banks approved by a Fund, on each date that the NYSE is open for business.

The fair value of other assets is added to the value of all securities positions to arrive at the value of the Funds’ total assets. The Funds’ liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of the Funds’ net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

In computing the NAV for a class of shares of the Funds, all class-specific liabilities incurred or accrued are deducted from the class’ net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

The per share NAV of Class A shares generally will be higher than the per share NAV of shares of the other classes, reflecting daily expense accruals of the higher distribution fees applicable to Class B and Class C shares. It is expected, however, that the per share NAV of the classes, which will differ by approximately the amount of the expense accrual differentials between the classes, will tend to converge immediately after the payment of dividends or distributions.

Orders received by dealers prior to the close of regular trading on the NYSE will be confirmed at the offering price computed as of the close of regular trading on the NYSE provided the order is received by the Transfer Agent prior to its close of business that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to the Fund. Orders received by dealers after the close of regular trading on the NYSE will be confirmed at the next computed offering price as described in the Prospectus.

DISTRIBUTIONS

As noted in the Prospectus, shareholders have the privilege of reinvesting both income dividends and capital gains distributions, if any, in additional shares of a respective class of the Funds at the then-current NAV, with no sales charge. The Funds’ management believes that most investors desire to take advantage of this privilege. It has therefore made arrangements with its Transfer Agent to have all income dividends and capital gains distributions that are declared by the Funds automatically reinvested for the account of each shareholder. A shareholder may elect at any time by writing to the Funds or the Transfer Agent to have subsequent dividends and/or distributions paid in cash. In the absence of such an election, each purchase of shares of a class of the Funds is made upon the condition and understanding that the Transfer Agent is automatically appointed the shareholder’s agent to receive his dividends and distributions upon all shares registered in his name and to reinvest them in full and fractional shares of the respective class of the Funds at the applicable NAV in effect at the close of business on the reinvestment date. A shareholder may still at any time after a purchase of Fund shares request that dividends and/or capital gains distributions be paid to him in cash. If you may need access to your money at any point prior to the Guarantee Maturity Date or if you prefer to receive your distributions in cash, you should consider the appropriateness of investing in the Funds. Distributions or dividends in cash (instead of reinvesting them) will reduce the shareholder’s Guaranteed Amount.

TAX STATUS

The following is only a limited discussion of certain additional tax considerations generally affecting the Funds. No attempt is made to present a detailed explanation of the tax treatment of the Funds and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.

Qualification as a Regulated Investment Company

The Funds intend to qualify as a regulated investment company under Subchapter M of the Code. If for any taxable year the Funds does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Funds’ current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

Foreign Investments

Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Funds’ assets to be invested in various countries is not known.

Excise Tax on Regulated Investment Companies

A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (taxable year election)). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

The Funds intend to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Funds may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

Taxes in Relation to the Financial Guarantee

Should it be necessary for MBIA to make a payment to the Funds, this payment will likely be considered a capital gain to the Funds. Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

PERFORMANCE INFORMATION

In reports or other communications to shareholders or in advertising material, the Funds may compare the performance of the Funds with that of other mutual Funds as listed in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., CDA Technologies, Inc., Value Line, Inc. or similar independent services that monitor the performance of mutual Funds or with other appropriate indexes of investment securities. In addition, certain indexes may be used to illustrate historic performance of select asset classes. The performance information may also include evaluations of the ING Funds published by nationally recognized ranking services and by financial publications that are nationally recognized, such as Business Week, Forbes, Fortune, Institutional Investor, Money and The Wall Street Journal. If the Funds compare its performance to other Funds or to relevant indexes, the Funds’ performance will be stated in the same terms in which such comparative data and indexes are stated, which is normally total return rather than yield. For these purposes the performance of the Funds, as well as the performance of such investment companies or indexes, may not reflect sales charges, which, if reflected, would reduce performance results.

Average Annual Total Return

Quotations of average annual total return for the Funds will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Funds over a period of one and five years (or, if less, up to the life of the Funds), calculated pursuant to the formula:

P(1 + T)(to the power of n) = ERV

Where:

P	=	a hypothetical initial payment of $1,000
T	=	an average annual total return
n	=	the number of years
ERV	=	the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1 or 5 year period, at the end of such period (or fractional portion thereof).

The Funds may also from time to time include in such advertising a total return figure for its classes that is not calculated according to the formula set forth above. Specifically, the Funds may include performance for Class A that does not take into account payment of the applicable front-end sales load, or the Trust may include performance for Class B, or C that does not take into account the imposition of the applicable CDSC.

Reports and promotional literature may also contain the following information: (i) a description of the gross national or domestic product and populations, including but not limited to age characteristics, of various countries and regions in which the Funds may invest, as compiled by various organizations, and projections of such information; (ii) the performance of worldwide equity and debt markets; (iii) the capitalization of U.S. and foreign stock markets prepared or published by the International Finance Corporation, Morgan Stanley Capital International or a similar financial organization; (iv) the geographic distribution of the Funds’ portfolio; (v) the major industries located in various jurisdictions; (vi) the number of shareholders in the Funds or other ING Funds and the dollar amount of the assets under management; (vii) descriptions of investing methods such as dollar-cost averaging, best day/worst day scenarios, etc.; (viii) comparisons of the average price to earnings ratio, price to book ratio, price to cash flow and relative currency valuations of the ING Funds and individual stocks in the Funds’ portfolio, appropriate indices and descriptions of such comparisons; (ix) quotes from the Sub-Adviser of the Funds or other industry specialists; (x) lists or statistics of certain of the Funds’ holdings including, but not limited to, portfolio composition, sector weightings, portfolio turnover rate, number of holdings, average market capitalization, and modern portfolio theory statistics; (xi) NASDAQ symbols for each class of shares of the Funds; and descriptions of the benefits of working with investment professionals in selecting investments.

In addition, reports and promotional literature may contain information concerning the Adviser, the Sub-Advisers, ING Capital Corporation, LLC (“ING Capital”), ING Funds Services, LLC or affiliates of the Company, the Adviser, the Sub-Adviser, ING Capital or ING Funds Services, LLC including: (i) performance rankings of other funds managed by the Adviser or Sub-Adviser, or the individuals employed by the Adviser or a Sub-Adviser who exercise responsibility for the day-to-day management of a fund, including rankings of mutual funds published by Lipper Analytical Services, Inc., Morningstar, Inc., CDA Technologies, Inc., or other rating services, companies, publications or other persons who rank mutual funds or other investment products on overall performance or other criteria; (ii) lists of clients, the number of clients, or assets under management; (iii) information regarding the acquisition of the ING Funds by ING Capital; (iv) the past performance of ING Capital and ING Funds Services, LLC; (v) the past performance of other funds managed by the Investment Manager; and (vi) information regarding rights offerings conducted by closed-end funds managed by the Adviser.

CUSTODIAN

The Bank of New York, Mellon Corporation, One Wall Street, New York, New York, 10286, serves as Custodian for the assets of the Funds. The Custodian does not participate in determining the investment policies of the Funds nor in deciding which securities are purchased or sold by the Funds. The Funds may, however, invest in obligations of the Custodian and may purchase or sell securities from or to the Custodian.

In addition to serving as the Custodian of the Funds’ assets, the Custodian will monitor both the allocation of assets and the securities held within the Equity Component and the Fixed Component and report on the same to each of ING Investments, ING IM and MBIA. The Custodian is authorized to accept orders from MBIA made pursuant to the Financial Guaranty Agreement.

THE FUNDS’ FINANCIAL GUARANTOR

MBIA, 113 King Street, Armonk, New York 10504 serves as the financial guarantor to the Funds pursuant to a written agreement with ING Investments, ING IM and the Trust. Pursuant to the terms of the Financial Guaranty Agreement, MBIA will issue to the Trust, for the benefit of the shareholders of the Funds, the insurance policy to support the Funds’ Payment Undertaking. The insurance policy is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date for the Funds. MBIA is one of the world’s premier financial guarantee companies and a leading provider of investment management products and services. MBIA and its subsidiaries provide financial guarantees to municipalities and other bond issuers. MBIA also guarantees structured asset-backed and mortgage-backed transactions, selected corporate bonds and obligations of high-quality financial institutions. MBIA’s audited financial statements for the fiscal year ended December 31, 2008, included as an exhibit to the Annual Report filed on Form 10-K by MBIA Inc. (its parent company) with the SEC on or about March 2, 2009, are incorporated herein by reference.

The insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA does not accept any responsibility for the accuracy or completeness of the Prospectus or SAI or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth in the Prospectus and SAI. Additionally, MBIA makes no representation regarding the Funds or the advisability of investing in the Funds.

TRANSFER AGENT

PNC Global Investment Servicing (U.S.) Inc. (“Transfer Agent”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the transfer agent and dividend-paying agent to the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP serves as an independent registered public accounting firm for the Fund. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of SEC filings. KPMG LLP is located at 99 High Street, Boston, Massachusetts 02110.

LEGAL COUNSEL

Legal matters for the Trust are passed upon by Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006.

REPORTS TO SHAREHOLDERS

The fiscal year of the Funds ends on May 31. The Funds will send financial statements to their shareholders at least semi-annually. An annual shareholder report containing financial statements audited by the independent registered public accounting firm will be sent to shareholders each year.

APPENDIX A - PROXY VOTING PROCEDURES AND GUIDELINES

ING FUNDS

PROXY VOTING PROCEDURES AND GUIDELINES

Effective Date:  July 10, 2003

Revision Date:  September 1, 2009

I.                                         INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the “Procedures and Guidelines”) of the ING Funds set forth on Exhibit 1 attached hereto and each portfolio or series thereof, except for any “Sub-Adviser-Voted Series” identified on Exhibit 1 and further described in Section III below (each non-Sub-Adviser-Voted Series hereinafter referred to as a “Fund” and collectively, the “Funds”).  The purpose of these Procedures and Guidelines is to set forth the process by which each Fund subject to these Procedures and Guidelines will vote proxies related to the equity assets in its investment portfolio (the “portfolio securities”).  The Procedures and Guidelines have been approved by the Funds’ Boards of Trustees/Directors(1) (each a “Board” and collectively, the “Boards”), including a majority of the independent Trustees/Directors(2) of the Board.  These Procedures and Guidelines may be amended only by the Board.  The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.                                     COMPLIANCE COMMITTEE

The Boards hereby delegate to the Compliance Committee of each Board (each a “Committee” and collectively, the “Committees”) the authority and responsibility to oversee the implementation of these Procedures and Guidelines, and where applicable, to make determinations on behalf of the Board with respect to the voting of proxies on behalf of each Fund.  Furthermore, the Boards hereby delegate to each Committee the authority to review and approve material changes to proxy voting procedures of any Fund’s investment adviser (the “Adviser”).  The Proxy Voting Procedures of the Adviser (the “Adviser Procedures”) are attached hereto as Exhibit 2.  Any determination regarding the voting of proxies of each Fund that is made by a Committee, or any member thereof, as permitted herein, shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.  Each Committee

(1)

Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board or Compliance Committee at issue. No provision in these Procedures is intended to impose any duty upon the particular Board or Compliance Committee with respect to any other Fund.

(2)	The independent Trustees/Directors are those Board members who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

may rely on the Adviser through the Agent, Proxy Coordinator and/or Proxy Group (as such terms are defined for purposes of the Adviser Procedures) to deal in the first instance with the application of these Procedures and Guidelines.  Each Committee shall conduct itself in accordance with its charter.

III.                                 DELEGATION OF VOTING AUTHORITY

Except as otherwise provided for herein, the Board hereby delegates to the Adviser to each Fund the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund in accordance with then current proxy voting procedures and guidelines that have been approved by the Board.  The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies as it deems appropriate.  Non-material amendments to the Procedures and Guidelines may be approved for immediate implementation by the President or Chief Financial Officer of a Fund, subject to ratification at the next regularly scheduled meeting of the Compliance Committee.

A Board may elect to delegate the voting of proxies to the Sub-Adviser of a portfolio or series of the ING Funds.  In so doing, the Board shall also approve the Sub-Adviser’s proxy policies for implementation on behalf of such portfolio or series (a “Sub-Adviser-Voted Series”).  Sub-Adviser-Voted Series shall not be covered under these Procedures and Guidelines but rather shall be covered by such Sub-Adviser’s proxy policies, provided that the Board, including a majority of the independent Trustees/Directors(1), has approved them on behalf of such Sub-Adviser-Voted Series.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund’s custodian and therefore will not be voted.  However, the Adviser shall use best efforts to recall or restrict specific securities from loan for the purpose of facilitating a “material” vote as described in the Adviser Procedures.

Funds that are “funds-of-funds” will “echo” vote their interests in underlying mutual funds, which may include ING Funds (or portfolios or series thereof) other than those set forth on Exhibit 1 attached hereto.  This means that, if the fund-of-funds must vote on a proposal with respect to an underlying investment company, the fund-of-funds will vote its interest in that underlying fund in the same proportion all other shareholders in the investment company voted their interests.

A fund that is a “feeder” fund in a master-feeder structure does not echo vote.  Rather, it passes votes requested by the underlying master fund to its shareholders.  This means that, if the feeder fund is solicited by the master fund, it will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to the manner in which to vote its interest in an underlying master fund.

(1)	The independent Trustees/Directors are those Board members who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

When a Fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund’s proxy voting policies and procedures.  As such, and except as otherwise noted herein with respect to vote reporting requirements, feeder Funds shall not be subject to these Procedures and Guidelines.

IV.                                APPROVAL AND REVIEW OF PROCEDURES

Each Fund’s Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in Exhibit 2.  The Board hereby approves such procedures.  All material changes to the Adviser Procedures must be approved by the Board or the Compliance Committee prior to implementation; however, the President or Chief Financial Officer of a Fund may make such non-material changes as they deem appropriate, subject to ratification by the Board or the Compliance Committee at its next regularly scheduled meeting.

V.                                    VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in Exhibit 3 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures

A.                                   Routine Matters

The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear “For,” “Against,” “Withhold” or “Abstain” on a proposal.  However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

B.                                     Matters Requiring Case-by-Case Consideration

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted “case-by-case” consideration.

Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation, the Proxy Coordinator will forward the Agent’s analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group.  The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration.  In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent’s recommendation, unless the Agent’s recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (i.e., a “Non-Vote”).

1.     Within-Guidelines Votes:  Votes in Accordance with a Fund’s Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner.  Except as provided for herein, no Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines Votes.

2.     Non-Votes:  Votes in Which No Action is Taken

The Proxy Group may recommend that a Fund refrain from voting under circumstances including, but not limited to, the following:  (1) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares, securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security.  In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.  The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group’s review of a specific proxy.  It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders’ interests is likely.

Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a Fund’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as described in V.B. above and V.B.4. below.

3.     Out-of-Guidelines Votes:  Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures).  As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will then contact the Compliance Committee(s) and forward to such Committee(s) all information relevant to their review, including the following materials or a summary thereof:  the applicable Procedures and Guidelines, the recommendation of the Agent, where applicable, the recommendation of the Investment Professional(s), where applicable, any resources used by the Proxy Group in arriving at its recommendation, the Conflicts Report and any other written materials establishing whether a conflict of interest exists, and findings of Counsel (as such term is defined for purposes of the Adviser Procedures).  Upon Counsel’s finding that a conflict of interest exists with respect to one or more members of the Proxy Group or the Advisers generally, the remaining members of the Proxy Group shall not be required to complete a Conflicts Report in connection with the proxy.

If Counsel determines that there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

4.     Referrals to a Fund’s Compliance Committee

A Fund’s Compliance Committee may consider all recommendations, analysis, research and Conflicts Reports provided to it by the Agent, Proxy Group and/or Investment Professional(s), and any other written materials used to establish whether a conflict of interest exists, in determining how to vote the proxies referred to the Committee.  The Committee will instruct the Agent through the Proxy Coordinator how to vote such referred proposals.

The Proxy Coordinator shall use best efforts to timely refer matters to a Fund’s Committee for its consideration.  In the event any such matter cannot be timely referred to or considered by the Committee, it shall be the policy of the Funds to vote in accordance with the Agent’s recommendation, unless the Agent’s recommendation is conflicted on a matter requiring case-by-case consideration, in which case no action shall be taken on such matter (i.e., a “Non-Vote”).

The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund’s Committee, all applicable recommendations, analysis, research and Conflicts Reports.

VI.                                CONFLICTS OF INTEREST

In all cases in which a vote has not been clearly determined in advance by the Procedures and Guidelines or for which the Proxy Group recommends an Out-of-Guidelines Vote, and Counsel has determined that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group, or any Investment Professional participating in the voting process, the proposal shall be referred to the Fund’s Committee for determination so that the Adviser shall have no opportunity to vote a Fund’s proxy in a situation in which it or the Agent may be deemed to have a conflict of interest.  In the event a member of a Fund’s Committee believes he/she has a conflict of interest that would preclude him/her from making a voting determination in the best interests of the beneficial owners of the applicable Fund, such Committee member shall so advise the Proxy Coordinator and recuse himself/herself with respect to determinations regarding the relevant proxy.

VII.                            REPORTING AND RECORD RETENTION

Annually in August, each Fund will post its proxy voting record or a link thereto, for the prior one-year period ending on June 30th on the ING Funds website.  No proxy voting record will be posted on the ING Funds website for any Fund that is a feeder in a master/feeder structure; however, a cross-reference to that of the master fund’s proxy voting record as filed in the SEC’s EDGAR database will be posted on the ING Funds website.  The proxy voting record for each Fund will also be available in the EDGAR database on the SEC’s website.

EXHIBIT 1

to the

ING Funds

Proxy Voting Procedures

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND

ING EQUITY TRUST

ING FUNDS TRUST

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INFRASTRUCTURE DEVELOPMENT EQUITY FUND

ING INTERNATIONAL HIGH DIVIDEND EQUITY INCOME FUND

ING INVESTORS TRUST(1)

ING MAYFLOWER TRUST

ING MUTUAL FUNDS

ING PARTNERS, INC.

ING PRIME RATE TRUST

ING RISK MANAGED NATURAL RESOURCES FUND

ING SENIOR INCOME FUND

ING SEPARATE PORTFOLIOS TRUST

ING VARIABLE INSURANCE TRUST

ING VARIABLE PRODUCTS TRUST

(1)	Sub-Adviser-Voted Series: ING Franklin Mutual Shares Portfolio

EXHIBIT 2

to the

ING Funds

Proxy Voting Procedures

ING INVESTMENTS, LLC,

ING INVESTMENT MANAGEMENT CO.

AND

DIRECTED SERVICES LLC

PROXY VOTING PROCEDURES

I.                                         INTRODUCTION

ING Investments, LLC, ING Investment Management Co. and Directed Services LLC (each an “Adviser” and collectively, the “Advisers”) are the investment advisers for the registered investment companies and each series or portfolio thereof (each a “Fund” and collectively, the “Funds”) comprising the ING family of funds.  As such, the Advisers have been delegated the authority to vote proxies with respect to securities for certain Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund’s respective Board of Directors or Trustees (each a “Board” and collectively, the “Boards”) with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund’s Board.

In voting proxies, the Advisers are guided by general fiduciary principles.  Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages.  The Advisers will not subordinate the interest of beneficial owners to unrelated objectives.  Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, ING Investment Management Co. and Directed Services LLC (the “Adviser Procedures”) with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, best efforts shall be used to vote proxies in all instances.

II.            ROLES AND RESPONSIBILITIES

A.                                   Proxy Coordinator

The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund’s proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the “Procedures” or “Guidelines” and collectively the “Procedures and Guidelines”).  The Proxy Coordinator is authorized to direct the Agent to vote a Fund’s proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines.  In such event, and in connection with proxy proposals requiring case-by-case consideration (except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation), the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.

Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

B.                                     Agent

An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services.  The Agent is ISS Governance Services, a unit of RiskMetrics Group, Inc.  The Agent is responsible for coordinating with the Funds’ custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion.  To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures.  The Agent will retain a record of all proxy votes handled by the Agent.  Such record must reflect all the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act.  In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

The Agent shall be instructed to vote all proxies in accordance with a Fund’s Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser’s Proxy Group or a Fund’s Compliance Committee (“Committee”).

The Agent shall be instructed to obtain all proxies from the Funds’ custodians and to review each proxy proposal against the Guidelines.  The Agent also shall be requested to call the Proxy Coordinator’s attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein.  Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

C.                                     Proxy Group

The Adviser shall establish a Proxy Group (the “Group” or “Proxy Group”) which shall assist in the review of the Agent’s recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator.  The members of the Proxy Group, which may include employees of the Advisers’ affiliates, are identified in Appendix 1, as may be amended from time at the Advisers’ discretion.

A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund’s Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group.  The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote.  Tie votes shall be broken by securing the vote of members not present at the meeting; provided, however, that the Proxy Coordinator shall ensure compliance with all applicable voting and conflict of interest procedures and shall use best efforts to secure votes from all or as many absent members as may reasonably be accomplished.  The Proxy Group may meet in person or by telephone.  The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail.  For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds.  In its discretion, the Proxy Group may provide the Proxy Coordinator with standing instructions to perform responsibilities assigned herein to the Proxy Group, or activities in support thereof, on its behalf, provided that such instructions do not contravene any requirements of these Adviser Procedures or a Fund’s Procedures and Guidelines.

A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund’s proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, (2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent’s recommendation is deemed to be conflicted as provided for under these Adviser Procedures, provided that, if the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation and no issue of conflict must be considered, the Proxy Coordinator may implement the instructions without calling a meeting of the Proxy Group.

For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment Professional(s), if any, and (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund’s Board.

The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration.  In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund’s Board.

D.            Investment Professionals

The Funds’ Advisers, sub-advisers and/or portfolio managers (each referred to herein as an “Investment Professional” and collectively, “Investment Professionals”) may submit, or be asked to submit, a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility.  The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate or with a request that the vote be deemed “material” in the context of the portfolio(s) they manage, such that lending activity on behalf of such portfolio(s) with respect to the relevant security should be reviewed by the Proxy Group and considered for recall and/or restriction.  Input from the relevant sub-advisers and/or portfolio managers shall be given primary consideration in the Proxy Group’s determination of whether a given proxy vote is to be deemed material and the associated security accordingly restricted from lending.  The determination that a vote is material in the context of a Fund’s portfolio shall not mean that such vote is considered material across all Funds voting that meeting.  In order to recall or restrict shares timely for material voting purposes, the Proxy Group shall use best efforts to consider, and when deemed appropriate, to act upon, such requests timely, and requests to review lending activity in connection with a potentially material vote may be initiated by any relevant Investment Professional and submitted for the Proxy Group’s consideration at any time.

III.           VOTING PROCEDURES

A.                                   In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

B.                                     Routine Matters

The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear “For,” “Against,” “Withhold” or “Abstain” on a proposal.  However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

C.            Matters Requiring Case-by-Case Consideration

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted “case-by-case” consideration.

Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation, the Proxy Coordinator will forward the Agent’s analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group.  The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

1.               Within-Guidelines Votes:  Votes in Accordance with a Fund’s Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner.  Except as provided for herein, no Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines Votes.

2.     Non-Votes:  Votes in Which No Action is Taken

The Proxy Group may recommend that a Fund refrain from voting under circumstances including, but not limited to, the following:  (1) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares, securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security.  In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.  The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group’s review of a specific proxy.  It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders’ interests is likely.

Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a Fund’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as provided for in the Funds’ Procedures.

3.               Out-of-Guidelines Votes:  Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund’s Board.

4.               The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund’s Compliance Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.                                ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers’ fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

A.            Assessment of the Agent

The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners.  The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service.  The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent’s independence, competence or impartiality.

Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services (“Counsel”) for review.  Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

B.            Conflicts of Interest

The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent.  Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations.  The Proxy Coordinator shall forward all such information to Counsel for review.  Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present.  Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund’s Procedures and Guidelines.

In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund.  The members of the Proxy Group may not subordinate the interests of the Fund’s beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent’s services or utilization thereof.

For all matters for which the Proxy Group recommends an Out-of-Guidelines Vote, or for which a recommendation contrary to that of the Agent or the Guidelines has been received from an Investment Professional and is to be utilized, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund’s Board, including completion of such Conflicts Reports as may be required under the Fund’s Procedures.  Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days.  Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors).  The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines Vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review.  Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present.  Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund’s Procedures and Guidelines.

V.            REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund’s portfolio securities.  Such proxy statements received from issuers are available either in the SEC’s EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund.  All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

APPENDIX 1

to the

Advisers’ Proxy Voting Procedures

Proxy Group for registered investment company clients of ING Investments, LLC, ING Investment Management Co. and Directed Services LLC:

Name	Title or Affiliation

Stanley D. Vyner	Chief Investment Risk Officer and Executive Vice President, ING Investments, LLC

Todd Modic	Senior Vice President, ING Funds Services, LLC and ING Investments, LLC; and Chief Financial Officer of the ING Funds

Maria Anderson	Vice President of Fund Compliance, ING Funds Services, LLC

Karla J. Bos	Proxy Coordinator for the ING Funds and Assistant Vice President — Special Projects, ING Funds Services, LLC

Julius A. Drelick III, CFA	Vice President, Platform Product Management and Project Management, ING Funds Services, LLC

Harley Eisner	Vice President of Financial Analysis, ING Funds Services, LLC

Theresa K. Kelety, Esq.	Senior Counsel, ING Americas US Legal Services

Effective as of January 1, 2008

EXHIBIT 3

to the

ING Funds

Proxy Voting Procedures

PROXY VOTING GUIDELINES OF THE ING FUNDS

I.             INTRODUCTION

The following is a statement of the Proxy Voting Guidelines (“Guidelines”) that have been adopted by the respective Boards of Directors or Trustees of each Fund.  Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds’ and Advisers’ Proxy Voting Procedures (the “Procedures”).

Proxies must be voted in the best interest of the Fund(s).  The Guidelines summarize the Funds’ positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues.  The Guidelines are not exhaustive and do not include all potential voting issues.

The Advisers, in exercising their delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures.  In voting proxies, the Advisers are guided by general fiduciary principles.  Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages.  The Advisers will not subordinate the interest of beneficial owners to unrelated objectives.  Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II.                                     GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers:  Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies, and Social and Environmental Issues.  An additional section addresses proposals most frequently found in global proxies.

General Policies

These Guidelines apply to securities of publicly traded companies and to those of privately held companies if publicly available disclosure permits such application.  All matters for which such disclosure is not available shall be considered CASE-BY-CASE.

It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds’ Agent, ISS Governance Services, a unit of RiskMetrics Group, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent’s recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer’s management or management has made no recommendation.  However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests, or unusual or controversial issues.  Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

Except as otherwise provided for herein, it shall generally be the policy of the Funds not to support proposals that would impose a negative impact on existing rights of the Funds to the extent that any positive impact would not be deemed sufficient to outweigh removal or diminution of such rights.

The foregoing policies may be overridden in any case as provided for in the Procedures.  Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject.  No proposal shall be supported whose implementation would contravene such requirements.

1.             The Board of Directors

Voting on Director Nominees in Uncontested Elections

Unless otherwise provided for herein, the Agent’s standards with respect to determining director independence shall apply.  These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent’s independence standards shall not dictate that a Fund’s vote shall be cast according to the Agent’s corresponding recommendation.  Votes on director nominees not subject to specific policies described herein should be made on a CASE-BY-CASE basis.

Where applicable and except as otherwise provided for herein, it shall be the policy of the Funds to lodge disagreement with an issuer’s policies or practices by withholding support from a proposal for the relevant policy or practice rather than the director nominee(s) to which the Agent assigns a correlation.  Support shall be withheld from culpable nominees as appropriate, but if they are not standing for election (e.g., the board is classified), support shall generally not be withheld from others in their stead.

If application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors is likely to negatively impact majority board independence, primary consideration shall be given to retention of such independent outside director nominees unless the concerns identified are of such grave nature as to merit removal of the independent directors.

Where applicable and except as otherwise provided for herein, generally DO NOT WITHHOLD support (or DO NOT VOTE AGAINST, pursuant to the applicable election standard) in connection with issues raised by the Agent if the nominee did not serve on the board or relevant committee during the majority of the time period relevant to the concerns cited by the Agent.

WITHHOLD support from a nominee who, during both of the most recent two years, attended less than 75 percent of the board and committee meetings without a valid reason for the absences.  DO NOT WITHHOLD support in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

WITHHOLD support from a nominee in connection with poison pill or anti-takeover considerations (e.g., furtherance of measures serving to disenfranchise shareholders or failure to remove restrictive pill features or ensure pill expiration or submission to shareholders for vote) in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee.

Provided that a nominee served on the board during the relevant time period, WITHHOLD support from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer’s shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years.  However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD support from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

If a nominee has not acted upon negative votes (WITHHOLD or AGAINST, as applicable based on the issuer’s election standard) representing a majority of the votes cast at the previous annual meeting, consider such nominee on a CASE-BY-CASE basis.  Generally, vote FOR nominees when (1) the issue relevant to the majority negative vote has been adequately addressed or cured or (2) the Funds’ Guidelines or voting record do not support the relevant issue.

WITHHOLD support from inside directors or affiliated outside directors who sit on the audit committee.

DO NOT WITHHOLD support from inside directors or affiliated outside directors who sit on the nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange.

DO NOT WITHHOLD support from inside directors or affiliated outside directors if the full board serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Compensation Practices:

It shall generally be the policy of the Funds that matters of compensation are best determined by an independent board and compensation committee.  Votes on director nominees in connection with compensation practices should be considered on a CASE-BY-CASE basis, and generally:

(1)

Where applicable and except as otherwise provided for herein, DO NOT WITHHOLD support from nominees who did not serve on the compensation committee, or board, as applicable based on the Agent’s analysis, during the majority of the time period relevant to the concerns cited by the Agent.

(2)	In cases in which the Agent has identified a “pay for performance” disconnect, or internal pay disparity, as such issues are defined by the Agent, DO NOT WITHHOLD support from director nominees.
(3)

If the Agent recommends withholding support from nominees in connection with overly liberal change in control provisions, including those lacking a double trigger, DO NOT WITHHOLD support from such nominees if mitigating provisions or board actions (e.g., clawbacks) are present.

(4)

If the Agent recommends withholding support from nominees in connection with their failure to seek a shareholder vote on plans to reprice, replace or exchange options, generally WITHHOLD support from such nominees.

(5)

If the Agent recommends withholding support from nominees that have approved compensation that is ineligible for tax benefits to the company (e.g., under Section 162(m) of OBRA), DO NOT WITHHOLD support from such nominees if the company has provided adequate rationale or disclosure or the plan itself is being put to shareholder vote at the same meeting. If the plan is up for vote, the provisions under Section 8., OBRA-Related Compensation Proposals, shall apply.

(6)

If the Agent recommends withholding support from nominees in connection with executive compensation practices related to tax gross-ups, perquisites, provisions related to retention or recruitment, including contract length or renewal provisions, “guaranteed” awards, pensions/SERPs, severance or termination arrangements, vote FOR such nominees if the issuer has provided adequate rationale and/or disclosure, factoring in any overall adjustments or reductions to the compensation package at issue.

Generally DO NOT WITHHOLD support solely due to such practices if the total compensation appears reasonable, but consider on a CASE-BY-CASE basis compensation packages representing a combination of such provisions and deemed by the Agent to be excessive.

(7)

If the Agent has raised issues of options backdating, consider members of the compensation committee, or board, as applicable, as well as company executives nominated as directors, on a CASE-BY-CASE basis.

(8)	If the Agent has raised other considerations regarding poor compensation practices, consider nominees on a CASE-BY-CASE basis.

Accounting Practices:

(1)	Generally, vote FOR independent outside director nominees serving on the audit committee.
(2)

Where applicable and except as otherwise provided for herein, generally DO NOT WITHHOLD support from nominees serving on the audit committee who did not serve on that committee during the majority of the time period relevant to the concerns cited by the Agent.

(3)

If the Agent has raised concerns regarding poor accounting practices, consider the company’s CEO and CFO, if nominated as directors, and nominees serving on the audit committee on a CASE-BY-CASE basis.

(4)	If total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, the provisions under Section 3., Auditor Ratification, shall apply.

Board Independence:

It shall generally be the policy of the Funds that a board should be majority independent and therefore to consider inside director or affiliated outside director nominees in cases in which the full board is not majority independent on a CASE-BY-CASE basis.  Generally:

(1)

WITHHOLD support from the fewest directors whose removal would achieve majority independence across the remaining board, except that support may be withheld from additional nominees whose relative level of independence cannot be differentiated.

(2)

WITHHOLD support from all non-independent nominees, including the founder, chairman or CEO, if the number required to achieve majority independence is equal to or greater than the number of non-independent nominees.

(3)

Except as provided above, vote FOR non-independent nominees in the role of CEO, and when appropriate, founder or chairman, and determine support for other non-independent nominees based on the qualifications and contributions of the nominee as well as the Funds’ voting precedent for assessing relative independence to management, e.g., insiders holding senior executive positions are deemed less independent than affiliated outsiders with a transactional or advisory relationship to the company, and affiliated outsiders with a material transactional or advisory relationship are deemed less independent than those with lesser relationships.

(4)	Non-voting directors (e.g., director emeritus or advisory director) shall be excluded from calculations with respect to majority board independence.

(5)

When conditions contributing to a lack of majority independence remain substantially similar to those in the previous year, it shall generally be the policy of the Funds to vote on nominees in a manner consistent with votes cast by the Fund(s) in the previous year.

Generally vote FOR nominees without regard to “over-boarding” issues raised by the Agent unless other concerns requiring CASE-BY-CASE consideration have been raised.

Generally, when the Agent recommends withholding support due to assessment that a nominee acted in bad faith or against shareholder interests in connection with a major transaction, such as a merger or acquisition, consider on a CASE-BY-CASE basis, factoring in the merits of the nominee’s performance and rationale and disclosure provided.

Performance Test for Directors

Consider nominees failing the Agent’s performance test, which includes market-based and operating performance measures, on a CASE-BY-CASE basis.  Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to such proposals.

Proposals Regarding Board Composition or Board Service

Generally, except as otherwise provided for herein, vote AGAINST shareholder proposals to impose new board structures or policies, including those requiring that the positions of chairman and CEO be held separately, except support proposals in connection with a binding agreement or other legal requirement to which an issuer has or reasonably may expect to become subject, and consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have been identified.  Generally, except as otherwise provided for herein, vote FOR management proposals to adopt or amend board structures or policies, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent, pervasive corporate governance concerns have been identified, or the proposal may result in a material reduction in shareholders’ rights.

Generally, vote AGAINST shareholder proposals asking that more than a simple majority of directors be independent.

Generally, vote AGAINST shareholder proposals asking that board compensation and/or nominating committees be composed exclusively of independent directors.

Generally, vote AGAINST shareholder proposals to limit the number of public company boards on which a director may serve.

Generally, vote AGAINST shareholder proposals that seek to redefine director independence or directors’ specific roles (e.g., responsibilities of the lead director).

Generally, vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.

Generally, vote FOR shareholder proposals that seek creation of an audit, compensation or nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Generally, vote AGAINST shareholder proposals to limit the tenure of outside directors or impose a mandatory retirement age for outside directors (unless the proposal seeks to relax existing standards), but generally DO NOT VOTE AGAINST management proposals in this regard.

Stock Ownership Requirements

Generally, vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

Director and Officer Indemnification and Liability Protection

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.  Vote AGAINST proposals to limit or eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.  Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.  Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if:

(1)                      The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

(2)                      Only if the director’s legal expenses would be covered.

2.             Proxy Contests

These proposals should generally be analyzed on a CASE-BY-CASE basis.  Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests being considered on behalf of that Fund.

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis.

Reimburse Proxy Solicitation Expenses

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

3.             Auditors

Ratifying Auditors

Generally, except in cases of poor accounting practices or high non-audit fees, vote FOR management proposals to ratify auditors.  Consider management proposals to ratify auditors on a CASE-BY-CASE basis if the Agent cites poor accounting practices.  If fees for non-audit services exceed 50 percent of total auditor fees as described below, consider on a CASE-BY-CASE basis, voting AGAINST management proposals to ratify auditors only if concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor’s independence.  For purposes of this review, fees deemed to be reasonable, generally non-recurring, exceptions to the non-audit fee category (e.g., those related to an IPO) shall be excluded.  If independence concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote AGAINST.

Auditor Independence

Generally, consider shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services) on a CASE-BY-CASE basis.

Audit Firm Rotation:

Generally, vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

4.             Proxy Contest Defenses

Board Structure: Staggered vs. Annual Elections

Generally, vote AGAINST proposals to classify the board or otherwise restrict shareholders’ ability to vote upon directors.

Generally, vote FOR proposals to repeal classified boards and to elect all directors annually.

Shareholder Ability to Remove Directors

Generally, vote AGAINST proposals that provide that directors may be removed only for cause.

Generally, vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Generally, vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Generally, vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Cumulative Voting

If the company maintains a classified board of directors, generally, vote AGAINST management proposals to eliminate cumulative voting, except that such proposals may be supported irrespective of classification in furtherance of an issuer’s plan to adopt a majority voting standard.

In cases in which the company maintains a classified board of directors, generally vote FOR shareholder proposals to restore or permit cumulative voting.

Time-Phased Voting

Generally, vote AGAINST proposals to implement, and FOR proposals to eliminate, time-phased or other forms of voting that do not promote a one share, one vote standard.

Shareholder Ability to Call Special Meetings

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Generally, vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Shareholder Ability to Act by Written Consent

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Generally, vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Alter the Size of the Board

Generally, vote FOR proposals that seek to fix the size of the board or designate a range for its size.

Generally, vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

5.             Tender Offer Defenses

Poison Pills

Generally, vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, or to redeem its pill in lieu thereof, unless (1) shareholders have approved adoption of the plan, (2) a policy has already been implemented by the company that should reasonably prevent abusive use of the pill, or (3) the board had determined that it was in the best interest of shareholders to adopt a pill without delay, provided that such plan would be put to shareholder vote within twelve months of adoption or expire, and if not approved by a majority of the votes cast, would immediately terminate.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill.

Review on a CASE-BY-CASE basis management proposals to approve or ratify a poison pill or any plan that can reasonably be construed as an anti-takeover measure, with voting decisions generally based on the Agent’s approach to evaluating such proposals, considering factors such as rationale, trigger level and sunset provisions.  Votes will generally be cast in a manner that seeks to preserve shareholder value and the right to consider a valid offer, voting AGAINST management proposals in connection with poison pills or anti-takeover activities that do not meet the Agent’s standards.

Fair Price Provisions

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Greenmail

Generally, vote FOR proposals to adopt antigreenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

Pale Greenmail

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

Unequal Voting Rights

Generally, vote AGAINST dual-class exchange offers.

Generally, vote AGAINST dual-class recapitalizations.

Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments or other key proposals.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments, unless the proposal also asks the issuer to mount a solicitation campaign or similar form of comprehensive commitment to obtain passage of the proposal.

Supermajority Shareholder Vote Requirement to Approve Mergers

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

White Squire Placements

Generally, vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

6.             Miscellaneous

Amendments to Corporate Documents

Except to align with legislative or regulatory changes or when support is recommended by the Agent or Investment Professional (including, for example, as a condition to a major transaction such as a merger), generally, vote AGAINST proposals seeking to remove shareholder approval requirements or otherwise remove or diminish shareholder rights, e.g., by (1) adding restrictive provisions, (2) removing provisions or moving them to portions of the charter not requiring shareholder approval, or (3) in corporate structures such as holding companies, removing provisions in an active subsidiary’s charter that provide voting rights to parent company shareholders.  This policy would also generally apply to proposals seeking approval of corporate agreements or amendments to such agreements that the Agent recommends AGAINST because a similar reduction in shareholder rights is requested.

Generally, vote AGAINST proposals for charter amendments that may support board entrenchment or may be used as an anti-takeover device, particularly if the proposal is bundled or the board is classified.

Generally, vote FOR proposals seeking charter or bylaw amendments to remove anti-takeover provisions.

Consider proposals seeking charter or bylaw amendments not addressed under these Guidelines on a CASE-BY-CASE basis.

Confidential Voting

Generally, vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

•	In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.
•	If the dissidents agree, the policy remains in place.

•	If the dissidents do not agree, the confidential voting policy is waived.

Generally, vote FOR management proposals to adopt confidential voting.

Proxy Access

Consider on a CASE-BY-CASE basis shareholder proposals seeking access to management’s proxy material in order to nominate their own candidates to the board.

Majority Voting Standard

Except as otherwise provided for herein, it shall generally be the policy of the Funds to extend discretion to issuers to determine when it may be appropriate to adopt a majority voting standard.  Generally, vote FOR management proposals, irrespective of whether the proposal contains a plurality carve-out for contested elections, but AGAINST shareholder proposals unless also supported by management, seeking election of directors by the affirmative vote of the majority of votes cast in connection with a meeting of shareholders, including amendments to corporate documents or other actions in furtherance of such standard, and provided such standard when supported does not conflict with state law in which the company is incorporated.  For issuers with a history of board malfeasance or pervasive corporate governance concerns, consider such proposals on a CASE-BY-CASE basis.

Bundled Proposals

Except as otherwise provided for herein, review on a CASE-BY-CASE basis bundled or “conditioned” proxy proposals, generally voting AGAINST bundled proposals containing one or more items not supported under these Guidelines if the Agent or an Investment Professional deems the negative impact, on balance, to outweigh any positive impact.

Shareholder Advisory Committees

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

Reimburse Shareholder for Expenses Incurred

Voting to reimburse expenses incurred in connection with shareholder proposals should be analyzed on a CASE-BY-CASE basis.

Other Business

In connection with proxies of U.S. issuers, generally vote FOR management proposals for Other Business, except in connection with a proxy contest in which a Fund is not voting in support of management.

Quorum Requirements

Review on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

Advance Notice for Shareholder Proposals

Generally, vote FOR management proposals related to advance notice period requirements, provided that the period requested is in accordance with applicable law and no material governance concerns have been identified in connection with the issuer.

Multiple Proposals

Multiple proposals of a similar nature presented as options to the course of action favored by management may all be voted FOR, provided that support for a single proposal is not operationally required, no one proposal is deemed superior in the interest of the Fund(s), and each proposal would otherwise be supported under these Guidelines.

7.             Capital Structure

Analyze on a CASE-BY-CASE basis.

Common Stock Authorization

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis.  Except where otherwise indicated, the Agent’s proprietary approach, utilizing quantitative criteria (e.g., dilution, peer group comparison, company performance and history) to determine appropriate thresholds and, for requests marginally above such allowable threshold, a qualitative review (e.g., rationale and prudent historical usage), will generally be utilized in evaluating such proposals.

•

Generally vote FOR proposals to authorize capital increases within the Agent’s allowable thresholds or those in excess but meeting Agent’s qualitative standards, but consider on a CASE-BY-CASE basis those requests failing the Agent’s review for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized (e.g., in support of a merger or acquisition proposal).

•

Generally vote FOR proposals to authorize capital increases within the Agent’s allowable thresholds or those in excess but meeting Agent’s qualitative standards, unless the company states that the stock may be used as a takeover defense. In those cases, consider on a CASE-BY-CASE basis if a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

•

Generally vote FOR proposals to authorize capital increases exceeding the Agent’s thresholds when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

•	Generally, vote AGAINST proposals to increase the number of authorized shares of a class of stock if the issuance which the increase is intended to service is not supported under these Guidelines.
•	Generally, vote AGAINST nonspecific proposals authorizing excessive discretion to a board, as assessed by the Agent.
•

Consider management proposals to make changes to the capital structure not otherwise addressed under these Guidelines CASE-BY-CASE, generally voting with the Agent’s recommendation unless a contrary recommendation has been received from the Investment Professional for the relevant Fund and is to be utilized.

Dual Class Capital Structures

Generally, vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual class capital structures, but consider CASE-BY-CASE if (1) bundled with favorable proposal(s), (2) approval of such proposal(s) is a condition of such favorable proposal(s), or (3) part of a recapitalization for which support is recommended by the Agent or an Investment Professional.

Generally, vote AGAINST management proposals to create or perpetuate dual class capital structures with unequal voting rights, and vote FOR shareholder proposals to eliminate them, in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote FOR management proposals and AGAINST shareholder proposals in cases in which the relevant Fund owns the class with superior voting rights.  Consider CASE-BY-CASE if bundled with favorable proposal(s), (2) approval of such proposal(s) is a condition of such favorable proposal(s), or (3) part of a recapitalization for which support is recommended by the Agent or an Investment Professional.

Consider management proposals to eliminate or make changes to dual class capital structures CASE-BY-CASE, generally voting with the Agent’s recommendation unless a contrary recommendation has been received from the Investment Professional for the relevant Fund and is to be utilized.

Stock Distributions: Splits and Dividends

Generally, vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Agent’s allowable thresholds, but consider on a CASE-BY-CASE basis those proposals exceeding the Agent’s threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

Reverse Stock Splits

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split.  In the event the split constitutes a capital increase effectively exceeding the Agent’s allowable threshold because the request does not proportionately reduce the number of shares authorized, vote FOR the split if management has provided adequate rationale and/or disclosure.

Preferred Stock

Generally, vote AGAINST proposals authorizing the issuance of preferred stock or creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock), but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal.

Generally, vote FOR proposals to issue or create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense.  Generally vote AGAINST in cases where the company expressly states that, or fails to disclose whether, the stock may be used as a takeover defense, but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to address special circumstances such as a merger or acquisition.

Generally, vote FOR proposals to authorize or issue preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.

Shareholder Proposals Regarding Blank Check Preferred Stock

Generally, vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

Adjustments to Par Value of Common Stock

Generally, vote FOR management proposals to reduce the par value of common stock.

Preemptive Rights

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them.  In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

Debt Restructurings

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

Share Repurchase Programs

Generally, vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, but vote AGAINST plans with terms favoring selected, non-Fund parties.

Generally, vote FOR management proposals to cancel repurchased shares.

Generally, vote AGAINST proposals for share repurchase methods lacking adequate risk mitigation or exceeding appropriate volume or duration parameters for the market as assessed by the Agent.

Tracking Stock

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis.

8.             Executive and Director Compensation

Except as otherwise provided for herein, votes with respect to compensation and employee benefit plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap.

•

Generally, vote in accordance with the Agent’s recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it, except that plans above the cap may be supported if so recommended by the Agent or Investment Professional as a condition to a major transaction such as a merger.

•

Generally, vote AGAINST plans if the Agent suggests cost or dilution assessment may not be possible due to the method of disclosing shares allocated to the plan(s), except that such concerns arising in connection with evergreen provisions shall be considered CASE-BY-CASE, voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the plan as a whole.

•	Generally, vote FOR plans with costs within the cap if the primary considerations raised by the Agent pertain to matters that would not result in a negative vote under these

Guidelines on the relevant board or committee member(s), or equity compensation burn rate or pay for performance as defined by Agent.
•	Generally, vote AGAINST plans administered by potential grant recipients.
•

Generally, vote AGAINST proposals to eliminate existing shareholder approval requirements for plan changes assessed as material by the Agent, unless the company has provided a reasonable rationale and/or adequate disclosure regarding the requested changes.

•	Consider plans CASE-BY-CASE if the Agent raises other considerations not otherwise provided for herein.

Restricted Stock or Stock Option Plans

Consider proposals for restricted stock or stock option plans, or the issuance of shares in connection with such plans, on a CASE-BY-CASE basis, considering factors such as level of disclosure and adequacy of vesting or performance requirements.  Plans that do not meet the Agent’s criteria in this regard may be supported, but vote AGAINST if no disclosure is provided regarding either vesting or performance requirements.

Management Proposals Seeking Approval to Reprice Options

Review on a CASE-BY-CASE basis management proposals seeking approval to reprice, replace or exchange options, considering factors such as rationale, historic trading patterns, value-for-value exchange, vesting periods and replacement option terms.  Generally, vote FOR proposals that meet the Agent’s criteria for acceptable repricing, replacement or exchange transactions, except that considerations raised by the Agent regarding burn rate or executive participation shall not be grounds for withholding support.

Vote AGAINST compensation plans that (1) permit or may permit (e.g., history of repricing and no express prohibition against future repricing) repricing of stock options, or any form or alternative to repricing, without shareholder approval, (2) include provisions that permit repricing, replacement or exchange transactions that do not meet the Agent’s criteria (except regarding burn rate or executive participation as noted above), or (3) give the board sole discretion to approve option repricing, replacement or exchange programs.

Director Compensation

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s quantitative approach described above as well as a review of qualitative features of the plan in cases in which costs exceed the Agent’s threshold.  DO NOT VOTE AGAINST plans for which burn rate is the sole consideration raised by the Agent.

Employee Stock Purchase Plans

Votes on employee stock purchase plans, and capital issuances in support of such plans, should be made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, except that negative recommendations by the Agent due to evergreen provisions will be reviewed CASE-BY-CASE, voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the plan as a whole.

OBRA-Related Compensation Proposals

Votes on plans intended to qualify for favorable tax treatment under the provisions of Section 162(m) of OBRA should be evaluated irrespective of the Agent’s assessment of board independence, provided that the board meets the independence requirements of the relevant listing exchange and no potential recipient under the plan(s) sits on the committee that exercises discretion over the related compensation awards.  Unless the issuer has provided a compelling rationale, generally vote with the Agent’s recommendations AGAINST plans that deliver excessive compensation that fails to qualify for favorable tax treatment.

Amendments that Place a Cap on Annual Grants or Amend Administrative Features

Generally, vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

Amendments to Add Performance-Based Goals

Generally, vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

Amendments to Increase Shares and Retain Tax Deductions Under OBRA

Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis, generally voting FOR such plans that do not raise any negative concerns under these Guidelines.

Approval of Cash or Cash-and-Stock Bonus Plans

Generally, vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA, with primary consideration given to management’s assessment that such plan meets the requirements for exemption of performance-based compensation.

Shareholder Proposals Regarding Executive and Director Pay

Regarding the remuneration of individuals other than senior executives and directors, generally, vote AGAINST shareholder proposals that seek to expand or restrict disclosure or require shareholder approval beyond regulatory requirements and market practice.  Vote AGAINST shareholder proposals that seek disclosure of executive or director compensation if providing it would be out of step with market practice and potentially disruptive to the business.

Unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein, generally vote AGAINST shareholder proposals that seek to impose new compensation structures or policies, such as “claw back” recoupments or advisory votes.

Severance and Termination Payments

Generally, vote FOR shareholder proposals to have parachute arrangements submitted for shareholder ratification (with “parachutes” defined as compensation arrangements related to termination that specify change in control events) and provided that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements.

Generally vote AGAINST shareholder proposals to submit executive severance agreements for shareholder ratification, unless such proposals specify change in control events, Supplemental Executive Retirement Plans, or deferred executive compensation plans, or ratification is required by the listing exchange.

Review on a CASE-BY-CASE basis all proposals to approve, ratify or cancel executive severance or termination arrangements, including those related to executive recruitment or retention, generally voting FOR such compensation arrangements if the issuer has provided adequate rationale and/or disclosure or support is recommended by the Agent or Investment Professional (e.g., as a condition to a major transaction such as a merger).  However, vote in accordance with the Agent’s recommendations FOR new or materially amended plans, contracts or payments that require change in control provisions to be double-triggered and defined to require an actual change in control, except that plans, contracts or payments not meeting such standards may be supported if mitigating provisions or board actions (e.g., clawbacks) are present.

Employee Stock Ownership Plans (ESOPs)

Generally, vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is “excessive” (i.e., generally greater than five percent of outstanding shares).

401(k) Employee Benefit Plans

Generally, vote FOR proposals to implement a 401(k) savings plan for employees.

Holding Periods

Generally, vote AGAINST proposals requiring mandatory periods for officers and directors to hold company stock.

Advisory Votes on Executive Compensation

Generally, management proposals seeking ratification of the company’s compensation program will be voted FOR unless the program includes practices or features not supported under these Guidelines and the proposal receives a negative recommendation from the Agent.  Unless otherwise provided for herein, proposals not receiving the Agent’s support due to concerns regarding severance/termination payments, incentive structures or vesting or performance criteria not otherwise supported by these Guidelines will be considered on a CASE-BY-CASE basis, generally voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the matter(s) under consideration.

9.             State of Incorporation

Voting on State Takeover Statutes

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

Voting on Reincorporation Proposals

Proposals to change a company’s state of incorporation should be examined on a CASE-BY-CASE basis, generally supporting management proposals not assessed by the Agent as a potential takeover defense, but if so assessed, weighing management’s rationale for the change.  Generally, vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported.  Generally, vote AGAINST shareholder reincorporation proposals not also supported by the company.

10.          Mergers and Corporate Restructurings

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding business combinations, particularly those between otherwise unaffiliated parties, or other corporate restructurings being considered on behalf of that Fund.

Generally, vote FOR a proposal not typically supported under these Guidelines if a key proposal, such as a merger transaction, is contingent upon its support and a vote FOR is accordingly recommended by the Agent or an Investment Professional.

Mergers and Acquisitions

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis.

Corporate Restructuring

Votes on corporate restructuring proposals, including demergers, minority squeezeouts, leveraged buyouts, spinoffs, liquidations, dispositions, divestitures and asset sales, should be considered on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals.

Adjournment

Generally, vote FOR proposals to adjourn a meeting to provide additional time for vote solicitation when the primary proposal is also voted FOR.

Appraisal Rights

Generally, vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

Changing Corporate Name

Generally, vote FOR changing the corporate name.

11.          Mutual Fund Proxies

Election of Directors

Vote the election of directors on a CASE-BY-CASE basis.

Converting Closed-end Fund to Open-end Fund

Vote conversion proposals on a CASE-BY-CASE basis.

Proxy Contests

Vote proxy contests on a CASE-BY-CASE basis.

Investment Advisory Agreements

Vote the investment advisory agreements on a CASE-BY-CASE basis.

Approving New Classes or Series of Shares

Generally, vote FOR the establishment of new classes or series of shares.

Preferred Stock Proposals

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis.

1940 Act Policies

Vote these proposals on a CASE-BY-CASE basis.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Vote these proposals on a CASE-BY-CASE basis.

Change Fundamental Investment Objective to Nonfundamental

Generally, consider proposals to change a fund’s fundamental investment objective to nonfundamental on a CASE-BY-CASE basis.

Name Rule Proposals

Vote these proposals on a CASE-BY-CASE basis.

Disposition of Assets/Termination/Liquidation

Vote these proposals on a CASE-BY-CASE basis.

Changes to the Charter Document

Vote changes to the charter document on a CASE-BY-CASE basis.

Changing the Domicile of a Fund

Vote reincorporations on a CASE-BY-CASE basis.

Change in Fund’s Subclassification

Vote these proposals on a CASE-BY-CASE basis.

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval

Generally, vote FOR these proposals.

Distribution Agreements

Vote these proposals on a CASE-BY-CASE basis.

Master-Feeder Structure

Generally, vote FOR the establishment of a master-feeder structure.

Mergers

Vote merger proposals on a CASE-BY-CASE basis.

Establish Director Ownership Requirement

Generally, vote AGAINST shareholder proposals for the establishment of a director ownership requirement.

Reimburse Shareholder for Expenses Incurred

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

Terminate the Investment Advisor

Vote to terminate the investment advisor on a CASE-BY-CASE basis.

12.          Social and Environmental Issues

These issues cover a wide range of topics.  In general, unless otherwise specified herein, vote CASE-BY-CASE.  While a wide variety of factors may go into each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company.  Because a company’s board is likely to have access to relevant, non-public information regarding a company’s business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer’s significant history of relevant violations; or activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein, generally vote AGAINST shareholder proposals seeking to dictate corporate conduct, apply existing law, duplicate policies already substantially in place and/or addressed by the issuer, or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter.  Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as consumer and public safety, environment and energy, labor standards and human rights, military business and political concerns, workplace diversity and non-discrimination, sustainability, social issues, vendor activities, economic risk or matters of science and engineering.

13.                               Global Proxies

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein.  The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote AGAINST global proxy proposals in cases in which the Agent recommends voting AGAINST such proposal because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate.  For purposes of these global Guidelines, “AGAINST” shall mean withholding of support for a proposal, resulting in submission of a vote of AGAINST or ABSTAIN, as appropriate for the given market and level of concern raised by the Agent regarding the issue or lack of disclosure or time provided.

In connection with practices described herein that are associated with a firm AGAINST vote, it shall generally be the policy of the Funds to consider them on a CASE-BY-CASE basis if the Agent recommends their support (1) as the issuer or market transitions to better practices (e.g., having committed to new regulations or governance codes) or (2) as the more favorable choice in cases in which shareholders must choose between alternate proposals.

Routine Management Proposals

Generally, vote FOR the following and other similar routine management proposals:

•	the opening of the shareholder meeting
•	that the meeting has been convened under local regulatory requirements
•	the presence of quorum
•	the agenda for the shareholder meeting
•	the election of the chair of the meeting
•	the appointment of shareholders to co-sign the minutes of the meeting
•	regulatory filings (e.g., to effect approved share issuances)
•	the designation of inspector or shareholder representative(s) of minutes of meeting
•	the designation of two shareholders to approve and sign minutes of meeting
•	the allowance of questions
•	the publication of minutes
•	the closing of the shareholder meeting

Discharge of Management/Supervisory Board Members

Generally, vote FOR management proposals seeking the discharge of management and supervisory board members, unless the Agent recommends AGAINST due to concern about the past actions of the company’s auditors or directors or legal action is being taken against the board by other shareholders, including when the proposal is bundled.

Director Elections

Unless otherwise provided for herein, the Agent’s standards with respect to determining director independence shall apply.  These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent’s independence standards shall not dictate that a Fund’s vote shall be cast according to the Agent’s corresponding recommendation.  Further, unless otherwise provided for herein, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee’s level of independence can be ascertained based on available disclosure.  These policies generally apply to director nominees in uncontested elections; votes in contested elections, and votes on director nominees not subject to policies described herein, should be made on a CASE-BY-CASE basis, with primary consideration in contested elections given to input from the Investment Professional(s) for a given Fund.

For issuers domiciled in Canada, Finland, France, Ireland, the Netherlands, Sweden or tax haven markets, generally vote AGAINST non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee.

For issuers in all markets, including those in tax haven markets and those in Japan that have adopted the U.S.-style board-with-committees structure, vote AGAINST non-independent nominees to the audit committee, or, if the slate of nominees is bundled, vote AGAINST the slate.  If the slate is bundled and audit committee membership is unclear or proposed as a separate agenda item, vote FOR if the Agent otherwise recommends support.  For Canadian issuers, the Funds’ U.S. Guidelines with respect to audit committees shall apply.

In tax haven markets, DO NOT VOTE AGAINST non-independent directors in cases in which the full board serves as the compensation committee, or the company does not have a compensation committee.

DO NOT VOTE AGAINST non-independent directors who sit on the compensation or nominating committees, provided that such committees meet the applicable independence requirements of the relevant listing exchange.

In cases in which committee membership is unclear, consider non-independent director nominees on a CASE-BY-CASE basis if no other issues have been raised in connection with his/her nomination.

Generally follow Agent’s recommendations to vote AGAINST individuals nominated as outside/non-executive directors who do not meet the Agent’s standard for independence, unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis.

For issuers in tax haven markets, generally withhold support (AGAINST or ABSTAIN, as appropriate) from bundled slates of nominees if the board is non-majority independent.  For issuers in Canada and other global markets, generally follow the Agent’s standards for withholding support from bundled slates or non-independent directors (typically excluding the CEO), as applicable, if the board does not meet the Agent’s independence standards or the board’s independence cannot be ascertained due to inadequate disclosure.

Generally, withhold support (AGAINST or ABSTAIN, as appropriate) from nominees or slates of nominees presented in a manner not aligned with market practice and/or legislation, including:

•	bundled slates of nominees (e.g., France, Hong Kong or Spain);
•	simultaneous reappointment of retiring directors (e.g., South Africa);
•

in markets with term lengths capped by legislation or market practice, nominees whose terms exceed the caps or are not disclosed (except that bundled slates with such lack of disclosure shall be considered on a CASE-BY-CASE basis); or

•

nominees whose names are not disclosed in advance of the meeting (e.g., Austria, Philippines, Hong Kong or South Africa) or far enough in advance relative to voting deadlines (e.g., Italy) to make an informed voting decision.

Such criteria will not generally provide grounds for withholding support in countries in which they may be identified as best practice but such legislation or market practice is not yet applicable, unless specific governance shortfalls identified by the Agent dictate that less latitude should be extended to the issuer.

Generally vote FOR nominees without regard to recommendations that the position of chairman should be separate from that of CEO or otherwise required to be independent, unless other concerns requiring CASE-BY-CASE consideration have been raised.  The latter would include former CEOs proposed as board chairmen in markets such as the United Kingdom for which best practice and the Agent recommend against such practice.

In cases in which cumulative or net voting applies, generally vote with Agent’s recommendation to support nominees asserted by the issuer to be independent, even if independence disclosure or criteria fall short of Agent’s standards.

Consider nominees for whom the Agent has raised concerns regarding scandals or internal controls on a CASE-BY-CASE basis, generally withholding support (AGAINST or ABSTAIN, as appropriate) from nominees or slates of nominees when:

•	the scandal or shortfall in controls took place at the company, or an affiliate, for which the nominee is being considered;
•	culpability can be attributed to the nominee (e.g., nominee manages or audits relevant function), and
•	the nominee has been directly implicated, with resulting arrest and criminal charge or regulatory sanction.

Consider non-independent nominees on a CASE-BY-CASE basis when the Agent has raised concerns regarding diminished shareholder value as evidenced by a significant drop in share price, generally voting with Agent’s recommendation AGAINST such nominees when few, if any, outside directors are present on the board and:

•	the founding family has retained undue influence over the company despite a history of scandal or problematic controls;
•	the nominees have engaged in protectionist activities such as introduction of a poison pill or preferential and/or dilutive share issuances; or
•	evidence exists regarding compliance or accounting shortfalls.

For markets such as the tax havens, Australia, Canada, Hong Kong, Japan, Malaysia, Singapore and South Africa (and for outside directors in South Korea) in which nominees’ attendance records are adequately disclosed, the Funds’ U.S. Guidelines with respect to director attendance shall apply.  The same policy shall be applied regarding attendance by statutory auditors of Japanese companies.

Consider self-nominated director candidates on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such candidates, except that (1) an unqualified candidate will generally not be supported simply to effect a “protest vote” and (2) cases of multiple self-nominated candidates may be considered as a proxy contest if similar issues are raised (e.g., potential change in control).

Generally vote FOR nominees without regard to “over-boarding” issues raised by the Agent unless other concerns requiring CASE-BY-CASE consideration have been raised.

Generally, vote with Agent’s recommendation to withhold support (AGAINST or ABSTAIN, as appropriate) from nominees for whom support has become moot since the time the individual was nominated (e.g., due to death, disqualification or determination not to accept appointment).

Generally, vote with Agent’s recommendation when more candidates are presented than available seats and no other provisions under these Guidelines apply.

For companies incorporated in tax haven markets but which trade exclusively in the U.S., the Funds’ U.S. Guidelines with respect to director elections shall apply.

Board Structure

Generally, vote FOR proposals to fix board size, but also support proposals seeking a board range if the range is reasonable in the context of market practice and anti-takeover considerations.  Proposed article amendments in this regard shall be considered on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals.

Director and Officer Indemnification and Liability Protection

Generally, vote in accordance with the Agent’s standards for indemnification and liability protection for officers and directors, voting AGAINST overly broad provisions.

Independent Statutory Auditors

With respect to Japanese companies that have not adopted the U.S.-style board-with-committees structure, vote AGAINST any nominee to the position of “independent statutory auditor” whom the Agent considers affiliated, e.g., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders.  Where shareholders are forced to vote on multiple nominees in a single resolution, vote AGAINST all nominees.  In cases in which multiple slates of statutory auditors are presented, generally vote with the Agent’s recommendation, typically to support nominees deemed to be more independent and/or aligned with interests of minority shareholders.

Generally, vote AGAINST incumbent nominees at companies implicated in scandals or exhibiting poor internal controls.

Key Committees

Generally, vote AGAINST proposals that permit non-board members to serve on the audit, compensation or nominating committee, provided that bundled slates may be supported if no slate nominee serves on the relevant committee(s).  If not otherwise addressed under these Guidelines, consider other negative recommendations from the Agent regarding committee members on a CASE-BY-CASE basis.

Director and Statutory Auditor Remuneration

Consider director compensation plans on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals, while also factoring in the merits of the rationale and disclosure provided.  Generally, vote FOR proposals to approve the remuneration of directors and auditors as long as the amount is not excessive (e.g., significant increases should be supported by adequate rationale and disclosure), there is no evidence of abuse, the recipient’s overall compensation appears reasonable, and the board and/or responsible committee meets exchange standards for independence.  For Toronto Stock Exchange (TSX) issuers, the Agent’s limits with respect to equity awards to non-employee directors shall apply.

Bonus Payments

With respect to Japanese companies, generally vote FOR retirement bonus proposals if all payments are for directors and auditors who have served as executives of the company.  Generally vote AGAINST such proposals if one or more payments are for non-executive, affiliated directors or statutory auditors when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served.  In all markets, if issues have been raised regarding a scandal or internal controls, generally vote AGAINST bonus proposals for retiring directors or continuing directors or auditors when culpability can be attributed to the nominee (e.g., if a Fund is also voting AGAINST the nominee under criteria herein regarding issues of scandal or internal controls), unless bundled with bonuses for a majority of directors or auditors a Fund is voting FOR.

Stock Option Plans for Independent Internal Statutory Auditors

With respect to Japanese companies, follow the Agent’s guidelines with respect to proposals regarding option grants to independent internal statutory auditors or other outside parties, generally voting AGAINST such plans.

Compensation Plans

Unless otherwise provided for herein, votes with respect to compensation plans, and awards thereunder or capital issuances in support thereof, should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, considering quantitative or qualitative factors as appropriate for the market.

Amendment Procedures for Equity Compensation Plans and ESPPs

For TSX issuers, votes with respect to amendment procedures for security-based compensation arrangements and employee share purchase plans shall generally be cast in a manner designed to preserve shareholder approval rights, with voting decisions generally based on the Agent’s recommendation.

Shares Reserved for Equity Compensation Plans

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent’s methodology, including classification of a company’s stage of development as growth or mature and the corresponding determination as to reasonability of the share requests.

Generally, vote AGAINST equity compensation plans (e.g., option, warrant, restricted stock or employee share purchase plans or participation in company offerings such as IPOs or private placements), the issuance of shares in connection with such plans, or related management proposals (e.g., article amendments) that:

•	exceed Agent’s recommended dilution limits, including cases in which the Agent suggests dilution cannot be fully assessed (e.g., due to inadequate disclosure);
•

provide deep or near-term discounts to executives or directors, unless discounts to executives are deemed by the Agent to be adequately mitigated by other requirements such as long-term vesting (e.g., Japan) or broad-based employee participation otherwise meeting Agent’s standards (e.g., France);

•	are administered with discretion by potential grant recipients, unless such discretion is deemed acceptable by the Agent due to market practice or other mitigating provisions;
•	provide for retirement benefits or equity incentive awards to outside directors if not in line with market practice (e.g., Australia, Belgium, The Netherlands);
•	permit financial assistance in the form of non-recourse (or essentially non-recourse) loans in connection with executive’s participation;
•	for matching share plans, do not meet the Agent’s standards, considering holding period, discounts, dilution, participation, purchase price and performance criteria;
•

provide for vesting upon change in control if deemed by the Agent to evidence a conflict of interest or anti-takeover device or if the change in control definition is too liberal (e.g., does not result in actual change in control);

•

provide no disclosure regarding vesting or performance criteria (provided that proposals providing disclosure in one or both areas, without regard to Agent’s criteria for such disclosure, shall be supported provided they otherwise satisfy these Guidelines);

•	permit post-employment vesting if deemed inappropriate by the Agent;
•

allow plan administrators to make material amendments without shareholder approval unless adequate prior disclosure has been provided, with such voting decisions generally based on the Agent’s approach to evaluating such plans; or

•

provide for retesting in connection with achievement of performance hurdles unless the Agent’s analysis indicates that (1) performance targets are adequately increased in proportion to the additional time available, (2) the retesting is de minimis as a percentage of overall compensation or is acceptable relative to market practice, or (3) the issuer has committed to cease retesting within a reasonable period of time.

Generally, vote FOR such plans/awards or the related issuance of shares that (1) do not suffer from the defects noted above, or (2) otherwise meet the Agent’s tests if the considerations raised by the Agent pertain primarily to performance hurdles, contract or notice periods, discretionary bonuses, recruitment awards, retention incentives, non-compete payments or vesting upon change in control (other than addressed above), if the company has provided adequate disclosure and/or a reasonable rationale regarding the relevant plan/award, practice or participation, the recipient’s overall compensation appears reasonable, and the board and/or responsible committee meets exchange standards for independence.  Unless otherwise provided for herein, market practice of the primary country in which a company does business, or in which an employee is serving, as applicable, shall supersede that of the issuer’s domicile.

Consider proposals in connection with such plans or the related issuance of shares in other instances on a CASE-BY-CASE basis.

Remuneration Reports

Generally, withhold support (AGAINST or ABSTAIN as appropriate for specific market and level of concerns identified by the Agent) from remuneration reports that include compensation plans permitting:

(1)	practices or features not supported under these Guidelines, including financial assistance under the conditions described above;
(2)	retesting deemed by the Agent to be excessive relative to market practice (irrespective of the Agent’s support for the report as a whole);
(3)	long-term incentive plans deemed by the Agent to be inadequately based on equity awards (e.g., cash-based plans);
(4)	equity award valuation triggering a negative recommendation from the Agent; or
(5)

provisions for retirement benefits or equity incentive awards to outside directors if not in line with market practice, except that reports will generally be voted FOR if contractual components are reasonably aligned with market practices on a going-forward basis (e.g., existing obligations related to retirement benefits or terms contrary to evolving standards would not preclude support for the report).

Reports receiving the Agent’s support and not triggering the concerns cited above will generally be voted FOR.  Unless otherwise provided for herein, reports not receiving the Agent’s support due to concerns regarding severance/termination payments, “leaver” status, incentive structures and vesting or performance criteria not otherwise supported by these Guidelines shall be considered on a CASE-BY-CASE basis, generally voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the matter(s) under consideration, the recipient’s overall compensation appears reasonable, and the board and/or responsible committee meets exchange standards for independence.  Reports with typically unsupported features may be voted FOR in cases in which the Agent recommends their initial support as the issuer or market transitions to better practices (e.g., having committed to new regulations or governance codes).

Shareholder Proposals Regarding Executive and Director Pay

The Funds’ U.S. Guidelines with respect to such shareholder proposals shall apply.

General Share Issuances

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent’s practice to determine support for general issuance requests (with or without preemptive rights),

or related requests to repurchase and reissue shares, based on their amount relative to currently issued capital, appropriate volume and duration parameters, and market-specific considerations (e.g., priority right protections in France, reasonable levels of dilution and discount in Hong Kong).  Requests to reissue repurchased shares will not be supported unless a related general issuance request is also supported.

Consider specific issuance requests on a CASE-BY-CASE basis based on the proposed use and the company’s rationale.

Generally, vote AGAINST proposals to issue shares (with or without preemptive rights), convertible bonds or warrants, to grant rights to acquire shares, or to amend the corporate charter relative to such issuances or grants in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, failure to meet the Agent’s standards for general issuance requests, or authority to refresh share issuance amounts without prior shareholder approval.

Generally, vote AGAINST nonspecific proposals authorizing excessive discretion to a board, as assessed by the Agent.

Increases in Authorized Capital

Unless otherwise provided for herein, voting decisions should generally be based on the Agent’s approach, as follows.  Generally:

•

Vote FOR nonspecific proposals, including bundled proposals, to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

•	Vote FOR specific proposals to increase authorized capital, unless:
• the specific purpose of the increase (such as a share-based acquisition or merger) does not meet these Guidelines for the purpose being proposed; or
• the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.
•	Vote AGAINST proposals to adopt unlimited capital authorizations.
•	The Agent’s market-specific exceptions to the above parameters (e.g., The Netherlands, due to hybrid market controls) shall be applied.

Preferred Stock

Unless otherwise provided for herein, voting decisions should generally be based on the Agent’s approach, including:

•

Vote FOR the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

•

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets the Agent’s guidelines on equity issuance requests.

•

Vote AGAINST the creation of (1) a new class of preference shares that would carry superior voting rights to the common shares or (2) blank check preferred stock unless the board states that the authorization will not be used to thwart a takeover bid.

Poison Pills/Protective Preference Shares

Generally, vote AGAINST management proposals in connection with poison pills or anti-takeover activities (e.g., disclosure requirements or issuances, transfers or repurchases) that do not meet the Agent’s standards.  Generally vote in accordance with Agent’s recommendation to withhold support from a nominee in connection with poison pill or anti-takeover considerations when culpability for the actions can be specifically attributed to the nominee.  Generally DO NOT VOTE AGAINST director remuneration in connection with poison pill considerations raised by the Agent.

Waiver on Tender-Bid Requirement

Generally, consider proposals on a CASE-BY-CASE basis seeking a waiver for a major shareholder from the requirement to make a buyout offer to minority shareholders, voting FOR when little concern of a creeping takeover exists and the company has provided a reasonable rationale for the request.

Approval of Financial Statements and Director and Auditor Reports

Generally, vote FOR management proposals seeking approval of financial accounts and reports, unless there is concern about the company’s financial accounts and reporting, which, in the case of related party transactions, would include concerns raised by the Agent regarding consulting agreements with non-executive directors but not severance/termination payments exceeding the Agent’s standards for multiples of annual compensation, provided the recipient’s overall compensation appears reasonable and the board and/or responsible committee meets exchange standards for independence.  Unless otherwise provided for herein, reports not receiving the Agent’s support due to other concerns regarding severance/termination payments not otherwise supported by these Guidelines shall be considered on a CASE-BY-CASE basis, factoring in the merits of the rationale and disclosure provided and generally voted FOR if the overall compensation package and/or program at issue appears reasonable.  Generally, vote AGAINST board-issued reports receiving a negative recommendation from the Agent due to concerns regarding independence of the board or the presence of non-independent directors on the audit committee.  However, generally do not withhold support from such proposals in connection with remuneration practices otherwise supported under these Guidelines or as a means of expressing disapproval of broader practices of the issuer or its board.

Remuneration of Auditors

Generally, vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

Indemnification of Auditors

Generally, vote AGAINST proposals to indemnify auditors.

Ratification of Auditors and Approval of Auditors’ Fees

For Canadian issuers, the Funds’ U.S. Guidelines with respect to auditors and auditor fees shall apply.  For other markets, generally, follow the Agent’s standards for proposals seeking auditor ratification or approval of auditors’ fees, which indicate a vote FOR such proposals for companies in the MSCI EAFE index, provided the level of audit fee disclosure meets the Agent’s standards.  In other cases, generally vote FOR such proposals unless there are material concerns raised by the Agent about the auditor’s practices or independence.

Audit Commission

Consider nominees to the audit commission on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such candidates.

Allocation of Income and Dividends

With respect to Japanese companies, consider management proposals concerning allocation of income and the distribution of dividends, including adjustments to reserves to make capital available for such purposes, on a CASE-BY-CASE basis, generally voting with the Agent’s recommendations to support such proposals unless:

•	the dividend payout ratio has been consistently below 30 percent without adequate explanation; or
•	the payout is excessive given the company’s financial position.

Consider such proposals by issuers in other markets on a CASE-BY-CASE basis if the Agent makes a negative recommendation.  In any markets, in the event management offers multiple dividend proposals on the same agenda, primary consideration shall be given to input from the relevant Investment Professional(s) and voted with the Agent’s recommendation if no input is received.

Stock (Scrip) Dividend Alternatives

Generally, vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Debt Instruments

Generally, vote AGAINST proposals authorizing excessive discretion, as assessed by the Agent, to a board to issue or set terms for debt instruments (e.g., commercial paper).

Debt Issuance Requests

When evaluating a debt issuance request, the issuing company’s present financial situation is examined.  The main factor for analysis is the company’s current debt-to-equity ratio, or gearing level.  A high gearing level may incline markets and financial analysts to downgrade the company’s bond rating, increasing its investment risk factor in the process.  A gearing level up to 100 percent is considered acceptable.

Generally, vote FOR debt issuances for companies when the gearing level is between zero and 100 percent.  Review on a CASE-BY-CASE basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent, or for which inadequate disclosure precludes calculation of the gearing level, comparing any such proposed debt issuance to industry and market standards, and with voting decisions generally based on the Agent’s approach to evaluating such requests.

Financing Plans

Generally, vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

Related Party Transactions

Consider related party transactions on a CASE-BY-CASE basis.  Generally, vote FOR approval of such transactions unless the agreement requests a strategic move outside the company’s charter or contains unfavorable or high-risk terms (e.g., deposits without security interest or guaranty).

Approval of Donations

Generally, vote AGAINST such proposals unless adequate, prior disclosure of amounts is provided; if so, single- or multi-year authorities may be supported.

Capitalization of Reserves

Generally, vote FOR proposals to capitalize the company’s reserves for bonus issues of shares or to increase the par value of shares.

Investment of Company Reserves

These proposals should generally be analyzed on a CASE-BY-CASE basis, with primary consideration given to input from the Investment Professional(s) for a given Fund.

Article Amendments

Review on a CASE-BY-CASE basis all proposals seeking amendments to the articles of association.

Generally, vote FOR an article amendment if:

•	it is editorial in nature;
•	shareholder rights are protected;
•	there is negligible or positive impact on shareholder value;
•	management provides adequate reasons for the amendments or the Agent otherwise supports management’s position;
•	it seeks to discontinue and/or delist a form of the issuer’s securities in cases in which the relevant Fund does not hold the affected security type; or
•	the company is required to do so by law (if applicable).

Generally, vote AGAINST an article amendment if:

•	it removes or lowers quorum requirements for board or shareholder meetings below levels recommended by the Agent;
•	it reduces relevant disclosure to shareholders;
•	it seeks to align the articles with provisions of another proposal not supported by these Guidelines;
•	it is not supported under these Guidelines, is presented within a bundled proposal, and the Agent deems the negative impact, on balance, to outweigh any positive impact; or

•

it imposes a negative impact on existing shareholder rights, including rights of the Funds, to the extent that any positive impact would not be deemed by the Agent to be sufficient to outweigh removal or diminution of such rights.

With respect to article amendments for Japanese companies:

•	Generally vote FOR management proposals to amend a company’s articles to expand its business lines.
•

Generally vote FOR management proposals to amend a company’s articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the businessor raises anti-takeover concerns.

•

If anti-takeover concerns exist, generally vote AGAINST management proposals, including bundled proposals, to amend a company’s articles to authorize the Board to vary the annual meeting record date or to otherwise align them with provisions of a takeover defense.

•

Generally follow the Agent’s guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board’s discretion, voting AGAINST proposals unless there is little to no likelihood of a “creeping takeover” (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders’ interest.

Other Business

In connection with global proxies, vote in accordance with the Agent’s market-specific recommendations on management proposals for Other Business, generally AGAINST.

ING EQUITY TRUST

PART C:  OTHER INFORMATION

ITEM 28.		EXHIBITS

(a)	(1)

Amended and Restated Declaration of Trust for ING Equity Trust dated February 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A filed on September 30, 2003 and incorporated herein by reference.

	(2)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated April 21, 2003 (ING Principal Protection Fund VIII) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

	(3)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, dated June 2, 2003 (Name change for ING Research Enhanced Index Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement filed on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(4)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated November 1, 2003 (ING Principal Protection Fund IX) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement filed on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(5)

Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated January 20, 2004 (ING Principal Protection Fund X) — Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant’s Registration Statement filed on Form N-1A on April 5, 2004 and incorporated herein by reference.

	(6)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective November 11, 2003 (ING LargeCap Value Fund) — Filed as an Exhibit to Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A filed on January 27, 2004 and incorporated herein by reference.

	(7)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective November 11, 2003 (ING Principal Protection Fund VIII and ING Disciplined LargeCap Fund) — Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A filed on April 5, 2004 and incorporated herein by reference.

	(8)

Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective February 25, 2004 (ING Principal Protection Fund XI) — Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A filed on May 7, 2004 and incorporated herein by reference.

	(9)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective June 15, 2004 (ING Financial Services Fund) — Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Registration Statement on Form N-1A filed on June 14, 2004 and incorporated herein by reference.

	(10)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective August 25, 2003 (ING Principal Protection Fund VII — abolition of Class Q shares) — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

1

(11)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective September 2, 2003 (ING Principal Protection Fund V — abolition of Class Q shares) — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

(12)

Abolition of Series of Shares of Beneficial Interest dated October 16, 2003 (abolishment of ING Large Company Value Fund) — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

(13)

Abolition of Series of Shares of Beneficial Interest dated April 17, 2004 (abolishment of ING Growth Opportunities Fund) — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

(14)

Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share dated September 2, 2004 (ING Principal Protection Fund XII) — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

(15)

Plan of Liquidation and Dissolution of Series (ING Tax Efficient Equity Fund) dated September 3, 2004 — Filed as an exhibit to Post Effective Amendment No. 61 to the Registrant’s Registration Statement on Form N-1A filed on November 12, 2004 and incorporated herein by reference.

(16)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective January 31, 2005 (ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund) — Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

(17)

Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated January 17, 2005 (ING Principal Protection Fund XIII) — Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

(18)

Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated February 1, 2005 (ING Principal Protection Fund XIV) — Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

(19)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective April 29, 2005 (Class I shares of ING MidCap Value Choice and ING SmallCap Value Choice Funds) — Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2005 and incorporated herein by reference.

(20)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective December 12, 2005 (ING Fundamental Research Fund and ING Opportunistic LargeCap Fund) — Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A filed on December 23, 2005 and

2

incorporated herein by reference.

(21)

Abolition of Series of Shares of Beneficial Interest (ING Equity and Bond Fund), dated March 30, 2006 — Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A filed on September 22, 2006 and incorporated herein by reference.

(22)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective June 6, 2006 (abolition of Class Q shares of ING Principal Protection Fund II, III and IV) — Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A filed on September 22, 2006 and incorporated herein by reference.

(23)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective October 12, 2006 (redesignation of ING Principal Protection Fund into ING Index Plus LargeCap Equity Fund) — Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant’s Registration Statement on Form N-1A filed on October 10, 2006 and incorporated herein by reference.

(24)

Abolition of Series of Shares of Beneficial Interest, dated October 24, 2006 (ING Convertible Fund) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(25)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective December 15, 2006 (redesignation of ING MidCap Value Choice Fund into ING Value Choice Fund) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(26)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective February 1, 2007 (ING Principal Protection Fund II into ING Index Plus LargeCap Equity Fund II) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(27)

Abolition of Series of Shares of Beneficial Interest, dated March 12, 2007 (ING Disciplined LargeCap Fund) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(28)

Abolition of Series of Shares of Beneficial Interest, dated May 30, 2007 (ING MidCap Value Fund and ING SmallCap Value Fund) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(29)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective June 6, 2007 (ING Principal Protection Fund III into ING Index Plus LargeCap Equity Fund III) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(30)

Abolition of Series of Shares of Beneficial Interest, dated October 19, 2004 (ING Tax Efficient Equity Fund) — Filed as an exhibit to Post-Effective Amendment No. 82 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2007 and incorporated herein by reference.

3

(31)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective October 9, 2007 (ING Principal Protection Fund IV into ING Index Plus LargeCap Equity Fund IV) — Filed as an exhibit to Post-Effective Amendment No. 83 on October 4, 2007 and incorporated herein by reference.

(32)

Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective November 19, 2007 (ING Equity Dividend Fund) — Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A filed on December 3, 2007 and incorporated herein by reference.

(33)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share (Class W Shares), effective November 19, 2007 — Filed as an Exhibit to Post-Effective Amendment No. 87 to the Registrant’s Registration Statement on Form N-1A filed on December 14, 2007 and incorporated herein by reference.

(34)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective January 23, 2008 (ING Principal Protection Fund V into ING Index Plus LargeCap Equity Fund V) — Filed as an Exhibit to Post-Effective Amendment No. 88 to the Registrant’s Registration Statement on Form N-1A filed on January 22, 2008 and incorporated herein by reference.

(35)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective April 23, 2008 (ING Principal Protection Fund VI into ING Index Plus LargeCap Equity Fund VI) — Filed as an Exhibit to Post-Effective Amendment No. 90 to the Registrant’s Registration Statement to Form N-1A filed on April 23, 2008 and incorporated herein by reference.

(36)

Amendment Establishment and Designation of Series and Classes of Beneficial Interest , Par Value $0.01 Per Share (Class O Shares for ING MidCap Opportunities Fund and ING Value Choice), effective May 30, 2008 — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(37)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective June 27, 2008 (ING Principal Protection Fund VII into ING Index Plus LargeCap Equity Fund VII) — Filed as an Exhibit to Post-Effective Amendment No. 93 to the Registrant’s Registration Statement to Form N-1A filed on June 23, 2008 and incorporated herein by reference.

(38)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective December 23, 2008 (ING Principal Protection Fund VIII into ING Index Plus LargeCap Equity Fund VIII) — Filed as an Exhibit to Post-Effective Amendment No. 97 to the Registrant’s Registration Statement to Form N-1A filed on December 18, 2008 and incorporated herein by reference.

(39)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective April 22, 2009 (ING Principal Protection Fund IX into ING Index Plus LargeCap Equity Fund IX) — Filed as an Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Registration Statement to Form N-1A filed on April 15, 2009 and incorporated herein by reference.

(40)

Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share (Class W for ING Equity Dividend Fund and ING MidCap Opportunities Fund), effective June 1, 2009 - Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A filed on May 29, 2009 and incorporated herein by reference.

(41)	Plan of Liquidation and Dissolution of Series for ING Index Plus LargeCap Equity Fund VIII, effective July 13, 2009 — Filed as an Exhibit to Post-Effective Amendment No. 103 to the

4

		Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

	(42)

Plan of Liquidation and Dissolution of Series for ING Index Plus LargeCap Equity Fund IX, effective July 13, 2009 — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

	(43)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective August 17, 2009 (ING Principal Protection Fund X into ING Index Plus LargeCap Equity Fund X) — To be filed by subsequent Post-Effective Amendment.

	(44)

Certificate of Amendment of Declaration of Trust and Redesignation of Series, effective September 30, 2009 (Class W shares for ING Growth Opportunities Fund ) — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(b)	(1)	By-Laws dated June 12, 1998 — Filed as an Exhibit to the Registrant’s initial Form N-1A Registration Statement on June 15, 1998 and incorporated herein by reference.

	(2)

Amendment to the By-Laws of the Pilgrim Equity Trust, dated July 26, 2000 — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(c)	Not applicable.

(d)	(1)

Second Amended and Restated Investment Management Agreement dated September 23, 2002 as amended and restated on February 1, 2005, between ING Investments, LLC and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

		(i)

Amendment effective as of December 15, 2006 to the Second Amended and Restated Investment Management Agreement between ING Investments, LLC and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

		(ii)

Amended Schedule A dated October 2008 to the Second Amended and Restated Investment Management Agreement, between ING Investments, LLC and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

		(iii)

Reduction Letter dated June 1, 2009 between Kayne Anderson Rudnick Investment Management, LLC, ING Equity Trust and ING Investments, LLC — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

	(2)

Investment Management Agreement dated May 9, 2001 between Pilgrim Equity Trust and ING Pilgrim Investments with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

		(i) First Amendment effective as of September 2, 2004 to the Investment Management

5

Agreement between ING Equity Trust and ING Investments, LLC with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A filed on December 23, 2005 and incorporated herein by reference.

(ii)

Second Amendment effective as of December 15, 2006 to the Investment Management Agreement between ING Equity Trust and ING Investments, LLC with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(iii)

Amended and Restated Schedule A dated October 2008 to the Investment Management Agreement between ING Equity Trust and ING Investments, LLC with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — ING Principal Protection Fund XII) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009and incorporated herein by reference.

(3)

Investment Management Agreement dated September 23, 2002 between ING Investments, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

First Amendment effective as of September 2, 2004 to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement on Form N-1A filed on July 28, 2005 and incorporated herein by reference.

(ii)

Second Amendment effective December 15, 2006 to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement filed on Form N-1A on July 26, 2007 and incorporated herein by reference.

(iii)

Schedule A dated October 2007 with respect to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(4)

Sub-Adviser Agreement, dated May 9, 2001, between ING Pilgrim Investments, LLC and ING Investment Management Co. (formerly, Aeltus Investment Management, Inc.) with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

First Amendment effective as of July 1, 2003 to the Sub-Adviser Agreement, between ING Investments, LLC and ING Investment Management Co. with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

	(ii)	Second Amendment effective as of September 1, 2003 to the Sub-Adviser Agreement between ING Investments, LLC and ING Investment Management Co. with respect to

6

ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(iii)

Third Amendment effective as of December 15, 2006 to the Sub-Adviser Agreement between ING Investments, LLC and ING Investment Management Co. with respect to  ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(iv)

Fourth Amendment effective as of September 15, 2007 to the Sub-Adviser Agreement, between ING Investments, LLC and ING Investment Management Co. with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(v)

Amended and Restated Schedule A dated October 2008 to the Sub-Adviser Agreement between ING Investments, LLC and ING Investment Management Co. with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(5)

Sub-Advisory Agreement, dated September 23, 2002, between ING Investments, LLC and ING Investment Management Co, (formerly, Aeltus Investment Management, Inc.) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

First Amendment effective as of July 1, 2003 to the Sub-Advisory Agreement between ING Investment, LLC and ING Investment Management Co. — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(ii)

Second Amendment effective as of September 1, 2003 to the Sub-Advisory Agreement between ING Investment, LLC and ING Investment Management Co. — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(iii)

Third Amendment effective as of December 15, 2006 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement filed on Form N-1A on July 26, 2007 and incorporated herein by reference.

(iv)

Fourth Amendment effective as of September 15, 2007 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(v)

Amended Schedule A effective November 2009 with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(6)	Sub-Advisory Agreement dated September 23, 2002 between ING Investments, LLC and

7

Clarion CRA Securities, L.P. (ING Real Estate Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

First Amendment effective July 1, 2003 to the Sub-Advisory Agreement between ING Investments, LLC and Clarion CRA Securities, LP — Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A filed on September 22, 2006 and incorporated herein by reference.

(ii)

Second Amendment effective September 1, 2003 to the Sub-Advisory Agreement between ING Investments, LLC and Clarion CRA Securities, LP — Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A filed on September 22, 2006 and incorporated herein by reference.

(iii)

Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Clarion Real Estate Securities L.P. — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

(iv)

Third Amendment effective as of December 15, 2006 to the Sub-Advisory Agreement between ING Investments, LLC and ING Clarion Real Estate Securities L.P. (formerly, Clarion CRA Securities, L.P.) — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(7)

Sub-Advisory Agreement dated November 16, 2007 between ING Investments, LLC and Tradewinds Global Investors, LLC — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(i)

Schedule A effective November 2009 with respect to the Sub-Advisory Agreement between ING Investments, LLC and Tradewinds Global Investors, LLC — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(8)

Sub-Advisory Agreement dated November 16, 2007 between ING Investments, LLC and NWQ Investment Management Company LLC with respect to ING Value Choice Fund— Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(i)

Schedule A effective October 2008 with respect to the Sub-Advisory Agreement between ING Investments, LLC and NWQ Investment Management Company, LLC with respect to ING Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(9)

Sub-Advisory Agreement dated March 29, 2007 between ING Investments, LLC and Kayne Anderson Investment Management, LLC with respect to ING SmallCap Value Multi-Manager Fund — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

(i)

Amended Schedule A effective June 1, 2009 with respect to the Sub-Advisory Agreement between ING Investments, LLC and Kayne Anderson Rudnick Investment Management, LLC with respect to ING SmallCap Value Multi-Manager Fund — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration

8

Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(10)

Amended and Restated Expense Limitation Agreement, effective September 23, 2002 and amended and restated on February 1, 2005, between ING Investments, LLC, ING Equity Trust and Clarion CRA Securities, L.P. with respect to ING Real Estate Fund — Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement on Form N-1A filed on July 28, 2005 and incorporated herein by reference.

(i)

Amended Schedule A effective December 17, 2007 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC, ING Equity Trust and Clarion CRA Securities, L.P. — Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A filed on December 3, 2007 and incorporated herein by reference.

(ii)

First Amendment effective January 30, 2009 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC, ING Equity Trust, and Clarion CRA Securities, L.P. — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(iii)

Form of Amended Schedule A effective November, 2009 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC, ING Equity Trust and Clarion CRA Securities, L.P. — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(11)

Amended and Restated Expense Limitation Agreement effective September 23, 2002 and amended and restated February 1, 2005, between ING Equity Trust, and ING Investments, LLC with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A filed on December 23, 2005 and incorporated herein by reference.

(i)

Amended Schedule A effective October 2008 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Equity Trust with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(ii)

First Amendment effective January 30, 2009 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Equity Trust with respect to ING Index Plus LargeCap Equity Funds and ING Principal Protection Funds — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(iii)

Voluntary Fee Waiver dated May 1, 2004, with respect to ING Principal Protection Fund VII — Filed as an Exhibit to Post-Effective Amendment No. 68 to the Registrant’s Registration Statement on Form N-1A filed on September 29, 2005 and incorporated herein by reference.

(iv)

Termination letter dated September 21, 2006 with respect to ING Principal Protection Fund — Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant’s Registration Statement on Form N-1A filed on October 10, 2006 and incorporated herein by reference.

(12)	Amended and Restated Expense Limitation Agreement between ING Equity Trust, and ING

9

Investments, LLC dated September 23, 2002, as restated August 1, 2003 and amended and restated February 1, 2005 — Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement on Form N-1A filed on July 28, 2005 and incorporated herein by reference.

(i)

Amended Schedule A effective June 1, 2009 to the Amended and Restated Expense Limitation Agreement between ING Equity Trust, and ING Investments, LLC dated September 23, 2002, as restated August 1, 2003 and amended and restated February 1, 2005 — Filed as an Exhibit to Post-Effective Amendment No. 109 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference herein.

(ii)

Fee Waiver Letter dated December 17, 2007 for ING SmallCap Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 87 to the Registrant’s Registration Statement on Form N-1A filed on December 14, 2007 and incorporated herein by reference.

(iii)

Fee Waiver Letter dated January 1, 2008 for ING MidCap Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(iv)

Fee Waiver Letter dated May 30, 2008 for ING MidCap Opportunities Fund (Class O Shares) — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

(v)

Fee Waiver Letter dated June 1, 2009 for ING MidCap Opportunities Fund (Class W Shares) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(vi)

First Amendment effective January 30, 2009 to the Amended and Restated Expense Limitation Agreement between ING Equity Trust, and ING Investments, LLC dated September 23, 2002, as restated August 1, 2003 and amended and restated February 1, 2005 — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(vii)

Form of Amended Schedule A effective November 2009 to the Amended and Restated Expense Limitation Agreement between ING Equity Trust, and ING Investments, LLC dated September 23, 2002, as restated August 1, 2003 and amended and restated February 1, 2005 — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(viii)

Form of Fee Waiver Letter dated October 1, 2009 for ING MidCap Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(ix)

Form of Fee Waiver Letter dated October 1, 2009 for ING SmallCap Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(13)	Expense Limitation Agreement effective September 11, 2008 between ING Investments, LLC,

10

ING Funds Distributor, LLC and ING Equity Trust with respect to ING Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(i)

First Amendment effective January 30, 2009 to Expense Limitation Agreement between ING Investments, LLC ING Funds Distributor, LLC and ING Equity Trust with respect to ING Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(14)

Expense Limitation Agreement between ING Investments, LLC, ING Funds Distributor, LLC and ING Equity Trust effective January 26, 2009 with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(i)

First Amendment effective January 30, 2009 to the Expense Limitation Agreement between ING Investments, LLC, ING Funds Distributor, LLC and ING Equity Trust effective January 26, 2009 with respect to ING Growth Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(ii)

Form of Amended Schedule A effective September 30, 2009 to the Expense Limitation Agreement between ING Investments, LLC, ING Funds Distributor, LLC and ING Equity Trust effective January 26, 2009 with respect to ING Growth Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 110 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(iii)

Form of Amended Schedule A effective November 2009 to the Expense Limitation Agreement between ING Investments, LLC, ING Funds Distributor, LLC and ING Equity Trust effective January 26, 2009 with respect to ING Growth Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(e)	(1)

Amended and Restated Underwriting Agreement effective September 23, 2002 as amended on May 30, 2008 between ING Funds Distributor, LLC and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

(i)

Amended Schedule A effective October 2008 with respect to the Amended and Restated Underwriting Agreement between ING Equity Trust and ING Funds Distributor, LLC effective September 23, 2002 as amended on May 30, 2008 — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(2)

Underwriting Agreement dated September 23, 2002 between ING Funds Distributor, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

11

		(i)

Substitution Agreement with respect to the Underwriting Agreement between ING Funds Distributor, LLC and ING Equity Trust dated October 8, 2002 — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

		(ii)

Schedule A effective October 2008 with respect to the Underwriting Agreement between ING Funds Distributor, LLC and ING Equity Trust dated September 23, 2002 with respect to ING Growth Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(f)	Not applicable.

(g)	(1)

Custodian Service and Monitoring Agreement, dated April 30, 2003 between ING Equity Trust, MBIA Insurance Corporation and Bank of New York (ING Principal Protection Funds) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

		(i)

Amended Schedule A with respect to the Custodian Service and Monitoring Agreement between ING Equity Trust, MBIA and Bank of New York Company (ING Principal Protection Fund through ING Principal Protection Funds XIV), executed October 27, 2004 — Filed as an Exhibit to Post Effective Amendment No. 62 to the Registrant’s Registration Statement on Form N-1A filed on December 1, 2004 and incorporated herein by reference.

		(ii)

Amendment to the Custodian Service and Monitoring Agreement, executed as of September 30, 2003, between ING Equity Trust, MBIA and Bank of New York Company — Filed as an Exhibit to Post Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

		(iii)

Amended Schedule B to the Custodian Service and Monitoring Agreement between ING Equity Trust, MBIA and Bank of New York Company — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

	(2)

Custody Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York — Filed as an Exhibit to Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A filed on January 27, 2004 and incorporated herein by reference.

		(i)

Amended Exhibit A dated August 20, 2009 with respect to the Custody Agreement between ING Equity Trust and the Bank of New York Mellon (formerly Bank of New York) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

	(3)

Foreign Custody Manager Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

		(i)

Amended Exhibit A dated August 20, 2009 with respect to the Foreign Custody Manager Agreement between ING Equity Trust and The Bank of New York Mellon (formerly Bank of New York) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

12

(ii)

Amended Schedule 2 effective June 4, 2008 to the Foreign Custody Manager Agreement with The Bank of New York — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

(4)

Securities Lending Agreement and Guaranty dated August 7, 2003 between each Investment Company listed in Exhibit A and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A filed on September 30, 2003 and incorporated herein by reference.

(i)

Amended Exhibit A dated August 20, 2009 with respect to the Securities Lending Agreement and Guaranty — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(5)

The Bank of New York Cash Reserve Agreement dated March 31, 2003 — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

Amended Exhibit A dated August 20, 2009 with respect to The Bank of New York Cash Reserve Agreement — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(h)	(1)

Agency Agreement dated November 30, 2000 between ING Pilgrim Investments, LLC and DST Systems, Inc. — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

Amended and Restated Exhibit A dated September 15, 2008 with respect to the Agency Agreement between The Funds and DST Systems, Inc. — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

(2)

Transfer Agency Services Agreement dated February 25, 2009 by and between PNC Global Investment Servicing (U.S.) Inc. and ING Equity Trust. — Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A filed on May 29, 2009 and incorporated herein by reference.

(i)

Amended Exhibit A dated August 19, 2009 with respect to the Transfer Agency Services Agreement dated February 25, 2009 by and between PNC Global Investment Servicing (U.S.) Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(3)

Fund Accounting Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

Amended Exhibit A dated August 20, 2009 with respect to the Fund Accounting Agreement between ING Equity Trust and The Bank of New York Mellon (formerly Bank of New York) — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

13

(4)

Financial Guaranty Agreement dated July 3, 2001 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

First Amendment to Financial Guaranty Agreement dated January 14, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(ii)

Second Amendment to Financial Guaranty Agreement dated March 28, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(iii)

Third Amendment to Financial Guaranty Agreement dated August 20, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(iv)

Fourth Amendment to Financial Guaranty Agreement dated October 30, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(v)

Fifth Amendment to Financial Guaranty Agreement dated November 12, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(vi)

Sixth Amendment to Financial Guaranty Agreement dated February 10, 2003 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(vii)

Seventh Amendment to Financial Guaranty Agreement dated March 24, 2003 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(viii)

Eighth Amendment to Financial Guaranty Agreement dated September 26, 2003 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

	(ix)	Ninth Amendment to Financial Guaranty Agreement dated January 31, 2004 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management,

14

Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A filed on May 7, 2004 and incorporated herein by reference.

(x)

Tenth Amendment to Financial Guaranty Agreement dated June 10, 2004 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust — Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement filed on Form N-1A filed on September 27, 2004 and incorporated herein by reference.

(xi)

ING Principal Protection Fund X Waiver of Financial Guaranty Agreement Terms dated January 11, 2005 between MBIA Insurance Corporation, ING Investment Management Co., and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 68 to the Registrant’s Registration Statement on Form N-1A filed on September 29, 2005 and incorporated herein by reference.

(xii)

Eleventh Amendment to Financial Guaranty Agreement, dated January 31, 2005, between MBIA Insurance Corporation, ING Investments, LLC, ING Equity Trust and ING Investment Management, Co — Filed as an Exhibit to Post-Effective Amendment No. 68 to the Registrant’s Registration Statement on Form N-1A filed on September 29, 2005 and incorporated herein by reference.

(xiii)

Twelfth Amendment for Financial Guaranty Agreement dated as of July 25, 2007 — Filed as an exhibit to Post-Effective Amendment No. 82 to the Registrant’s Registration Statement on Form N-1A filed on September 27, 2007 and incorporated herein by reference.

(5)

Amended and Restated Administration Agreement dated September 23, 2002, as amended and restated on November 30, 2008 between ING Equity Trust and ING Funds Services, LLC — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference..

(6)

Amended and Restated Administrative Services Agreement effective August 1, 1998 and amended and restated on February 25, 2004 and November 30 2008 between ING Equity Trust and ING Funds Services, LLC — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

(7)

Shareholder Service Agreement made on September 23, 2002 between ING Equity Trust and ING Funds Services, LLC — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A filed on January 9, 2004 and incorporated herein by reference.

(i)

Amended Fee Schedule, adjusted August 1, 2006, with respect to the Shareholder Service Agreement between ING Equity Trust and ING Funds Services, LLC — Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A filed on September 22, 2006 and incorporated herein by reference.

(8)

Shareholder Services Agreement made on September 1, 2004 between ING Fund Distributor LLC and ING Direct Securities, Inc. (Class O Shares) — Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A filed on December 23, 2005 and incorporated herein by reference.

(9)	Shareholder Services Agreement made on June 4, 2008 between ING Funds Distributor LLC and ShareBuilder Securities Corporation (Class O Shares) — Filed as an Exhibit to Post-

15

		Effective Amendment No. 94 to the Registrant’s Registration Statement on Form N-1A filed on July 25, 2008 and incorporated herein by reference.

(i)	(1)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Financial Services Class C shares — Filed as an Exhibit to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement on Form N-1A filed on May 28, 2004 and incorporated herein by reference.

	(2)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Financial Services and ING Real Estate Funds’ Class O shares — Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Registration Statement on Form N-1A filed on June 14, 2004 and incorporated herein by reference.

	(3)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Principal Protection Fund XI — Filed as an Exhibit to Post-Effective Amendment No. 55 to the Registrant’s Registration Statement on Form N-1A filed on July 20, 2004 and incorporated herein by reference.

	(4)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Principal Protection Fund XII — Filed as an Exhibit to Post-Effective Amendment No. 59 to the Registrant’s Registration Statement on Form N-1A filed on October 28, 2004 and incorporated herein by reference.

	(5)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

	(6)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to Class I shares of ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant’s Registration Statement on Form N-1A on April 28, 2005 and incorporated herein by reference.

	(7)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Fundamental Research Fund and ING Opportunistic LargeCap Fund — Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A filed on December 23, 2005 and incorporated herein by reference.

	(8)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Equity Dividend Fund — Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A filed on December 3, 2007 and incorporated herein by reference.

	(9)

Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to Class W shares of ING Real Estate Fund, ING Opportunistic LargeCap Fund, ING SmallCap Opportunities Fund, ING LargeCap Value Fund, ING SmallCap Value Choice Fund and ING Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 87 to the Registrant’s Registration Statement on Form N-1A filed on December 14, 2007 and incorporated herein by reference.

	(10)

Opinion of Dechert LLP regarding the legality of the securities being registered with regard to Class O shares of ING MidCap Opportunities Fund and ING Value Choice Fund — Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement to Form N-1A filed on June 4, 2008 and incorporated herein by reference.

	(11)	Opinion of Dechert, LLP regarding the legality of the securities being registered with regard to

16

Class W shares of ING Equity Dividend Fund and ING MidCap Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A filed on May 29, 2009 and incorporated herein by reference.

	(12)

Opinion of Dechert, LLP regarding the legality of the securities being registered with regard to Class W shares of ING Growth Opportunities Fund — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(j)	(1)	Consent of Dechert LLP — Filed herein.

	(2)	Consent of KPMG LLP an independent registered public accounting firm — Filed herein.

(k)	(1)

Financial Statements of MBIA Insurance Corporation — MBIA Insurance Corporation’s audited financial statements — Filed as an exhibit on Form 10K by MBIA, Inc. (its parent company) with the SEC on March 2, 2009 and incorporated herein by reference.

(l)	Not applicable.

(m)	(1)

Fifth Amended and Restated Distribution and Service Plan (Classes A, B, C, Q and T Shares) dated August 1, 1998, amended and restated November 16, 1999, May 9, 2001, November 2, 2001, August 20, 2002 and April 1, 2009 — Filed as an Exhibit to Post-Effective Amendment No. 103 to the Registrant’s Registration Statement on Form N-1A filed on August 14, 2009 and incorporated herein by reference.

	(2)

Service and Distribution Plan dated August 20, 2002 with regard to Class A shares of ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(3)

Service and Distribution Plan dated August 20, 2002 with regard to Class B shares of ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(4)

Service and Distribution Plan dated August 20, 2002 with regard to Class C shares of ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(5)

Shareholder Service Plan dated August 20, 2002 with regard to Class Q shares of ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) — Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

	(6)

Shareholder Service Plan dated June 3, 2004 with regard to Class O shares — Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant’s Registration Statement on Form N-1A on June 14, 2004 and incorporated herein by reference.

		(i)

Schedule A, dated May 2008, to the Shareholder Service Plan with regard to Class O shares — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

(n)	(1)	Second Amended and Restated Multiple Class Plan for ING Equity Trust Pursuant to Rule

17

18f-3 dated September 12, 2007 — Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant’s Registration Statement to Form N-1A filed on September 29, 2008 and incorporated herein by reference.

	(2)

Form of Third Amended and Restated Multiple Class Plan for ING Equity Trust Pursuant to Rule 18f-3 dated September 10, 2009 — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

	(3)

Form of Fourth Amended and Restated Multiple Class Plan for ING Equity Trust Pursuant to Rule 18f-3 dated November 2009 — Filed as an Exhibit to Post-Effective Amendment No. 104 to the Registrant’s Registration Statement on Form N-1A filed on September 25, 2009 and incorporated herein by reference.

(o)	(1)	Not applicable.

(p)	(1)

ING Investment Management Co. (U.S.) dated August 2006 Code of Ethics — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

	(2)

Clarion CRA Securities, L.P. Code of Ethics dated October 23, 2006 — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

	(3)

ING Funds and Advisers (“ING Investments, LLC”) Code of Ethics, effective June 1, 2004, as amended on October 1, 2004, February 1, 2005 and January 3, 2006 — Filed as an Exhibit to Post-Effective Amendment No. 72 to the Registrant’s Registration Statement on Form N-1A filed on July 21, 2006 and incorporated herein by reference.

	(4)

NWQ Investment Management Company, LLC Code of Ethics — Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant’s Registration Statement on Form N-1A filed on February 25, 2005 and incorporated herein by reference.

	(5)

Kayne Anderson Rudnick Management, LLC Code of Ethics dated revised January 1, 2006 — Filed as an Exhibit to Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A filed on July 26, 2007 and incorporated herein by reference.

ITEM 29.		PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

As of September 1, 2009, no affiliated insurance companies or other affiliates owned more than 25% of the Registrant’s outstanding voting Securities of ING Principal Protection Fund XI or ING Principal Protection Fund XII.

ITEM 30.	INDEMNIFICATION

Section 4.3 of Registrant’s Declaration of Trust provides the following:

(a)	Subject to the exceptions and limitations contained in paragraph (b) below:

18

(i) every person who is, or has been, a Trustee or Officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or Officer and against amounts paid or incurred by him in the settlement thereof; and

(ii) the word “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions or suits or proceedings (civil, criminal, administrative or other including appeals), actual or threatened; and the words “liability” and “expenses” shall include without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)                No indemnification shall be provided hereunder to a Trustee or Officer:

(i) against any liability to the Trust, a Series thereof, or the Shareholders by reason of a final adjudication by a court or other body before which a proceeding was brought or that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in reasonable belief that his action was in the best interest of his Trust; or

(iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

(A) by the court or other body approving the settlement or other disposition; or

(B) based upon the review of readily available facts (as opposed to full trial-type inquiry) by (x) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel.

(c)                The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

(d)                Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

(i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

(ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

19

As used in this Section 4.3, a “Disinterested Trustee” is one who is not (i) an Interested Person of the Trust (including anyone who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

Section 8 of Registrant’s Administration Agreement provides for the indemnification of Registrant’s Administrator against all liabilities incurred by it in performing its obligations under the agreement, except with respect to matters involving its disabling conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“1933 Act”) may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other  than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in connection with the successful defense of any action suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act and be governed by final adjudication of such issue.

ITEM 31.           BUSINESS AND OTHER CONNECTIONS OF ADVISER

Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference thereto.

Information as to the directors and officers of the sub-advisers, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the sub-advisers in the last two years, are included in their application for registration as investment advisers on Forms ADV for ING Clarion Real Estate Securities L.P. (File No. 801-49083), ING Investment Management Co. (File No. 801-9046); and NWQ Investment Management Company, LLC (File No. 801-61379), Kayne Anderson Rudnick Investment Management, LLC (File No. 801-24241) and Tradewinds Global Investors, LLC (File No. 801-65208).

ITEM 32.           PRINCIPAL UNDERWRITER

(a)           ING Funds Distributor, LLC is the principal underwriter for ING Equity Trust, ING Mutual Funds; ING Funds Trust; ING Investment Funds, Inc.; ING Prime Rate Trust; ING Mayflower Trust; ING Senior Income Fund; ING Separate Portfolios Trust; ING Series Fund, Inc.; ING Variable Products Trust; ING Variable Insurance Trust; ING Balanced Portfolio, Inc.; ING Variable Portfolios, Inc.; ING Variable Funds; ING Intermediate Bond Portfolio; ING Money Market Portfolio; ING Partners, Inc. and ING Strategic Allocation Portfolios, Inc.

(b)           Information as to the directors and officers of the Distributor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference thereto.

(c)           Not applicable

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ITEM 33.           LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended (“1940 Act”) and the rules promulgated thereunder are maintained at the offices of (a) the Registrant, (b) ING Investments, LLC, (c) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), (d) the Transfer Agent, (e)-(i) the Sub-Advisers, (j) the Administrator and (k)-(l) the Custodians. The address of each is as follows:

(a)	ING Equity Trust
7337 East Doubletree Ranch Rd.
Scottsdale, Arizona 85258

(b)	ING Investments, LLC
7337 East Doubletree Ranch Rd.
Scottsdale, Arizona 85258

(c)	ING Funds Distributor, LLC
7337 East Doubletree Ranch Rd.
Scottsdale, Arizona 85258

(d)	PNC Global Investment Servicing (U.S.) Inc
301 Bellevue Parkway
Wilmington, Delaware 19809

(e)	ING Clarion Real Estate Securities L.P.
259 N. Radnor-Chester Road, Suite 205
Radnor, PA 19087

(f)	ING Investment Management Co.
230 Park Avenue
New York, NY 10169

(g)	NWQ Investment Management Company, LLC
2049 Century Park East, 16th Floor
Los Angeles, California 90067

(h)	Tradewinds Global Investors, LLC
2049 Century Park East, 18th Floor
Los Angeles, California 90067

(i)	ING Funds Services, LLC
7337 East Doubletree Ranch Rd.
Scottsdale, Arizona 85258

(j)	The Bank of New York Mellon
One Wall Street
New York, NY 10286

(k)	Kayne Anderson Rudnick Investment Management, LLC
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

ITEM 34.           MANAGEMENT SERVICES

Not applicable.

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ITEM 35.           UNDERTAKINGS

(a)  Registrant hereby undertakes to call a meeting of shareholders for the purpose of voting upon the question of removal of a Trustee or Trustees when requested in writing to do so by the holders of at least 10% of the Trust’s outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the 1940 Act relating to shareholder communications.

(b)  Registrant hereby undertakes to furnish each person to whom a prospectus is delivered with a copy of Registrant’s latest annual and semi-annual reports to shareholders, upon request and without charge.

(c)  During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the financial guaranty issued by MBIA Insurance Corporation (“MBIA”) under the Financial Guaranty Agreement.

These significant events include: (i) the termination of the Financial Guaranty Agreement; (ii) a default under the Financial Guaranty Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of MBIA; or (iv) a reduction in the credit rating of MBIA’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baal or lower, respectively.

(d)  If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”), MBIA, Inc. (MBIA’s parent company) ceases to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes MBIA’s financial statements (the “MBIA Financial Statements”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include MBIA’s audited financial statements, covering the periods that would otherwise have been required of MBIA by Form 10-K under the Exchange Act, to the extent these are available. Further, the Registrant undertakes under such circumstances to include as an exhibit to its’ registration statement, the consent of the independent auditors of the MBIA regarding such reports.

(e)  During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports to shareholders, information as to where they may request the most recent annual and/or quarterly report of the MBIA that includes the MBIA Financial Statements filed under the Exchange Act free of charge.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale and State of Arizona on the 29th day of September, 2009.

ING EQUITY TRUST

By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

		Interested Trustee and President and Chief Executive Officer	September 29, 2009
Shaun P. Mathews*

		Senior Vice President Chief/Principal Financial Officer and Assistant Secretary	September 29, 2009

Todd Modic*

		Trustee	September 29, 2009
John V. Boyer*

		Trustee	September 29, 2009
Patricia W. Chadwick*

		Trustee	September 29, 2009
J. Michael Earley*

		Trustee	September 29, 2009
Colleen D. Baldwin*

		Trustee	September 29, 2009
Patrick W. Kenny *

		Interested Trustee	September 29, 2009
Robert W. Crispin*

		Trustee	September 29, 2009
Sheryl K. Pressler*

		Trustee	September 29, 2009
Peter S. Drotch*

		Trustee	September 29, 2009
Roger B. Vincent*

* By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Attorney-in-Fact**

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**        Powers of Attorney for Todd Modic and each Trustee - Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement filed on Form N-1A on December 3, 2007 and incorporated herein by reference.

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EXHIBIT INDEX

Exhibit No.	Description
(j)(1)	Consent of Dechert LLP.
(j)(2)	Consent of KPMG LLP an independent registered public accounting firm.

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